                                                                  EXECUTION COPY

                                   EXHIBIT 10 O

                                CREDIT AGREEMENT

                                      among

                             OXFORD INDUSTRIES, INC.
           and certain of its Subsidiaries party hereto as Borrowers,

          The Subsidiaries of the Borrowers party hereto as Guarantors,

               The financial institutions party hereto as Lenders,

            The financial institutions party hereto as Issuing Banks,

      MERRILL LYNCH CAPITAL (a division of Merrill Lynch Business Financial
                      Services Inc.), as Syndication Agent,

                                       and

                     SUNTRUST BANK, as Administrative Agent

    SUNTRUST ROBINSON HUMPHREY (a division of SunTrust Capital Markets, Inc.) AND MERRILL LYNCH CAPITAL (a division of Merrill Lynch Business Financial
                    Services Inc.), as Joint Lead Arrangers,

        THE CIT GROUP/COMMERCIAL SERVICES, INC., as Co-Syndication Agent,

          JPMORGAN CHASE BANK and GENERAL ELECTRIC CAPITAL CORPORATION,
                           as Co-Documentation Agents

                                  June 13, 2003

                                                                  EXECUTION COPY

                                      INDEX

                                                                                                      PAGE
                                                                                                      ----
ARTICLE 1.       DEFINITIONS, ACCOUNTING PRINCIPLES AND OTHER INTERPRETIVE MATTERS............          1

    Section 1.1        Definitions............................................................          1

    Section 1.2        Accounting Principles..................................................         32

    Section 1.3        Other Interpretive Matters.............................................         32

ARTICLE 2.       THE LOANS AND THE LETTERS OF CREDIT..........................................         32

    Section 2.1        Extension of Credit....................................................         32

    Section 2.2        Manner of Borrowing and Disbursement of Loans..........................         35

    Section 2.3        Interest...............................................................         39

    Section 2.4        Fees...................................................................         41

    Section 2.5        Prepayment/Reduction of Commitment.....................................         43

    Section 2.6        Repayment..............................................................         44

    Section 2.7        Revolving Loan Notes; Loan Accounts....................................         45

    Section 2.8        Manner of Payment......................................................         46

    Section 2.9        Reimbursement..........................................................         49

    Section 2.10       Pro Rata Treatment.....................................................         50

    Section 2.11       Application of Payments................................................         50

    Section 2.12       Use of Proceeds........................................................         51

    Section 2.13       All Obligations to Constitute One Obligation...........................         51

    Section 2.14       Maximum Rate of Interest...............................................         52

    Section 2.15       Letters of Credit......................................................         52

    Section 2.16       Bank Products..........................................................         58

ARTICLE 3.       GUARANTY.....................................................................         59

    Section 3.1        Guaranty...............................................................         59

ARTICLE 4.       CONDITIONS PRECEDENT.........................................................         64

    Section 4.1        Conditions Precedent to Initial Advance................................         64

    Section 4.2        Conditions Precedent to Each Advance...................................         70

    Section 4.3        Conditions Precedent to Each Letter of Credit..........................         71

    Section 4.4        Conditions Subsequent..................................................         72

ARTICLE 5.       REPRESENTATIONS AND WARRANTIES...............................................         73

    Section 5.1        General Representations and Warranties.................................         73

    Section 5.2        Representations and Warranties Relating to Accounts....................         82

    Section 5.3        Representations and Warranties Relating to Inventory...................         82

    Section 5.4        Survival of Representations and Warranties, etc........................         82

ARTICLE 6.       GENERAL COVENANTS............................................................         83

    Section 6.1        Preservation of Existence and Similar Matters..........................         83

    Section 6.2        Compliance with Applicable Law.........................................         83

    Section 6.3        Maintenance of Properties..............................................         83

    Section 6.4        Accounting Methods and Financial Records...............................         83

    Section 6.5        Insurance..............................................................         83

    Section 6.6        Payment of Taxes and Claims............................................         84

    Section 6.7        Visits and Inspections.................................................         84

    Section 6.8        Conduct of Business....................................................         85

    Section 6.9        ERISA..................................................................         85

    Section 6.10       Lien Perfection........................................................         85

    Section 6.11       Location of Collateral.................................................         86

    Section 6.12       Protection of Collateral...............................................         86

    Section 6.13       Assignments and Records of Accounts....................................         87

    Section 6.14       Administration of Accounts.............................................         87

    Section 6.15       The Blocked Account....................................................         88

    Section 6.16       Further Assurances.....................................................         90

    Section 6.17       Broker's Claims........................................................         91

    Section 6.18       Indemnity..............................................................         91

    Section 6.19       Environmental Matters..................................................         91

    Section 6.20       Key Man Life Insurance.................................................         93

    Section 6.21       Formation of Subsidiaries..............................................         93

    Section 6.22       Oxford Receivables Company.............................................         94

ARTICLE 7.       INFORMATION COVENANTS........................................................         94

    Section 7.1        Monthly and Quarterly Financial Statements and Information.............         94

    Section 7.2        Annual Financial Statements and Information; Certificate of No Default.         95

    Section 7.3        Performance Certificates...............................................         96

    Section 7.4        Access to Accountants..................................................         96

    Section 7.5        Additional Reports.....................................................         96

    Section 7.6        Notice of Litigation and Other Matters.................................         98

ARTICLE 8.       NEGATIVE COVENANTS...........................................................        100

    Section 8.1        Indebtedness...........................................................        100

    Section 8.2        Guaranties.............................................................        101

    Section 8.3        Liens..................................................................        101

    Section 8.4        Restricted Payments and Purchases......................................        102

    Section 8.5        Investments............................................................        102

    Section 8.6        Affiliate Transactions.................................................        103

    Section 8.7        Liquidation; Change in Ownership, Name, or Year; Disposition or
                       Acquisition of Assets; Etc.............................................        103

    Section 8.8        Ratio of Total Debt to EBITDA..........................................        105

    Section 8.9        Fixed Charge Coverage Ratio............................................        106

    Section 8.10       Capital Expenditures...................................................        106

    Section 8.11       Limitation on Leases...................................................        106

    Section 8.12       Sales and Leasebacks...................................................        107

    Section 8.13       Amendment and Waiver...................................................        107

    Section 8.14       ERISA Liability........................................................        107

    Section 8.15       Prepayments............................................................        108

    Section 8.16       Negative Pledge........................................................        108

    Section 8.17       Inconsistent Agreements................................................        108

ARTICLE 9.       DEFAULT......................................................................        108

    Section 9.1        Events of Default......................................................        108

    Section 9.2        Remedies...............................................................        111

ARTICLE 10.      THE ADMINISTRATIVE AGENT.....................................................        112

    Section 10.1       Appointment and Authorization..........................................        112

    Section 10.2       Interest Holders.......................................................        113

    Section 10.3       Consultation with Counsel..............................................        113

    Section 10.4       Documents..............................................................        113

    Section 10.5       Administrative Agent and Affiliates....................................        113

    Section 10.6       Responsibility of the Administrative Agent.............................        114

    Section 10.7       Action by Administrative Agent.........................................        114

    Section 10.8       Notice of Default......................................................        114

    Section 10.9       Responsibility Disclaimed..............................................        115

    Section 10.10      Indemnification........................................................        115

    Section 10.11      Credit Decision........................................................        116

    Section 10.12      Successor Administrative Agent.........................................        116

    Section 10.13      Administrative Agent May File Proofs of Claim..........................        116

    Section 10.14      Collateral.............................................................        117

    Section 10.15      Release of Collateral..................................................        117

    Section 10.16      Additional Agents......................................................        118

ARTICLE 11.      MISCELLANEOUS................................................................        118

    Section 11.1       Notices................................................................        118

    Section 11.2       Expenses...............................................................        120

    Section 11.3       Waivers................................................................        121

    Section 11.4       Set-Off................................................................        122

    Section 11.5       Assignment.............................................................        122

    Section 11.6       Counterparts...........................................................        125

    Section 11.7       Governing Law..........................................................        125

    Section 11.8       Severability...........................................................        125

    Section 11.9       Headings...............................................................        125

    Section 11.10      Source of Funds........................................................        125

    Section 11.11      Entire Agreement.......................................................        125

    Section 11.12      Amendments and Waivers.................................................        125

    Section 11.13      Other Relationships....................................................        127

    Section 11.14      Pronouns...............................................................        127

    Section 11.15      Disclosure.............................................................        127

    Section 11.16      Replacement of Lender..................................................        127

    Section 11.17      Confidentiality........................................................        128

ARTICLE 12.      YIELD PROTECTION.............................................................        129

    Section 12.1       Eurodollar Rate Basis Determination....................................        129

    Section 12.2       Illegality.............................................................        129

    Section 12.3       Increased Costs........................................................        130

    Section 12.4       Effect On Other Advances...............................................        131

    Section 12.5       Capital Adequacy.......................................................        132

ARTICLE 13.      JURISDICTION, VENUE AND WAIVER OF JURY TRIAL; ADMINISTRATIVE BORROWER; JOINT
                 AND SEVERAL OBLIGATIONS......................................................        132

    Section 13.1       Jurisdiction and Service of Process....................................        132

    Section 13.2       Consent to Venue.......................................................        133

    Section 13.3       Waiver of Jury Trial...................................................        133

    Section 13.4       The Administrative Borrower............................................        133

    Section 13.5       All Obligations to Constitute Joint and Several Obligations............        133

    Section 13.6       Revival and Reinstatement of Obligations...............................        137

                                                                  EXECUTION COPY

EXHIBITS

Exhibit A   -      Form of Administrative Questionnaire
Exhibit B   -      Form of Assignment and Assumption Agreement
Exhibit C   -      Form of Blocked Account Agreement
Exhibit D   -      Form of Borrowing Base Certificate
Exhibit E          Form of Factoring Intercreditor Agreement
Exhibit F   -      Form of Notice of Conversion/Continuance
Exhibit G   -      Form of Pledge Agreement
Exhibit H   -      Form of Request for Advance
Exhibit I   -      Form of Request for Issuance of Letter of Credit
Exhibit J   -      Form of Revolving Loan Note
Exhibit K   -      Form of Security Agreement
Exhibit L   -      Form of Loan Certificate
Exhibit M          Form of Guaranty Supplement
Exhibit N   -      Form of Performance Certificate
Exhibit O   -      Form of Daily Letter of Credit Report
Exhibit P   -      Form of Intellectual Property Security Agreement

SCHEDULES

Schedule 1(a)           -      Eligible Real Estate
Schedule 1(b)           -      Commitment Ratios
Schedule 1(c)           -      Liens
Schedule 2.15           -      Existing Letters of Credit
Schedule 5.1(c)-1       -      Subsidiaries
Schedule 5.1(c)-2       -      Partnerships/Joint Ventures
Schedule 5.1(d)         -      Outstanding Capital Stock Ownership
Schedule 5.1(h)         -      Material Contracts; Collective Bargaining
Schedule 5.1(i)         -      Taxes
Schedule 5.1(l)         -      Investments/Guaranties as of the Agreement Date
Schedule 5.1(m)         -      Litigation
Schedule 5.1(o)         -      Intellectual Property; Licenses and Certifications
Schedule 5.1(u)         -      Insurance
Schedule 5.1(v)         -      Brokers' Fees
Schedule 5.1(w)-1       -      Leased Real Property
Schedule 5.1(w)-2       -      Owned Real Property
Schedule 5.1(x)-1       -      Environmental Matters - Hazardous Materials
Schedule 5.1(x)-2       -      Environmental Matters - Compliance
Schedule 5.1(x)-3       -      Environmental Matters - Notices
Schedule 5.1(x)-4       -      Environmental Matters - Handling of Hazardous Materials
Schedule 5.1(x)-5       -      Environmental Matters - Actions and Orders
Schedule 5.1(x)-6       -      Environmental Matters - Releases

Schedule 6.11           -      Location of Collateral
Schedule 6.15           -      Bank Accounts
Schedule 8.1            -      Letters of Credit Existing on the Agreement Date
                               that are not "Existing Letters of Credit"
Schedule 8.6            -      Affiliate Transactions
Schedule 8.7                   Factoring Arrangements

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT dated as of June 13, 2003 is by and among Oxford Industries, Inc., a Georgia corporation, Oxford of South Carolina, Inc., a South Carolina corporation, and, after giving effect to the Acquisition and execution by Viewpoint International, Inc. of the Joinder Agreement, Viewpoint International, Inc., a Delaware corporation, as Borrowers, the Subsidiaries of the Borrowers party hereto as Guarantors, the financial institutions party hereto as Lenders, the financial institutions party hereto as Issuing Banks, Merrill Lynch Capital (a division of Merrill Lynch Business Financial Services Inc.), as Syndication Agent, and SunTrust Bank, as Administrative Agent.

                              W I T N E S S E T H:

         WHEREAS, the Parent (as defined below), the Target (as defined below) and the Sellers (as defined below) are parties to the Acquisition Agreement (as defined below); and

         WHEREAS, pursuant to the Acquisition Agreement, the Parent will, upon the funding of the Loans (as defined below) under this Agreement (as defined below), acquire all of the Equity Interests (as defined below) of the Target; and

         WHEREAS, the Borrowers (as defined below) have requested that the Lenders make available to them the Revolving Loan Commitment (as defined below), on the terms and conditions set forth herein, to, among other things, finance the acquisition by the Parent of the Equity Interests of the Target, to fund transaction costs and to finance general operating and working capital needs of the Borrowers; and

         WHEREAS, the Lenders are willing to make the Revolving Loan Commitment available to the Borrowers upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.

                     DEFINITIONS, ACCOUNTING PRINCIPLES AND
                           OTHER INTERPRETIVE MATTERS

         Section 1.1 Definitions. For the purposes of this Agreement:

"Account Debtor" shall mean any Person who is obligated to make payments under an Account.

"Accounts" shall mean all "accounts," as such term is defined in the UCC, of each Borrower Party whether now existing or hereafter created or arising, including, without limitation, (i) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by chattel paper (as defined in the UCC) or instruments (as defined in the UCC)), (including any such obligations that may be characterized as an account or contract right under the UCC), (ii) all of each Borrower Party's rights in, to and under all purchase orders or receipts for goods or services,
(iii) all of each Borrower Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods),
(iv) all rights to payment due to a Borrower Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Borrower Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Borrower Party), (v) all health care insurance receivables and (vi) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

"ACH Transactions" means any cash management or related services including the automated clearinghouse transfer of funds by the Administrative Agent (or any affiliate of the Administrative Agent) for the account of the Borrowers pursuant to agreement or overdrafts.

"Acquisition" shall mean the acquisition by the Parent on the Agreement Date of all of the Equity Interests of the Target pursuant to the Acquisition Agreement.

"Acquisition Agreement" shall mean that certain Stock Purchase Agreement dated as of April 26, 2003 among the Parent, the Target and the Sellers, as the same may be amended, modified or supplemented from time to time in accordance with
Section 8.13.

"Acquisition Documents" shall mean the Acquisition Agreement, the Earnout Agreement, the Acquisition Escrow Agreement, the Registration Rights Agreement dated as of June 13, 2003 among the Target, the Sellers, the "Sellers Representatives" identified therein and the Parent, the Noncompetition Agreements dated as of June 13, 2003 between the Parent and each of S. Anthony Margolis, Lucio Dalla Gasperina, Bonita Beach Blues, Inc. and Robert Emfield and the Nonsolicitation and Nondisclosure Agreements dated as of June 13, 2003 between the Parent and each of Whole Duty Investments, Ltd., Tony Yeung and SKM-TB, LLC, as the same may be amended, modified or supplemented from time to time in accordance with Section 8.13.

"Acquisition Escrow Agreement" shall mean that certain Escrow Agreement dated as of June 13, 2003 among the Parent, the Target, the Sellers, S. Anthony Margolis and David

Oddi as the "Sellers Representatives" and JPMorgan Chase Bank, as the same may be amended, modified or supplemented from time to time in accordance with
Section 8.13.

"Administrative Agent" shall mean SunTrust Bank, acting as administrative agent for the Lender Group, and any successor Administrative Agent appointed pursuant to Section 10.12.

"Administrative Agent's Office" shall mean the office of the Administrative Agent located at 303 Peachtree Street, Atlanta, Georgia 30308, or such other office as may be designated pursuant to the provisions of Section 11.1.

"Administrative Borrower" shall have the meaning specified in Section 13.4.

"Administrative Questionnaire" shall mean a questionnaire substantially in the form of Exhibit A.

"Advance" or "Advances" shall mean amounts of the Revolving Loans advanced by the Lenders to the Borrowers pursuant to Section 2.2 on the occasion of any borrowing.

"Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, and any other Person who is a director, officer or partner of such Person. For purposes of this definition, "control", when used with respect to any Person, includes, without limitation, the direct or indirect beneficial ownership of ten percent (10%) or more of the outstanding voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

"Agent Advance Settlement Date" shall have the meaning specified in Section 2.1(e)(iii).

"Agent Advances" shall have the meaning specified in Section 2.1(e) hereof.

"Agents" shall mean, collectively, the Administrative Agent and the Syndication Agent.

"Aggregate Letter of Credit Commitment" shall mean the several obligations of the Issuing Banks to issue (or arrange with a Foreign Issuer for the issuance of) Letters of Credit for the account of Borrowers from time to time in an aggregate face amount not to exceed $175,000,000 pursuant to the terms of this Agreement.

"Aggregate Revolving Credit Obligations" shall mean, as of any particular time, the sum of (a) the aggregate principal amount of all Revolving Loans then outstanding, plus (b) the aggregate amount of all Letter of Credit Obligations then outstanding, plus (c) the aggregate amount of all Swing Loans then outstanding, plus (d) the aggregate principal amount of all Agent Advances then outstanding.

"Agreement" shall mean this Credit Agreement, together with all Exhibits and Schedules hereto, as amended, restated, supplemented or otherwise modified from time to time.

"Agreement Date" shall mean the date as of which this Agreement is dated.

"Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

"Approved Freight Handler" shall mean any freight forwarder, customs broker, customs agent, shipper, shipping company or similar Person utilized by a Borrowing Base Borrower Party from time to time in connection with the importation of Inventory that has delivered a Lien Acknowledgment Agreement in favor of the Administrative Agent, so long as such Lien Acknowledgement Agreement remains in full force and effect and the Administrative Agent has not received any notice of termination with respect thereto.

"Approved Fund" shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity that administers or manages a Lender.

"Assignment and Assumption Agreement" shall mean that certain form of Assignment and Assumption Agreement attached hereto as Exhibit B, pursuant to which each Lender may, as further provided in Section 11.5, sell a portion of its Loans and Revolving Loan Commitments.

"Assignments of Life Insurance Policy" shall mean the assignments of life insurance policies as collateral from the applicable Borrower Party in favor of the Administrative Agent, for the benefit of the Lender Group, assigning such Borrower Party's life insurance policy or policies on the lives of (a) S. Anthony Margolis and (b) Lucio Dalla Gasperina, and acknowledged by the applicable insurance company issuing such policy or policies, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Assignment of Rights under Acquisition Agreement" shall mean that certain Assignment of Rights under Acquisition Agreement of even date herewith, executed by the Parent in favor of the Administrative Agent, for the benefit of the Lender Group, and acknowledged by the Sellers, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Authorized Signatory" shall mean such personnel of each Borrower Party as may be duly authorized and designated in writing to the Administrative Agent by such Borrower Party to execute documents, agreements, and instruments on behalf of such Borrower Party.

"Availability" shall mean, as of any particular time, (a) the lesser of (i) the Revolving Loan Commitment and (ii) the Borrowing Base, minus (b) in each case, the Aggregate Revolving Credit Obligations.

"Available Letter of Credit Amount" shall mean, as of any particular time, an amount equal to the lesser of (a) the Aggregate Letter of Credit Commitment at such time, minus the aggregate amount of all Letter of Credit Obligations at such time and (b) Availability at such time.

"Available Revolving Loan Commitment" shall mean, as of any particular time, (a) the amount of the Revolving Loan Commitment at such time minus (b) the Aggregate Revolving Credit Obligations at such time.

"Avoidance Provisions" shall have the meaning specified in Section 13.5(b).

"Bank Product Reserves" means all reserves that the Administrative Agent, from time to time, establishes in its reasonable discretion for the Bank Products then provided or outstanding.

"Bank Products" shall mean any one or more of the following types of services or facilities extended to the Borrower Parties by the Administrative Agent (or any affiliate of the Administrative Agent) or, so long as Bank of America, N.A. is a Lender hereunder, Bank of America, N.A. (or any affiliate of Bank of America, N.A.) or, in the case of Hedge Agreements, the Administrative Agent (or any affiliate of the Administrative Agent) or any Lender: (a) credit cards; (b) ACH Transactions; (c) cash management, including controlled disbursement services; and (d) Hedge Agreements.

"Bank Products Documents" shall mean all agreements entered into from time to time by the Borrower Parties in connection with any of the Bank Products and shall include the Hedge Agreements.

"Bankruptcy Code" shall mean the United States Bankruptcy Code (11 U.S.C.
Section 101 et seq.), as now or hereafter amended, and any successor statute.

"Base Rate" shall mean, at any time, a fluctuating and floating rate per annum equal to the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest announced publicly by SunTrust Bank from time to time as its "prime rate" for the determination of interest rate loans of varying maturities in Dollars to United States residents of varying degrees of credit worthiness. Such "prime rate" is not necessarily the lowest rate of interest charged to borrowers of SunTrust Bank, and SunTrust Bank may make commercial loans or other loans at rates of interest at, above, or below such "prime rate". Each change in the prime rate announced by SunTrust Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

"Base Rate Advance" shall mean an Advance which the Administrative Borrower requests to be made as a Base Rate Advance or which is reborrowed as a Base Rate Advance, in accordance with the provisions of Section 2.2.

"Blocked Account" shall have the meaning specified in Section 6.15.

"Blocked Account Agreement" shall mean any agreement executed by a depository bank and the Administrative Agent, for the benefit of the Lender Group, and acknowledged and agreed to by the Administrative Borrower, in the form of Exhibit C or such other form acceptable to the Administrative Agent in its sole discretion, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

"Borrower Parties" shall mean, collectively, the Borrowers and each of their respective Domestic Subsidiaries.

"Borrowers" shall mean the Parent, Oxford of South Carolina, Inc., a South Carolina corporation, and, after giving effect to the Acquisition and execution by the Target of a Joinder Agreement, the Target.

"Borrowing Base" shall mean, at any particular time, the sum of:

                  (a) up to 85% of Eligible Non-Factored Accounts and Eligible Factored Accounts (With Recourse); plus

                  (b) up to 90% of Eligible Factored Accounts (Without Recourse), plus

                  (c) the sum of (i) the lesser of (A) up to 65% of the Value of Eligible Landed Inventory of the Target and the Target Retail Borrower Parties consisting of finished goods and (B) up to 85% of the net appraised OLV of Eligible Landed Inventory of the Target and the Target Retail Borrower Parties consisting of finished goods, and (ii) the lesser of (A) up to 60% of the Value of Eligible Landed Inventory of the Borrowing Base Borrower Parties (other than the Target and the Target Retail Borrower Parties) consisting of finished goods and (B) up to 85% of the net appraised OLV of Eligible Landed Inventory of the Borrowing Base Borrower Parties (other than the Target and the Target Retail Borrower Parties) consisting of finished goods, plus

                  (d) the lesser of (i) up to 40% of the Value of Eligible Landed Inventory consisting of raw materials, and
                           (ii) up to 70% of the net appraised OLV of Eligible Landed Inventory consisting of raw materials, plus

                  (e) (i) with respect to the Target and the Target Retail Borrower

                           Parties, up to 55% of the Value of their Eligible In-Transit Inventory, and (ii) with respect to the Borrowing Base Borrower Parties (other than the Target and the Target Retail Borrower Parties), up to 50% of the Value of their Eligible In-Transit Inventory, plus

                  (f) The lesser of (i) $10,100,000, and (ii)(A) from the Agreement Date to but excluding the first anniversary of the Agreement 70% of the fair market value (as of the Agreement Date) of Eligible Real Estate, (B) from the first anniversary of the Agreement Date to but excluding the second anniversary of the Agreement Date, 47% of the fair market value (as of the Agreement Date) of Eligible Real Estate, (C) from the second anniversary of the Agreement Date to but excluding the third anniversary of the Agreement Date, 23% of the fair market value (as of the Agreement Date) of Eligible Real Estate and (D) thereafter, zero, minus

                  (g)      the Reserves;

provided, however, that the amount of availability created under clauses (a),
(b), (c), (d) and (e) of this definition in respect of any and all Borrower Parties included in clause (c) of the definition of Borrowing Base Borrower Party shall be limited to $15,000,000.

"Borrowing Base Borrower Parties" shall mean, collectively, (a) the Borrowers,
(b) the Target Retail Borrower Parties and (c) any other Borrower Party or Borrower Parties approved by the Administrative Agent in writing after the Agreement Date, in any event, after the Administrative Agent has completed its due diligence with respect to such Borrower Party's or Borrower Parties' Accounts and Inventory.

"Borrowing Base Certificate" shall mean a certificate of an Authorized Signatory of the Administrative Borrower substantially in the form of Exhibit D.

"Business Day" shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Georgia or is a day on which banking institutions located in such state are closed; provided, however, that when used with reference to a Eurodollar Advance (including the making, continuing, prepaying or repaying of any Eurodollar Advance), the term "Business Day" shall also exclude any day in which banks are not open for dealings in deposits of Dollars on the London interbank market.

"Capital Expenditures" shall mean, for any period, on a consolidated basis for the Borrower Parties, the aggregate of all expenditures made by the Borrower Parties during such period that, in conformity with GAAP, are required to be included in or reflected on the consolidated balance sheet as a capital asset of the Borrower Parties, including Capitalized Lease Obligations of the Borrower Parties.

"Capitalized Lease Obligation" shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

"Change in Control" shall mean the occurrence of one or more of the following events: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEA) of thirty five percent (35%) or more of the outstanding shares of the voting Equity Interest of the Parent; (b) as of any date a majority of the board of directors of the Parent consists (other than vacant seats) of individuals who were not either (i) directors of the Parent as of the Agreement Date, (ii) selected or nominated to become directors by the board of directors of the Parent of which a majority consisted of individuals described in clause (i), or (iii) selected or nominated to become directors by the board of directors of the Parent of which a majority consisted of individuals described in clause (i) and individuals described in clause (ii), or (c) except as otherwise specifically permitted hereunder and except for directors qualifying shares (required by Applicable
Law) in certain Foreign Subsidiaries, the Parent ceases to directly or indirectly own and control one hundred percent (100%) of the outstanding Equity Interests of all of its Subsidiaries.

"Clearing Account" shall mean Account No. 1000004189469 (or such other account number established by the Administrative Agent for purposes of Section 6.15) maintained by the Administrative Agent at SunTrust Bank, in Atlanta, Georgia pursuant to Section 6.15 of this Agreement, and over which the Administrative Agent has the sole dominion and exclusive access and control for withdrawal purposes pursuant to Section 6.15 of this Agreement.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"Collateral" shall mean all property pledged as collateral security for the Obligations pursuant to the Security Documents or otherwise, and all other property of any Borrower Party that is now or hereafter in the possession or control of the Administrative Agent, any Issuing Bank or any Lender or on which the Administrative Agent, any Issuing Bank or any Lender has been granted a Lien in connection with the Obligations.

"Commercial Letter of Credit" shall mean a documentary Letter of Credit issued in respect of the purchase of goods or services by any Borrower Party in the ordinary course of its business.

"Confidential Information" means information that any Borrower Party furnishes to any member of the Lender Group in a writing designated as confidential, and all information relating to the Acquisition, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such member of the Lender Group from a source other than a Borrower Party.

"Contributing Borrower" shall have the meaning specified in Section 13.5(e).

"Customer Dispute" shall mean all instances in which (i) a customer of a Borrowing Base Borrower Party has rejected or returned the goods and such return or rejection has not been accepted by such Borrowing Base Borrower Party as a valid return or rejection, or (ii) a customer of a Borrowing Base Borrower Party has otherwise affirmatively asserted grounds for nonpayment of an Account or any portion thereof, including, without limitation, any repossession of goods by such Borrowing Base Borrower Party, or any claim by an Account Debtor of total or partial failure of delivery, set-off, counterclaim or breach of warranty.

"Date of Issue" shall mean the date on which an Issuing Bank issues (or arranges with a Foreign Issuer for the issuance of) a Letter of Credit pursuant to
Section 2.15.

"Default" shall mean any Event of Default, and any of the events specified in
Section 9.1 regardless of whether there shall have occurred any passage of time or giving of notice (or both) that would be necessary in order to constitute such event an Event of Default.

"Default Rate" shall mean a simple per annum interest rate equal to, (a) with respect to outstanding principal, the sum of (i) the applicable Interest Rate Basis, plus (ii) the applicable Interest Rate Margin plus (iii) two percent (2%), and (b) with respect to all other Obligations, the sum of (i) the Base Rate, plus (ii) the Interest Rate Margin applicable to Base Rate Advances plus
(iii) two percent (2%); provided, however, that with respect to any Eurodollar Advance outstanding on the date on which the Default Rate becomes applicable, the Default Rate shall be based on the then applicable Eurodollar Basis until the end of the current Eurodollar Advance Period and thereafter the Default Rate shall be based on the Base Rate as in effect from time to time.

"Disbursement Account" shall mean account number 8800828975 maintained at SunTrust Bank, or as otherwise designated to the Administrative Agent by the Borrowers.

"Dividends" shall mean, any direct or indirect distribution, dividend, or payment to any Person on account of any Equity Interests of any Borrower or any Borrower's Subsidiaries.

"Dollars" or "$" shall mean United States dollars.

"Domestic Subsidiary" shall mean any Subsidiary of a Borrower Party that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

"Earnout Agreement" means that certain Earnout Agreement dated as of June 13, 2003 among the Sellers, the Parent and the Target, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with Section 8.13.

"Earnout Subordination Agreement" shall mean that certain Earnout Subordination Agreement of even date hereof among the Parent, the Sellers, the Indenture Trustee and the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with Section 8.13.

"EBITDA" shall mean, with respect to the Parent on a consolidated basis with its Subsidiaries for any period, the Net Income for such period, plus, (i) without duplication and to the extent reflected as charges in the statement of Net Income for such period, the sum of (a) income taxes, (b) Interest Expense (c) depreciation and amortization expense, and (d) extraordinary losses, minus (ii) to the extent added in computing Net Income for such period, extraordinary gains; provided, however, that if any such calculation includes any period in which an acquisition or sale of a Person or the assets of a Person occurred, then such calculation shall be made on a Pro Forma Basis.

"Eligible Accounts" shall mean, at any particular date, all Accounts of each Borrowing Base Borrower Party (less reserves for discounts or allowances, including, without limitation, discounts for prompt payment or volume purchases), but excluding each of the following Accounts:

         (a) Accounts with respect to which more than sixty (60) days have elapsed since the due date of the original invoice therefor or that contained terms of one hundred (100) days or more in the original invoice therefor;

         (b) Accounts with respect to which any of the representations, warranties, covenants, and agreements contained in Section 5.2 are not or have ceased to be complete and correct or have been breached;

         (c) Accounts with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

         (d) Accounts as to which such Borrowing Base Borrower Party has not performed, as of the applicable calculation date, all of its obligations then required to have been performed, including, without limitation, the delivery of merchandise or rendition of services applicable to such Accounts;

         (e) Accounts as to which any one or more of the following events has occurred with respect to the Account Debtor on such Accounts: death or judicial declaration of incompetency of such Account Debtor who is an individual; the filing by or against such Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by such Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for such Account Debtor or for any of the assets of such Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in Title 11 of the United States Code; the institution by or against such Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, such Account Debtor; the sale, assignment, or transfer of all or substantially all of the assets of such Account Debtor unless the obligations of such Account Debtor in respect of the Accounts are assumed by and assigned to such purchaser or transferee; the nonpayment generally by such Account Debtor of its debts as they become due; or the cessation of the business of such Account Debtor as a going concern;

         (f)      (i) those Accounts (other than Accounts covered under item
(ii) of this clause (f)) of an Account Debtor for whom fifty percent (50%) or more of the aggregate Dollar amount of such Account Debtor's outstanding Accounts are classified as ineligible under the other criteria other than this subsection set forth herein; or (ii) those Accounts with respect to which the aggregate Dollar amount of all Accounts owed by the Account Debtor thereon exceeds twenty percent (20%) (or, with respect to Accounts owed by Target Corporation, thirty percent (30%) or, upon written notice by the Administrative Agent to the Administrative Borrower, such lower percentage down to twenty percent (20%) as shall be determined by the Administrative Agent in its reasonable discretion from time to time based on the Administrative Agent's assessment of Target Corporation's creditworthiness as of any such time) of the aggregate amount of all Accounts at such time to the extent of such excess;

         (g) Accounts owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States or Canada; or (ii) is not organized under the laws of the United States or Canada or any state, province or territory thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Accounts do not exceed $5,000,000 in the aggregate and are secured or payable by a letter of credit or acceptance, or insured under foreign credit insurance, in each case, on terms and conditions satisfactory to the Administrative Agent in its sole discretion;

         (h) Accounts owed by an Account Debtor which is an Affiliate or employee of such Borrowing Base Borrower Party;

         (i) Accounts which are owed by an Account Debtor to which such Borrowing Base Borrower Party is indebted in any way, but only to the extent of such indebtedness, or which are subject to any right of setoff by the Account Debtor, but only to the extent of such right of set off, unless the Account Debtor has entered into an agreement acceptable to the Administrative Agent to waive setoff rights;

         (j) Accounts which are subject to any Customer Dispute, but only to the extent of the amount in dispute;

         (k) Accounts which are owed by the government of the United States of America or Canada, or any department, agency, public corporation, or other instrumentality thereof, unless all required procedures for the effective collateral assignment of the Accounts under the Federal Assignment of Claims Act of 1940 or any comparable Canadian law and any other steps necessary to perfect the Administrative Agent's security interest, for the benefit of the Lender Group, in such Accounts have been complied with to the Administrative Agent's satisfaction with respect to such Accounts;

         (l) Accounts which are owed by any state, municipality, territory or other political subdivision of the United States of America or Canada, or any department, agency, public corporation, or other instrumentality thereof and as to which the Administrative Agent determines in its reasonable discretion that its security interest therein is not or cannot be perfected;

         (m) Accounts which represent sales on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

         (n) Accounts which are evidenced by a promissory note or other instrument or by chattel paper;

         (o) Accounts with respect to which the Account Debtor thereunder is located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit any Borrowing Base Borrower Party to seek judicial enforcement in such State of payment of such Account unless if, at the time the Accounts were created and at all times thereafter, (i) such Borrowing Base Borrower Party has filed and has maintained effective a current Notice of Business Activities Report with the appropriate office or agency of such state or (ii) such Borrowing Base Borrower Party was and has continued to be exempt from the filing of such Report and has provided the Administrative Agent with satisfactory evidence thereof;

         (p) Accounts as to which the applicable Account Debtor has not been sent an invoice;

         (q) Accounts that are not a bona fide, valid and, to the best of such Borrowing Base Borrower Party's knowledge, enforceable obligation of the Account Debtor thereunder;

         (r) Accounts which are owed by an Account Debtor with whom any Borrowing Base Borrower Party has any agreement or understanding for deductions from the Accounts, except for discounts or allowances which are made in the ordinary course of business, including, without limitation, discounts for prompt payment or volume purchases, and which discounts or allowances are reflected in the calculation of Reserves;

         (s) Accounts which are not subject to a valid and continuing first priority Lien in favor of the Administrative Agent, for the benefit of the Lender Group, pursuant to the Security Documents as to which all action necessary or desirable to perfect such security interest shall have been taken, and to which such Borrowing Base Borrower Party has good and marketable title, free and clear of any Liens (other than Liens in favor of the Administrative Agent, for the benefit of the Lender Group); or

         (t) Accounts as to which a security agreement, financing statement, equivalent security or Lien instrument or continuation statement is on file or of record in any public office, except as may have been filed in favor of the Administrative Agent, for the benefit of the Lender Group, pursuant to the Security Documents;

provided, however, that for purposes of calculating Eligible Accounts immediately prior to the Acquisition, references in this definition to "Accounts" shall include accounts of the Target and the Target Retail Borrower Parties.

"Eligible Assignee" shall mean (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; or (d) any other Person approved by the Administrative Agent, the Issuing Banks and, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) a Default has occurred and is continuing, the Borrowers, such approvals not to be unreasonably withheld or delayed. If the consent of the Borrowers to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in Section 11.5(b)), the Borrowers shall be deemed to have given their consent five (5) Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrowers prior to such fifth (5th) Business Day.

"Eligible Factored Accounts (With Recourse)" shall mean any Account (i) created by a Borrowing Base Borrower Party, (ii) sold and assigned to a factor under one of the factoring arrangements specified on Schedule 8.7 hereto (with recourse to the applicable Borrowing Base Borrower Party on account of the creditworthiness of the applicable Account Debtor) or such other collection factoring arrangements (with recourse to the applicable Borrowing Base Borrower Party on account of the creditworthiness of the applicable Borrowing Base Borrower Party) as shall be acceptable to the Administrative Agent, (iii) which meets all of the standards of eligibility set forth in the definition of Eligible Accounts and
(iv) with respect to which the factor has executed and delivered to the Administrative Agent a Factoring Intercreditor Agreement.

"Eligible Factored Accounts (Without Recourse)" shall mean any Account (i) created by a Borrowing Base Borrower Party, (ii) sold and assigned to a factor under one of the factoring arrangements specified on Schedule 8.7 hereto (without recourse to any Borrowing Base Borrower Party on account of the creditworthiness of the applicable Account Debtor) or such other collection factoring arrangements (without recourse to any

Borrowing Base Borrower Party on account of the creditworthiness of the applicable Borrowing Base Borrower Party) as shall be acceptable to the Administrative Agent, and (iii) with respect to which the factor has executed and delivered to the Administrative Agent a Factoring Intercreditor Agreement.

"Eligible In-Transit Inventory" shall mean (a) the stated amount of outstanding Commercial Letters of Credit issued to purchase Inventory that does not qualify as Eligible Landed Inventory solely because it is not located in a location described in clause (c) of the definition of Eligible Landed Inventory and (b) Inventory that is currently in transit (whether by vessel, air, or land and, without double counting amounts determined under clause (a) of this definition, and whether or not the purchase of such Inventory has been satisfied by the issuance of a Commercial Letter of Credit) from a location outside of the United States to a location described in clause (c) of the definition of Eligible Landed Inventory and (i) that does not qualify as Eligible Landed Inventory solely because it is not located in a location described in clause (c) of the definition of Eligible Landed Inventory, (ii) with respect to which title to such Inventory has passed to a Borrowing Base Borrower Party, (iii) that constitutes finished goods Inventory, (iv) that is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to the Administrative Agent in its reasonable discretion, (v) that is the subject of a bill of lading or a cargo receipt that (A)(x) in the case of a negotiable bill of lading or negotiable cargo receipt, is consigned to the Administrative Agent and/or the Issuing Bank (either directly or by means of endorsement) or (y) in the case of a non-negotiable bill of lading or non-negotiable cargo receipt, is consigned to the Administrative Agent and/or the Issuing Bank (either directly or by means of endorsements) or to a Borrowing Base Borrower Party if such bill of lading or cargo receipt shall state "[Name of applicable Borrowing Base Borrower Party], subject to the security interest of SunTrust Bank, as agent, 303 Peachtree Street, N.E., Atlanta, Georgia 30308" thereon, (B) was issued by the carrier respecting the subject Inventory, and (C) is in the physical possession of an Approved Freight Handler or, if applicable, an Issuing Bank and
(vi) to the knowledge of the Administrative Borrower, that meets all of the Borrowing Base Borrower Parties' representations and warranties contained in the Loan Documents concerning Eligible Inventory; provided, however, that for purposes of calculating Eligible In-Transit Inventory immediately prior to the Acquisition, references in this definition to "Inventory" shall include Inventory of the Target and the Target Retail Borrower Parties.

"Eligible Inventory" shall mean, collectively, as of any date of determination the Eligible Landed Inventory and the Eligible In-Transit Inventory.

"Eligible Landed Inventory" shall mean, as of any particular date, the portion of the Inventory of each Borrowing Base Borrower Party consisting of first quality finished goods held for sale in the ordinary course of such Borrowing Base Borrower Party's business that:

         (a)      is owned solely by such Borrowing Base Borrower Party;

         (b) conforms to all of the warranties and representations regarding the same which are set forth in this Agreement or any of the other Loan Documents;

         (c) is located in the United States either (i) on real property owned by a Borrowing Base Borrower Party, or (ii) on leased premises in regard to which the landlord thereof, and any bailee, warehouseman or similar party that will be in possession of such Inventory, shall have executed and delivered to the Administrative Agent an agreement, in form and substance acceptable to the Administrative Agent, waiving any landlord's, bailee's, warehouseman's or other Lien rights such Person may hold in regard to such Borrowing Base Borrower Party's property in favor of the Administrative Agent, for the benefit of the Lender Group;

         (d) is not subject to any claim of reclamation, or Lien, adverse claim, interest or right of any other Person;

         (e)      does not consist of Inventory in transit;

         (f)      has not been consigned to or by any Person;

         (g) is in good condition and meets all standards imposed by any Person having regulatory authority over such goods, its use and/or sale, and is currently saleable in the normal course of such Borrower's business;

         (h)      does not consist of work-in-process;

         (i) does not include any Inventory scheduled for return to vendors, Inventory which is obsolete or slow-moving (for purposes of this subsection, "obsolete or slow-moving" Inventory shall be deemed to be fifty percent (50%) of the Value of finished goods items and one hundred percent (100%) of the Value of raw materials, in each case, which have been in such Borrowing Base Borrower Party's Inventory for twelve (12) months or longer), food and beverage Inventory, Inventory markdown, in-stock Inventory markdown, Inventory shrinkage, intercompany profit, display items, samples, packaging materials, labels or name plates or similar supplies;

         (j) is personal property in which such Borrowing Base Borrower Party has granted a valid and continuing first Lien in favor of the Administrative Agent, for the benefit of the Lender Group, pursuant to the Security Documents, and as to which all action necessary to perfect such security interest shall have been taken;

         (k) is not covered, in whole or in part, by any security agreement, financing statement, equivalent security or Lien instrument or continuation statement which is on file or of record in any public office, except such as may have been filed in favor of the Administrative Agent, for the benefit of the Lender Group, pursuant to the Security Documents; and

         (l) with respect to any Inventory that is subject to a Licensing Agreement, the applicable Borrowing Base Borrower Party has delivered to the Administrative Agent a Licensor Consent Agreement;

provided, however, that for purposes of calculating Eligible Landed Inventory immediately prior to the Acquisition, references in this definition to "Inventory" shall include Inventory of the Target and the Target Retail Borrower Parties.

"Eligible Non-Factored Accounts" shall mean any Eligible Account which is not an Eligible Factored Account (With Recourse) or an Eligible Factored Account (Without Recourse).

"Eligible Real Estate" shall mean all real property and the improvements thereon described on Schedule 1(a); provided, however, that, if any such real property or improvements are sold or otherwise disposed of by any Borrower, "Eligible Real Estate" shall not include such real property and improvements that are no longer owned by a Borrower.

"Employment Agreements" shall have the meaning specified in Section 4.1.

"Environmental Laws" shall mean, collectively, any and all applicable federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, Hazardous Materials or human health, as now or may at any time during the term hereof be in effect.

"Equity Interests" shall mean, as applied to any Person, any capital stock, membership interests, partnership interests or other equity interests of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect on the Agreement Date and as such Act may be amended thereafter from time to time.

"ERISA Affiliate" shall mean any Person (whether incorporated or unincorporated) that together with the Borrowers would be deemed to be a "single employer" within the meaning of Section 414 of the Code.

"Eurodollar Advance" shall mean an Advance which the Administrative Borrower requests to be made as a Eurodollar Advance or which is reborrowed as a Eurodollar Advance, in accordance with the provisions of Section 2.2.

"Eurodollar Advance Period" shall mean, for each Eurodollar Advance, each one, two, three, or six month period, as selected by the Administrative Borrower pursuant to

Section 2.2, during which the applicable Eurodollar Rate (but not the applicable Interest Rate Margin) shall remain unchanged. Notwithstanding the foregoing, however: (i) any applicable Eurodollar Advance Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Eurodollar Advance Period shall end on the next preceding Business Day; (ii) any applicable Eurodollar Advance Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Eurodollar Advance Period is to end shall (subject to clause (i) above) end on the last day of such calendar month; and (iii) no Eurodollar Advance Period shall extend beyond the Maturity Date or such earlier date as would interfere with the repayment obligations of the Borrowers under Section
2.6. Interest shall be due and payable with respect to any Advance as provided in Section 2.3.

"Eurodollar Basis" shall mean, with respect to each Eurodollar Advance Period, a simple per annum interest rate equal to the quotient of (i) the Eurodollar Rate divided by (ii) one minus the Eurodollar Reserve Percentage, stated as a decimal. The Eurodollar Basis shall remain unchanged during the applicable Eurodollar Advance Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage.

"Eurodollar Rate" shall mean, for any applicable Eurodollar Advance Period, the rate per annum quoted at or about 11:00 a.m. (London, England time) two (2) Business Days prior to the first day of the Eurodollar Advance Period on that page of the Reuters, Telerate or Bloombergs reporting service (as then being used by the Administrative Agent to obtain such interest rate quotes) that displays British Banker's Association Interest Settlement Rates for deposits in Dollars for a period equal to such Eurodollar Advance Period or if such page or such service shall cease to be available, such other page or service (as the case may be) for the purpose of displaying British Banker's Association Interest Settlement Rates as reasonably determined by the Administrative Agent upon advising the Administrative Borrower as to the use of any such other service; provided, that if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Eurodollar Advance Period, the Eurodollar Rate shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest one one-hundredth of one percent (1/100th of 1%)) of the rates per annum at which deposits in the applicable currency are offered to the Administrative Agent two (2) Business Days preceding the first day of such Eurodollar Advance Period by leading banks in the London interbank market as of 10:00 a.m. for delivery on the first day of such Eurodollar Advance Period, for the number of days comprised therein and in an amount comparable to the amount of the applicable Eurodollar Advance of the Administrative Agent.

"Eurodollar Reserve Percentage" shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next one one-hundredth of one percent (1/100th of 1%)) in effect on any day to which the

Administrative Agent is subject with respect to the Eurodollar Basis pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) with respect to Eurocurrency Liabilities (as that term is defined in Regulation D). Eurodollar Advances shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Administrative Agent under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. The Eurodollar Basis for any Eurodollar Advance shall be adjusted as of the effective date of any changes in the Eurodollar Reserve Percentage.

"Event of Default" shall mean any of the events specified in Section 9.1, provided that any requirement for notice or lapse of time, or both, has been satisfied.

"Excess Funding Guarantor" shall have the meaning specified in Section 3.1(m).

"Excess Payment" shall have the meaning specified in Section 3.1(m).

"Existing Letters of Credit" shall have the meaning specified in Section
2.15(a).

"Factoring Intercreditor Agreements" shall mean, collectively, any intercreditor agreement among the Administrative Agent, the applicable Borrowing Base Borrower Party and the applicable factor of Accounts of such Borrowing Base Borrower Party, substantially in the form of Exhibit E hereto or in such other form satisfactory to the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Federal Funds Rate" shall mean, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 12:00 noon (Atlanta, Georgia time) on that day by each of three leading brokers of Federal funds transactions in New York, New York selected by the Administrative Agent.

"Fee Letter" shall mean that certain fee letter of even date herewith executed by the Borrowers and addressed to the Administrative Agent, the Syndication Agent and SunTrust Capital Markets, Inc..

"Fixed Charge Coverage Ratio" shall mean, with respect to the Parent and its Subsidiaries on a consolidated basis for any period, calculated on a Pro Forma Basis in the event of any acquisition during such period, the ratio of (a) the greater of (i)(x)

EBITDA minus (y) (A) Capital Expenditures made during such period and (B) cash tax payments made during such period and (ii) zero, to (b) the sum of (i) scheduled payments of principal made with respect to Indebtedness during such period, (ii) Interest Expense (other than loan fees that, in accordance with GAAP, are amortized) accrued during such period, (iii) cash earnout payments made to the Sellers pursuant to the Earnout Agreement during such period, and
(iv) Dividends paid by the Parent during such period (other than Dividends on common stock which accrue (but are not paid in cash) or are paid in kind or Dividends on preferred stock which accrue (but are not paid in cash) or are paid in kind); provided, however, that for purposes of calculating the components of item (a)(i)(y)(B) and (b)(ii) of this definition (1) for the period ending as of the last day of the first fiscal quarter of the 2004 fiscal year, the actual amount of such components for such fiscal quarter multiplied by 4 shall be included, (2) for the period ending as of the last day of the second fiscal quarter of the 2004 fiscal year, the actual amount of such components for such fiscal year multiplied by 2 shall be included and (3) for the period ending as of the last day of the third fiscal quarter of the 2004 fiscal year, the actual amount of such components for such fiscal year multiplied by 4/3 shall be included.

"Foreign Issuer" shall mean any foreign bank engaged by an Issuing Bank to issue Commercial Letters of Credit on behalf of such Issuing Bank so long as (a) such foreign bank has agreed to hold any and all documents, instruments or other Collateral in its possession in connection with the issuance of any Commercial Letter of Credit as bailee on behalf of the Administrative Agent to perfect the Administrative Agent's security interest in such documents, instruments or other Collateral and (b) the agreement between such Issuing Bank and the Foreign Issuer is satisfactory to the Administrative Agent in its reasonable discretion.

"Foreign Subsidiary" shall mean any Subsidiary of a Borrower Party that does not constitute a Domestic Subsidiary.

"Fund" shall mean any Person that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

"Funding Borrower" shall have the meaning specified in Section 13.5(e).

"GAAP" shall mean, as in effect from time to time (subject to the provisions of Section 1.2), United States generally accepted accounting principles consistently applied.

"Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government.

"Guarantors" shall mean, collectively, all Domestic Subsidiaries (other than the Borrowers and Oxford Receivables Company) of the Parent and "Guarantor" shall mean any one of the foregoing Guarantors.

"Guaranty" or "guaranteed," as applied to an obligation (each a "primary obligation"), shall mean and include (a) any guaranty, direct or indirect, in any manner, of any part or all of such primary obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such primary obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit, and any obligation of any Person, whether or not contingent, (i) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of such primary obligation or (2) to maintain working capital, equity capital or the net worth, cash flow, solvency or other balance sheet or income statement condition of any other Person, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner or holder of any primary obligation of the ability of the primary obligor with respect to such primary obligation to make payment thereof or (iv) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof. All references in this Agreement to "this Guaranty" shall be to the Guaranty provided for pursuant to the terms of Article 3.

"Guaranty Supplement" shall have the meaning specified in Section 6.21.

"Hazardous Materials" shall mean any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), friable asbestos containing materials defined or regulated as such in or under any Environmental Law.

"Hedge Agreement" shall mean any and all transactions, agreements or documents now existing or hereafter entered into between or among any Borrower Party, on the one hand, and the Administrative Agent (or an Affiliate of the Administrative Agent) or one or more Lenders (or an Affiliate of any Lender), on the other hand, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging such Borrower Party's exposure to fluctuations in interest or exchange rates, loan, credit exchange or security or currency valuations.

"Indebtedness" shall mean, with respect to any Person (a) indebtedness for borrowed money or for the deferred purchase price of property and services (other than trade accounts payable on customary terms in the ordinary course of business), (b) financial obligations evidenced by bonds, debentures, notes or other similar instruments, (c) financial obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (d) financial obligations of such Person as the issuer of Equity Interests redeemable in whole or in part at the option of a Person other than such issuer, at a fixed and determinable date or upon the occurrence of an event or condition not solely within the control of such issuer, (e) all net payment obligations with respect to interest rate and currency hedging agreements, including, without limitation under Hedge Agreements, (f) reimbursement obligations (contingent or otherwise) with respect to amounts under letters of credit, bankers acceptances and similar instruments,
(g) financial obligations under purchase money mortgages, (h) financial obligations under asset securitization vehicles, (i) conditional sale contracts and similar title retention instruments with respect to property acquired, and
(j) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against a loss in respect of, indebtedness or financial obligations of others of the kinds referred to in clauses (a) through
(i) above, except to the extent such guaranties are limited to a lesser amount.

"Indenture" shall mean that certain Indenture dated as of May 16, 2003 between the Parent, as issuer, and the Indenture Trustee governing the issuance of the Senior Notes, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with Section 8.13.

"Indenture Trustee" shall mean SunTrust Bank.

"Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any state or federal bankruptcy or insolvency law, assignment for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement or similar relief.

"Intellectual Property Security Agreement" shall mean that certain Intellectual Property Security Agreement of even date herewith among the Borrower Parties and the Administrative Agent, on behalf of, and for the benefit of, the Lender Group, in substantially in the form of Exhibit P, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Interest Expense" shall mean, for any period, interest expense and loan fees of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, and including capitalized and non-capitalized interest and the interest component of Capitalized Lease Obligations.

"Interest Rate Basis" shall mean the Base Rate or the Eurodollar Basis, as appropriate.

"Interest Rate Margin" shall have the meaning specified in Section 2.3(c).

"Inventory" shall mean all "inventory," as such term is defined in the UCC, of each Borrower Party, whether now existing or hereafter acquired, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of a Borrower Party for sale or lease or are furnished or are to be furnished under a contract of service, goods that are leased by a Borrower Party as lessor, or that constitute raw materials, samples, work-in-process, finished goods, returned goods, promotional materials or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Borrower Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

"Issuing Bank Joinder Agreement" shall have the meaning specified in Section 2.15(i).

"Issuing Banks" shall mean (a) SunTrust Bank, (b) Bank of America, N.A., (c) Shanghai Commercial Bank Ltd., (d) HSBC Bank U.S.A., (e) any other Person (consented to by the Administrative Agent and, so long as no Default exists, the Administrative Borrower) who hereafter may be designated as an Issuing Bank pursuant to an Assignment and Assumption Agreement or pursuant to an Issuing Bank Joinder Agreement and (f) with respect to Existing Letters of Credit issued by Wachovia Bank, National Association only and not Letters of Credit to be issued on or after the Agreement Date, Wachovia Bank, National Association.

"Joinder Agreement" shall mean that certain Joinder Agreement dated as of the Agreement Date executed and delivered by Target immediately upon consummation of the Acquisition and pursuant to which Target assumes all rights, liabilities, responsibilities and obligations of, and becomes, a Borrower under this Agreement.

"Lender Group" shall mean, collectively, the Administrative Agent, the Syndication Agent, the Issuing Banks and the Lenders.

"Lenders" shall mean those lenders whose names are set forth on the signature pages to this Agreement under the heading "Lenders" and any assignees of the Lenders who hereafter become parties hereto pursuant to and in accordance with
Section 11.5.

"Letter of Credit Commitment" means, with respect to any Issuing Bank, the obligation of such Issuing Bank to issue (or arrange with a Foreign Issuer for the issuance of) Letters of Credit in an aggregate face amount from time to time not to exceed the amount set forth on Schedule I or any applicable Assignment and Assumption Agreement.

"Letter of Credit Obligations" shall mean, at any time, the sum of (a) an amount equal to 100% of the aggregate undrawn and unexpired stated amount (including the amount to which any such Letter of Credit can be reinstated pursuant to its terms) of the then outstanding Letters of Credit, plus (b) an amount equal to 100% of the aggregate drawn, but unreimbursed drawings of any Letters of Credit (excluding, for the avoidance of doubt, such drawings that have been reimbursed with Advances made pursuant to Section 2.15(e)).

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

"Letter of Credit Reserve Account" shall mean any account maintained by the Administrative Agent for the benefit of any Issuing Bank, the proceeds of which shall be applied as provided in Section 9.2(d).

"Letters of Credit" shall mean either Standby Letters of Credit or Commercial Letters of Credit issued by Issuing Banks (or arranged by an Issuing Bank with a Foreign Issuer on or after the Agreement Date) on behalf of the Borrowers from time to time in accordance with Section 2.15 and shall include the Existing Letters of Credit.

"License Agreement" shall mean any license agreement or other agreement between a Borrower Party and a Person duly holding rights in a trademark, trade name or service mark pursuant to which such Borrower Party is granted a license to use such trademark, trade name or service mark on Inventory of such Borrower Party.

"Licensor Consent Agreement" shall mean an agreement among the applicable Borrower Party, the Administrative Agent and the applicable licensor in form and substance reasonably acceptable to the Administrative Agent.

"Lien" shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge agreement, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected.

"Lien Acknowledgment Agreement" means an agreement between an Approved Freight Handler and the Administrative Agent, in form and substance satisfactory to the Administrative Agent, pursuant to which, among other things, the Approved Freight Handler acknowledges the Lien of the Administrative Agent in the Collateral in the possession of the Approved Freight Handler and any documents evidencing same.

"Loan Account" shall have the meaning specified in Section 2.7.

"Loan Documents" shall mean this Agreement, any Revolving Loan Notes, the Security Documents, the Blocked Account Agreements, the Earnout Subordination Agreement, the Factoring Intercreditor Agreements, the Fee Letter, the Joinder Agreement, the Guaranty Supplements, all reimbursement agreements relating to Letters of Credit, the Licensor Agreements, any Lien Acknowledgment Agreement, all landlord, warehouseman or bailee waiver agreements in favor of the Administrative Agent, all Requests for Advance, all Requests for Issuance of Letters of Credit, all Notices of Conversion/Continuation, all Borrowing Base Certificates, and all other lockbox agreements, and other agreements executed or delivered by a Borrower Party in connection with or contemplated by this Agreement, including, without limitation, any security agreements or guaranty agreements from the Borrowers' Subsidiaries to the Administrative Agent, the Lenders and the Issuing Banks; provided, however, that none of the Bank Products Documents shall be deemed to constitute Loan Documents.

"Loans" shall mean, collectively, the Revolving Loans, the Swing Loans and Agent Advances.

"Majority Lenders" shall mean (i) as of any date of calculation prior to the termination of the Revolving Loan Commitment, Lenders the sum of whose Revolving Commitment Ratios of the Revolving Loan Commitment on such date of calculation equals or exceeds fifty-one percent (51%) of the amount of the Revolving Loan Commitment on such date of calculation, or (ii) as of any date of calculation after termination of the Revolving Loan Commitment, Lenders the total of whose Revolving Loans outstanding plus participation interests in Letter of Credit Obligations, Agent Advances and Swing Loans outstanding, as applicable, on such date of calculation equals or exceeds fifty-one percent (51%) of the total principal amount of the Revolving Loans, Agent Advances and Swing Loans outstanding plus Letters of Credit Obligations as of such date of calculation.

"Materially Adverse Effect" shall mean any materially adverse effect (a) upon the business, condition (financial or otherwise), operations, properties or prospects of the Parent and its Subsidiaries, taken as a whole, or (b) upon the ability of the Borrower Parties, taken as a whole, to perform under the Loan Documents, or (c) upon the rights, benefits or interests of the Administrative Agent, the Lenders or the Issuing Banks in or to this Agreement, any other Loan Document or the Collateral.

"Maturity Date" shall mean June 13, 2008 or such earlier date as payment of the Loans shall be due (whether by acceleration or otherwise).

"Maximum Borrower Liability" shall have the meaning specified in
Section 13.5(b).

"Moody's" shall mean Moody's Investor Service, Inc.

"Mortgage" shall mean, collectively, any mortgage, deed of trust or deed to secure debt entered into between a Borrower Party and the Administrative Agent, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Multiemployer Plan" shall have the meaning specified in Section 4001(a)(3) of ERISA.

"Necessary Authorizations" shall mean all material authorizations, consents, permits, approvals, licenses, and exemptions from, and all filings and registrations with, and all reports to, any Governmental Authority whether federal, state, local, and all agencies thereof, which are required for the consummation of the Acquisition and the transactions contemplated by the Loan Documents and the conduct of the businesses and the ownership (or lease) of the properties and assets of the Borrower Parties and their Subsidiaries, as applicable.

"Net Cash Proceeds" shall mean, with respect to any sale, lease, transfer, casualty loss or other disposition or loss of assets by any Borrower Party or any issuance by any Borrower Party of any Equity Interests or the incurrence by any Borrower Party of any

Total Debt (other than the Obligations), the aggregate amount of cash received for such assets or Equity Interests, or as a result of such Total Debt, net of reasonable and customary transaction costs properly attributable to such transaction and payable by such Borrower Party to a non-Affiliate in connection with such sale, lease, transfer or other disposition of assets or the issuance of any Equity Interests or the incurrence of any Total Debt, including without limitation, sales commissions and underwriting discounts.

"Net Income" shall mean, with respect to any Person for any period, the consolidated net income (or deficit) of such Person and its Subsidiaries for such period, determined in accordance with GAAP.

"Notice of Conversion/Continuation" shall mean a notice in substantially the form of Exhibit F.

"Obligations" shall mean (a) all payment and performance obligations as existing from time to time of the Borrower Parties to the Lender Group under this Agreement and the other Loan Documents (including all Letter of Credit Obligations and including any interest, fees and expenses that, but for the provisions of the Bankruptcy Code, would have accrued), as they may be amended from time to time, or as a result of making the Loans or issuing the Letters of Credit, (b) any obligations as existing from time to time of any Borrower Party to the Administrative Agent (or an affiliate of the Administrative Agent) or, so long as Bank of America, N.A. is a Lender hereunder, Bank of America, N.A. (or an affiliate of Bank of America, N.A.) arising from or in connection with Bank Products and (c) any obligations as existing from time to time of any Borrower Party to the Administrative Agent (or an affiliate of the Administrative Agent) or any Lender (or an Affiliate of a Lender), as applicable, arising from or in connection with any Hedge Agreement.

"OLV" shall mean, as to any particular asset, the value that is estimated to be recoverable in an orderly liquidation thereof, as determined from time to time by a qualified appraiser selected by the Administrative Agent.

"Other Debt Relief Law" shall have the meaning specified in Section 13.5(b).

"Overadvance" shall have the meaning specified in Section 2.1(d).

"Oxford Receivables Company" shall mean Oxford Receivables Company, a Delaware corporation.

"Parent" shall mean Oxford Industries, Inc., a Georgia corporation.

"Participant" shall have the meaning specified in Section 11.5.

"Payment Date" shall mean the last day of each Eurodollar Advance Period for a Eurodollar Advance.

"PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

"Permitted Liens" shall mean, as applied to any Person:

(a) Any Lien in favor of the Administrative Agent or any other member of the Lender Group given to secure the Obligations;

(b)      (i)      Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies, or claims not yet delinquent or the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books;

(c) Liens of carriers, warehousemen, mechanics, laborers, suppliers, workers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

(d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance or other types of social security benefits;

(e) Easements, rights-of-way, restrictions (including zoning or deed restrictions), and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person;

(f) Purchase money security interests and Liens securing Capitalized Lease Obligations provided that such Lien attaches only to the asset (which asset shall not constitute Inventory) so purchased or leased by the applicable Borrower Party and secures only Indebtedness incurred by such Borrower Party in order to purchase or lease such asset, but only to the extent permitted by
Section 8.1(d) ;

(g) Deposits to secure the performance of bids, trade contracts, tenders, sales, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h)      Liens arising in connection with the sale of Accounts permitted by
Section 8.7 and subject to a Factoring Intercreditor Agreement;

(i) Liens on assets of the Borrower Parties on the Agreement Date (after giving effect to the Acquisition) which are set forth on Schedule 1(c); and

(j) With respect to Collateral consisting of real property, Liens that are exceptions to the commitments for title insurance issued in connection with the Mortgage, as accepted by the Administrative Agent in its sole and absolute discretion.

"Person" shall mean an individual, corporation, partnership, trust, joint stock company, limited liability company, unincorporated organization, other legal entity or joint venture or a government or any agency or political subdivision thereof.

"Plan" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA or any other plan maintained for employees of any Person or any ERISA Affiliate of such Person.

"Pledge Agreement" shall mean that certain Pledge Agreement of even date herewith by certain Borrower Parties in favor of the Administrative Agent for the benefit of the Lender Group, substantially in the form of Exhibit G, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Pro Forma Basis" shall mean for purposes of determining compliance with the covenants set forth in Sections 8.8, 8.9 and 8.10 hereof and the defined terms relating thereto, giving pro forma effect to any acquisition or sale of a Person, business or asset, and any related incurrence, repayment or refinancing of Indebtedness, Capital Expenditures or other related transactions which would otherwise be accounted for as an adjustment permitted by Regulation S-X under the Securities Act or on a pro forma basis under GAAP, in each case, as if such acquisition or sale and related transactions were realized on the first day of the relevant period.

"Property" shall mean any real property or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, Inventory or other asset owned, leased or operated by any Borrower Party or any Subsidiary of a Borrower Party (including, without limitation, any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

"Pro Rata Share" shall have the meaning specified in Section 3.1(m).

"Reimbursement Obligations" shall mean the payment obligations of the Borrowers under Section 2.15(d).

"Replacement Asset" shall have the meaning specified in Section 2.6(b)(ii).

"Replacement Event" shall have the meaning specified in Section 11.16.

"Reportable Event" shall have the meaning specified in Section 4043(c) of ERISA and the regulations thereunder, but shall not include any event which is not subject to the thirty (30) day notice requirement for which notice is waived under the regulations to Section 4043 of ERISA.

"Request for Advance" shall mean any certificate signed by an Authorized Signatory of the Administrative Borrower requesting an Advance hereunder which will increase the aggregate amount of the Loans outstanding, which certificate shall be denominated a

"Request for Advance," and shall be in substantially the form of Exhibit H. Each Request for Advance shall, among other things, specify the date of the Advance, which shall be a Business Day, the amount of the Advance, and the type of Advance.

"Request for Issuance of Letter of Credit" shall mean any certificate signed by an Authorized Signatory of the Administrative Borrower requesting that an Issuing Bank issue (or arrange with a Foreign Issuer for the issuance of) a Letter of Credit hereunder, increase the stated amount of a Letter of Credit or extend the expiration date of a Letter of Credit, which certificate shall be in substantially the form of Exhibit I, and shall, among other things, (a) with respect to any new Letter of Credit, specify that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (b) with respect to any increase in the stated amount of an existing Letter of Credit or extension of the expiration date of any existing Letter of Credit, identify the Letter of Credit to be amended and the Issuing Bank therefor, (c) the stated amount of the Letter of Credit (which shall be in Dollars), (c) the effective date (which shall be a Business Day) for the issuance or amendment of such Letter of Credit, (d) the date on which such Letter of Credit is to expire (which shall be a Business Day and which shall be subject to Section 2.15(a)),
(e) the Person for whose benefit such Letter of Credit (or amendment to a Letter of Credit) is to be issued, (f) other relevant terms of such Letter of Credit, and (g) the Available Letter of Credit Amount as of the scheduled date of issuance (or amendment) of such Letter of Credit.

"Reserves" shall mean reserves that the Administrative Agent may establish from time to time in its reasonable credit judgment for such purposes as the Administrative Agent shall deem necessary. Without limiting the generality of the foregoing, the following reserves shall be deemed an exercise of the Administrative Agent's reasonable credit judgment: (a) reserves for price adjustments and damages, (b) reserves for obsolescence of Inventory; (c) reserves for special order goods and deferred shipment sales; (d) reserves for accrued but unpaid ad valorem and personal property tax liability; (e) reserves for market value declines; (f) receivable reserves; (g) reserves in the amount of Net Cash Proceeds provisionally applied to the Swing Loans, Agent Advances and the Revolving Loans after an asset sale or casualty loss pending reinvestment of the Net Cash Proceeds of the applicable sale or loss in a Replacement Asset pursuant to the terms of Section 2.6(b)(ii); (h) Bank Product Reserves; (i) reserves for accrued, unpaid interest on the Obligations; (j) reserves for warehousemen's, bailees', shippers' or carriers' charges; (k) reserves for royalty payments on License Agreements; and (l) reserves for any other matter that has a negative impact on the value of the Collateral;

"Restricted Payment" shall mean (a) Dividends, (b) any payment of management, consulting or similar fees payable by any Borrower Party or any Subsidiary of a Borrower Party to any Affiliate, (c) any earnout payments to the Sellers, including, without limitation earnout payments made pursuant to the Earnout Agreement, (d) any payment prior to the scheduled maturity of any Total Debt of any Borrower Party (other than the Obligations) or (e) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, the Senior Notes.

"Restricted Purchase" shall mean any payment on account of the purchase, redemption, or other acquisition or retirement of any shares of Equity Interests of any Borrower Party.

"Revolving Commitment Ratio" shall mean, with respect to any Lender, the ratio, expressed as a percentage, of (i) the Revolving Loan Commitment of such Lender, divided by (ii) the aggregate Revolving Loan Commitments of all Lenders, which, as of the Agreement Date, are set forth (together with Dollar amounts thereof) on Schedule 1(b); and "Revolving Commitment Ratios" shall mean, collectively, the Revolving Commitment Ratio of each Lender.

"Revolving Loan Commitment" shall mean the several obligations of the Lenders to advance the aggregate amount of up to $275,000,000 to the Borrowers on or after the Agreement Date, in accordance with their respective Revolving Commitment Ratios, pursuant to the terms hereof, and as such amount may be reduced from time to time, pursuant to the terms of this Agreement.

"Revolving Loan Notes" shall mean those certain promissory notes issued by the Borrowers to each of the Lenders that requests a promissory note, in accordance with each such Lender's Revolving Commitment Ratio of the Revolving Loan Commitment, in substantially in the form of Exhibit J, and any amendments, replacements, extensions, or renewals thereof.

"Revolving Loans" shall mean, collectively, the amounts (other than Agent Advances and Swing Loans) advanced from time to time by the Lenders to the Borrowers under the Revolving Loan Commitment, not to exceed the amount of the Revolving Loan Commitment.

"S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill,
Inc.

"SEA" shall mean the Securities and Exchange Act of 1934 and the rules promulgated thereunder by the Securities and Exchange Commission, as amended from time to time or any similar Federal law then in force

"Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal law then in force.

"Security Agreement" shall mean that certain Security Agreement of even date herewith among the Borrower Parties and the Administrative Agent, on behalf of, and for the benefit of, the Lender Group, substantially in the form of Exhibit K, as the same may be amended, restated, supplemented or otherwise modified from time to time.

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

"Security Documents" shall mean, collectively, the Assignments of Life Insurance Policy, the Assignment of Rights under Acquisition Agreement, the Intellectual Property Security Agreement, each Mortgage, the Pledge Agreement, the Security Agreement, all UCC-1 financing statements and any other document, instrument or agreement granting Collateral for the Obligations, as the same may be amended or modified from time to time.

"Sellers" shall mean, collectively SKM-TB, LLC, a Delaware limited liability company, S. Anthony Margolis, The Margolis Family Stock Trust u/a/d May 1, 2000, Whole Duty Investment, Ltd., a Hong Kong corporation, Bonita Beach Blues, Inc., a Florida corporation, and Lucio Dalla Gasperina.

"Senior Notes" shall mean the senior debt securities of the Parent issued under and pursuant to the terms of the Indenture in the aggregate principal amount of $200,000,000 and due June 11, 2011.

"Senior Notes Debt" shall mean Indebtedness evidenced by the Senior Notes Documents.

"Senior Notes Documents" shall mean the Senior Notes and the Indenture, as the same may be amended, modified or supplemented from time to time in accordance with Section 8.13.

"Standby Letter of Credit" shall mean a Letter of Credit issued to support obligations of any Borrower Party incurred in the ordinary course of its business, and which is not a Commercial Letter of Credit.

"Standby Letter of Credit Issuers" shall mean Issuing Banks consisting of SunTrust Bank and any other Issuing Bank (consented to by the Administrative Agent and, so long as no Default exists, the Administrative Borrower) who may be designated as a Standby Letter of Credit Issuer pursuant to an Assignment and Assumption Agreement or otherwise.

"Subsidiary" shall mean, as applied to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which more than fifty percent (50%) of the outstanding partnership interests is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and (b) any other entity which is controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

"SunTrust Bank" shall mean SunTrust Bank, a bank organized under the laws of the State of Georgia.

"Swing Bank" shall mean SunTrust Bank, or any other Lender who shall agree with the Administrative Agent and the Administrative Borrower to act as Swing Bank.

"Swing Loans" shall mean any Loans made to the Borrowers by the Swing Bank from time to time, in accordance with Section 2.2(g).

"Syndication Agent" shall mean Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., in its capacity as syndication agent.

"Target" shall mean Viewpoint International, Inc., a Delaware corporation.

"Target Retail Borrower Parties" shall mean, collectively, all Domestic Subsidiaries of the Target that are parties to this Agreement and whose principal business is the operation of retail stores.

"Total Debt" shall mean as of any date of determination, all Indebtedness of the Parent and its Subsidiaries on a consolidated basis, excluding Indebtedness of the type described in clause (e) the definition of Indebtedness.

"UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Administrative Agent's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

"Uniform Customs" shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

"Value" shall mean, at any particular date: (a) the lower of the fair market value of the Inventory and its cost, valued in accordance with the "First-In, First-Out" method of accounting, minus (b) an amount which is equal to the amount of reserves which, under FASB No. 48, "Revenue recognition when the right of return exists," the Borrowing Base Borrower Parties shall be required to take in regard to the amount identified in subparagraph (a) hereof.

"Voidable Transfer" shall have the meaning specified in Section 13.6.

         Section 1.2 Accounting Principles. The classification, character and amount of all assets, liabilities, capital accounts and reserves and of all items of income and expense to be determined, and any consolidation or other accounting computation to be made, and the interpretation of any definition containing any financial term, pursuant to this Agreement shall be determined and made in accordance with GAAP consistently applied, provided that if because of a change in GAAP after the date of this Agreement the Parent or any of its Subsidiaries would be required to alter a previously utilized accounting principle, method or policy in order to remain in compliance with GAAP, such determination shall continue to be made in accordance with the Parent's or such Subsidiary's previous accounting principles, methods and policies.

         Section 1.3 Other Interpretive Matters. Each definition of an agreement in this Article 1 shall include such instrument or agreement as modified, amended, or supplemented from time to time with, if required, the prior written consent of the Majority Lenders, except as provided in Section 11.12. Except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically provided herein, each reference to a "Section", "Article", "Exhibit" or "Schedule" shall be to a Section or Article hereof or an Exhibit or Schedule attached hereto. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. All terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the Agreement Date and which are not otherwise defined herein shall have the same meanings herein as set forth therein. All financial calculations hereunder shall, unless otherwise stated, be determined for the Parent on a consolidated basis with its Subsidiaries.

                                   ARTICLE 2.

                       THE LOANS AND THE LETTERS OF CREDIT

         Section 2.1 Extension of Credit. Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, the Lenders have extended and agree, severally in accordance with their respective Revolving Commitment Ratios, and not jointly, to extend credit in an aggregate principal amount not to exceed Two Hundred Seventy Five Million Dollars ($275,000,000).

         (a) The Revolving Loans. The Lenders agree, severally in accordance with their respective Revolving Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and relend to the Borrowers, on any Business Day prior to the Maturity Date, amounts which do not exceed such Lender's ratable share (based upon such Lender's Revolving Commitment Ratio) of Availability as of such Business Day. Subject to the terms and conditions hereof and prior to the

Maturity Date, Advances under the Revolving Loan Commitment may be repaid and reborrowed from time to time on a revolving basis.

         (b) The Letters of Credit. Subject to the terms and conditions hereof, each Issuing Bank agrees, severally in accordance with its Letter of Credit Commitment and not jointly, to issue Letters of Credit (or to arrange with a Foreign Issuer for the issuance of a Letter of Credit on behalf of such Issuing Bank) for the account of the Borrowers pursuant to Section 2.15 (i) in an aggregate outstanding face amount (A) for all Issuing Banks, not to exceed the Aggregate Letter of Credit Commitment at any time, (B) for any individual Issuing Bank, not to exceed such Issuing Bank's Letter of Credit Commitment, and
(ii) with respect to the issuance of any Letter of Credit as of any Business Day, not to exceed the Available Letter of Credit Amount as of such Business Day.

         (c) The Swing Loans. Subject to the terms and conditions hereof, the Swing Bank, in its sole discretion, may from time to time after the Agreement Date but prior to the Maturity Date, make Swing Loans to the Borrowers in an aggregate principal amount not to exceed at any time outstanding the least of (i) the Swing Bank's pro rata share (in accordance with its Revolving Commitment Ratio) of Availability, (ii) the excess of (x) the Swing Bank's pro rata share (in accordance with its Revolving Commitment Ratio) of the Revolving Loan Commitment less (y) the sum of the aggregate outstanding principal amount of Swing Loans and Revolving Loans made by it and the Swing Bank's pro rata share (in accordance with its Revolving Commitment Ratio) of the outstanding Letter of Credit Obligations and Agent Advances, and (iii) $25,000,000.

         (d) Overadvances; Optional Overadvances. If at any time the amount of the Aggregate Revolving Credit Obligations exceeds the Borrowing Base, the Revolving Loan Commitment or any other applicable limitation set forth in this Agreement (including, without limitation, the limitations on Swing Loans, Agent Advances and Letters of Credit), such excess (an "Overadvance") shall nevertheless constitute a portion of the Obligations that are secured by the Collateral and are entitled to all benefits thereof. In no event, however, shall the Borrowers have any right whatsoever to (i) receive any Revolving Loan, (ii) receive any Swing Loan, or (iii) request the issuance of any Letter of Credit if, before or after giving effect thereto, there shall exist a Default. In the event that (1) any Lender shall make any Revolving Loans, (2) any Issuing Bank shall agree to the issuance of any Letter of Credit, (3) the Swing Bank shall make any Swing Loan, or (4) the Administrative Agent shall make any Agent Advances, which in any such case gives rise to an Overadvance, the Borrowers shall make, on demand, a payment on the Obligations to be applied to the Revolving Loans, the Swing Loans, the Agent Advances and the Letter of Credit Reserve Account, as appropriate, in an aggregate principal amount equal to such Overadvance.

         (e) Agent Advances. (i) Subject to the limitations set forth below and notwithstanding anything else in this Agreement to the contrary, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the

Administrative Agent's sole discretion, (A) after the occurrence and during the continuance of a Default, or (B) at any time that any of the other conditions precedent set forth in Article 4 have not been satisfied, to make Base Rate Advances to the Borrowers on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed $5,000,000, but, together with all Revolving Loans, Swing Loans and Letters of Credit outstanding, not in excess of the Revolving Loan Commitment, which the Administrative Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as provided under this Agreement (any of such advances are herein referred to as "Agent Advances"); provided, that the Majority Lenders may at any time revoke the Administrative Agent's authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent's receipt thereof. The Administrative Agent shall promptly provide to the Administrative Borrower written notice of any Agent Advance.

                  (ii) The Agent Advances shall be secured by the Collateral and shall constitute Obligations hereunder. Each Agent Advance shall bear interest at the same rate as a Base Rate Advance. Each Agent Advance shall be subject to all terms and conditions of this Agreement and the other Loan Documents applicable to Revolving Loans, except that all payments thereon shall be made to the Administrative Agent solely for its own account. The Administrative Agent shall have no duty or obligation to make any Agent Advance hereunder.

                  (iii) The Administrative Agent shall notify each Lender no less frequently than weekly, as determined by the Administrative Agent, of the principal amount of Agent Advances outstanding as of 12:00 noon (Atlanta, Georgia time) as of such date, and each Lender's pro rata share thereof. Each Lender shall before 2:00 p.m. (Atlanta, Georgia time) on such Business Day (the "Agent Advance Settlement Date") make available to the Administrative Agent, in immediately available funds, the amount of its pro rata share of such principal amount of Agent Advances outstanding. Upon such payment by a Lender, such Lender shall be deemed to have made a Revolving Loan to the Borrowers, notwithstanding any failure of the Borrowers to satisfy the conditions in Section 4.2. The Administrative Agent shall use such funds to repay the principal amount of Agent Advances. Additionally, if at any time any Agent Advances are outstanding, any of the events described in clauses (g) or (h) of Section 9.1 shall have occurred, then each Lender shall automatically, upon the occurrence of such event, and without any action on the part of the Administrative Agent, the Borrowers or the Lenders, be deemed to have purchased an undivided participation in the principal and interest of all Agent Advances then outstanding in an amount equal to such Lender's Revolving Commitment Ratio and each Lender shall, notwithstanding such Event of Default, immediately pay to the Administrative Agent in immediately available funds, the amount of such Lender's participation (and upon receipt thereof, the Administrative Agent shall deliver to such Lender, a loan participation certificate dated the date of receipt of such funds in such amount).

         Section 2.2 Manner of Borrowing and Disbursement of Loans.

         (a) Choice of Interest Rate, etc. Any Advance of the Revolving Loans shall, at the option of the Borrowers, be made either as a Base Rate Advance or as a Eurodollar Advance (except for the first two (2) Business Days after the Agreement Date, during which period the Revolving Loans shall bear interest as a Base Rate Advance); provided, however, that (i) if the Administrative Borrower fails to give the Administrative Agent written notice specifying whether a Eurodollar Advance is to be repaid, continued or converted on a Payment Date, such Advance shall be converted to a Base Rate Advance on the Payment Date in accordance with Section 2.3(a)(iii), and (ii) the Administrative Borrower may not select a Eurodollar Advance (A) with respect to Swing Loans,
(B) with respect to an Advance, the proceeds of which are to reimburse an Issuing Bank pursuant to Section 2.15, or (C) if, at the time of such Advance or at the time of the continuation of, or conversion to, a Eurodollar Advance pursuant to Section 2.2(c), a Default has occurred and is continuing. Any notice given to the Administrative Agent in connection with a requested Advance hereunder (other than a request for a Swing Loan) shall be given to the Administrative Agent prior to 11:00 a.m. (Atlanta, Georgia time) in order for such Business Day to count toward the minimum number of Business Days required.

         (b)      Base Rate Advances.

                  (i)      Initial and Subsequent Advances. The Administrative

         Borrower shall give the Administrative Agent in the case of Base Rate Advances, not later than 11:00 a.m. (Atlanta, Georgia time) on the Business Day of a proposed Advance irrevocable prior notice by telephone and shall confirm any such telephone notice with a written Request for Advance; provided, however, that the failure by the Administrative Borrower to confirm any notice by telephone or telecopy with a Request for Advance shall not invalidate any notice so given.

                  (ii) Repayments and Conversions. The Borrowers may (A) at any time without prior notice repay or prepay a Base Rate Advance, or
         (B) upon at least three (3) Business Days' irrevocable prior written notice to the Administrative Agent in the form of a Notice of Conversion/Continuation, convert all or a portion of the principal thereof to one or more Eurodollar Advances. Upon the date indicated by the Administrative Borrower, such Base Rate Advance shall be so repaid or converted.

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

         (c)      Eurodollar Advances.

                  (i) Initial and Subsequent Advances. The Administrative Borrower shall give the Administrative Agent in the case of Eurodollar Advances at least three (3) Business Days' irrevocable prior notice by telephone and shall immediately confirm any such telephone notice with a written Request for Advance; provided, however, that the failure by the Administrative Borrower to confirm any notice by telephone or telecopy with a Request for Advance shall not invalidate any notice so given.

                  (ii) Repayments, Continuations and Conversions. At least three (3) Business Days prior to each Payment Date for a Eurodollar Advance, the Administrative Borrower shall give the Administrative Agent written notice in the form of a Notice of Continuation/Conversion specifying whether all or a portion of such Eurodollar Advance outstanding on such Payment Date is to be continued in whole or in part as one or more new Eurodollar Advances and also specifying the new Eurodollar Advance Period applicable to the continuation of such Eurodollar Advance (and subject to the provisions of this Agreement, upon such Payment Date such Eurodollar Advance shall be so continued). Upon such Payment Date, any Eurodollar Advance (or portion thereof) not so continued shall be converted to a Base Rate Advance, subject to
         Section 2.5, or prepaid or repaid.

                  (iii) Miscellaneous. Notwithstanding any term or provision of this Agreement which may be construed to the contrary, each Eurodollar Advance shall be in a principal amount of no less than $1,000,000 and in an integral multiple of $500,000 in excess thereof, and at no time shall the aggregate number of all Eurodollar Advances then outstanding exceed ten (10).

         (d) Notification of Lenders. Upon receipt of a (i) Request for Advance or a telephone or telecopy request for Advance, (ii) notification from an Issuing Bank that a draw has been made under any Letter of Credit (unless such Issuing Bank will be reimbursed through the funding of a Swing Loan), (iii) notification from the Swing Bank with respect to any outstanding Swing Loans pursuant to Section 2.2(g)(ii) or (iv) notice from the Administrative Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of each Lender's portion of any such Advance. Each Lender shall, not later than 1:00 p.m. (Atlanta, Georgia time) on the date specified for such Advance in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of such Lender's portion of the Advance in immediately available funds.

         (e) Disbursement. Prior to 3:00 p.m. (Atlanta, Georgia time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 4 hereof, disburse the amounts made available to the

Administrative Agent by the Lenders in like funds by (i) transferring the amounts so made available by wire transfer to the Disbursement Account or (ii) in the case of an Advance the proceeds of which are to reimburse an Issuing Bank pursuant to Section 2.15, transferring such amounts to such Issuing Bank. Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 Noon (Atlanta, Georgia time) on the date of any Advance that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent, (x) for the first two (2) Business Days, at the Federal Funds Rate on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, and (y) thereafter, at the Base Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement, and if both such Lender and the Borrowers shall pay and repay such corresponding amount, the Administrative Agent shall promptly relend to the Borrowers such corresponding amount. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Administrative Borrower, and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender. In the event that a Lender for any reason fails or refuses to fund its portion of an Advance in violation of this Agreement, then, until such time as such Lender has funded its portion of such Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such non-funding Lender shall not (i) have the right to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and with respect to any such Lender, the amount of the Revolving Loan Commitment or Loans, as applicable, held by such Lender shall not be counted as outstanding for purposes of determining "Majority Lenders" hereunder, and (ii) be entitled to receive any payments of principal, interest or fees from the Borrowers or the Administrative Agent (or the other Lenders) in respect of its Loans.

         (f) Deemed Requests for Advance. Unless payment is otherwise timely made by the Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, interest, reimbursement obligations in connection with Letters of Credit, premiums, fees, reimbursable expenses or other sums payable hereunder shall be deemed irrevocably to be a Request for Advance on the due date of, and in an aggregate amount required to pay, such principal, interest, reimbursement obligations in connection with Letters of Credit, premiums, fees, reimbursable expenses or other sums payable hereunder, and the proceeds of a Revolving Loan made pursuant thereto may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as a Base Rate Advance; provided, however, that the Administrative Agent shall provide the Administrative Borrower with ten (10) days prior written notice before making any such Advance that will be made for the purpose of paying an Obligation other than principal, interest, reimbursement obligations in connection with Letters of Credit, premiums or fees. The Lenders shall have no obligation to the Borrowers to honor any deemed Request for Advance under this Section 2.2(f) unless all the conditions set forth in Section 4.2 have been satisfied, but, with the consent of the Lenders required under the last sentence of Section 4.2, may do so in their sole discretion and without regard to the existence of, and without being deemed to have waived, any Default and without regard to the existence or creation of an Overadvance or the failure by the Borrowers to satisfy any of the conditions set forth in Section 4.2. No further authorization, direction or approval by the Borrowers shall be required to be given by the Administrative Borrower for any deemed Request for Advance under this Section 2.2(f). The Administrative Agent shall promptly provide to the Administrative Borrower written notice of any Advance pursuant to this Section 2.2(f).

         (g)      Special Provisions Pertaining to Swing Loans.

                  (i) The Administrative Borrower shall give the Swing Bank written notice in the form of a Request for Advance, or notice by telephone, followed immediately by a written request for Advance no later than 1:00 p.m. (Atlanta, Georgia time) on the date on which the Borrowers wish to receive an Advance of any Swing Loan, in each case, with a copy to the Administrative Agent; provided, however, that the failure by the Administrative Borrower to confirm any notice by telephone with a written Request for Advance shall not invalidate any notice so given; provided further, however, that any request by the Administrative Borrower of a Base Rate Advance under the Revolving Loan Commitment shall be deemed to be a request for a Swing Loan unless the Administrative Borrower specifically requests otherwise. Each Swing Loan shall bear interest at the same rate as a Base Rate Advance. If the Swing Bank, in its sole discretion, elects to make the requested Swing Loan, the Advance shall be made on the date specified in the notice or the Request for Advance and such notice or Request for Advance shall specify (i) the amount of the requested Advance, and (ii) instructions for the disbursement of the proceeds of the requested Advance. Each Swing Loan shall be subject to all the terms and conditions applicable to Revolving Loans, except that all payments thereon shall be payable to the Swing Bank solely for its own account. The Swing Bank shall have no duty or obligation to make any Swing Loans hereunder. The Swing Bank shall not make any Swing Loans if (i) the Swing Bank has received written notice from any Lender (or the Swing Bank has actual knowledge) that one or more applicable conditions precedent set forth in Section
         4.2 will not be satisfied on the requested Advance date or (ii) the requested Swing Loan would exceed Availability on the Advance date. In the event the Swing Bank in its sole and absolute discretion elects to make any requested Swing Loan, the Swing Bank shall make the proceeds of such Swing Loan available to the Borrowers by deposit of Dollars in same day funds by wire transfer to the Disbursement Account.

                  (ii) The Swing Bank shall notify the Administrative Agent and each Lender no less frequently than weekly, as determined by the Administrative Agent, of the principal amount of Swing Loans outstanding as of 12:00 noon (Atlanta, Georgia time) as of such date and each Lender's pro rata share thereof. Each Lender shall before 2:00 p.m. (Atlanta, Georgia time) on such Business Day (the "Settlement Date") make available to the Administrative Agent, in immediate available funds, the amount of its pro rata share of such principal amount of Swing Loans outstanding. Upon such payment by a Lender, such Lender shall be deemed to have made a Revolving Loan to the Borrowers, notwithstanding any failure of the Borrowers to satisfy the conditions in Section 4.2. The Administrative Agent shall use such funds to repay the principal amount of Swing Loans to the Swing Bank. Additionally, if at any time any Swing Loans are outstanding, any of the events described in clauses (g) or (h) of Section 9.1 shall have occurred, then each Lender shall automatically upon the occurrence of such event and without any action on the part of the Swing Bank, the Borrowers, the Administrative Agent or the Lenders be deemed to have purchased an undivided participation in the principal and interest of all Swing Loans then outstanding in an amount equal to such Lender's Revolving Commitment Ratio and each Lender shall, notwithstanding such Event of Default, immediately pay to the Administrative Agent for the account of the Swing Bank in immediately available funds, the amount of such Lender's participation (and upon receipt thereof, the Swing Bank shall deliver to such Lender a loan participation certificate dated the date of receipt of such funds in such amount).

         Section 2.3 Interest.

         (a) On Revolving Loans. Interest on Advances, subject to Section 2.3(b) and (c) shall be payable as follows:

                  (i) On Base Rate Advances. Interest on each Base Rate Advance shall be computed for the actual number of days elapsed on the basis of a hypothetical year of 365 days and shall be payable monthly in arrears on the second day of each calendar month for the prior calendar month, commencing on July 2, 2003. Interest on Base Rate Advances then outstanding shall also be due and payable on the Maturity Date. Interest shall accrue and be payable on each Base Rate Advance made with respect to the Revolving Loans at the simple per annum interest rate equal to the sum of (A) the Base Rate, and (B) the applicable Interest Rate Margin.

                  (ii) On Eurodollar Advances. Interest on each Eurodollar Advance shall be computed on the basis of a hypothetical 360-day year for the actual number of days elapsed and shall be payable in arrears on (x) the Payment Date for such Advance, and (y) if the Eurodollar Advance Period for such Advance is greater than three (3) months, on each three month anniversary of such Advance. Interest on Eurodollar Advances then outstanding shall also be due and payable on the Maturity Date. Interest shall accrue and be payable on each Eurodollar Advance made with respect to the Revolving Loans at a rate per annum equal to the sum of (A) the Eurodollar Basis applicable to such Eurodollar Advance, and (B) the applicable Interest Rate Margin.

                  (iii) If No Notice of Selection of Interest Rate. If the Administrative Borrower fails to give the Administrative Agent timely notice of its selection of a Eurodollar Basis, or if for any reason a determination of a Eurodollar Basis for any Advance is not timely concluded, the Base Rate shall apply to such Advance. If the Administrative Borrower fails to elect to continue any Eurodollar Advance then outstanding prior to the last Payment Date applicable thereto in accordance with the provisions of Section 2.2, as applicable, the Base Rate shall apply to such Advance commencing on and after such Payment Date.

         (b) Upon Default. Unless the Majority Lenders shall otherwise agree in writing (which agreement shall not be deemed to be a waiver of any Event of Default), upon the occurrence and during the continuance of an Event of Default, interest on the outstanding Obligations shall accrue at the Default Rate. Interest accruing at the Default Rate shall be payable on demand and in any event on the Maturity Date. The Lenders shall not be required to (A) accelerate the maturity of the Loans, (B) terminate the Revolving Loan Commitments, or (C) exercise any other rights or remedies under the Loan Documents in order to charge interest hereunder at the Default Rate.

         (c) Interest Rate Margin. The interest rate margin (the "Interest Rate Margin") shall be that per annum rate of interest determined as set forth below:

         With respect to any Advance under the Revolving Loan Commitment, the applicable Interest Rate Margin shall be (x) from the Agreement Date through the date six (6) months following the Agreement Date, 2.50% with respect to Eurodollar Advances and 1.00% with respect to Base Rate Advances, and (y) from the date six (6) months and one (1) day following the Agreement Date and thereafter, the interest rate margin determined by the Administrative Agent based upon the Fixed Charge Coverage Ratio as of the fiscal quarter most recently ended for the immediately preceding four (4) fiscal quarter periods (with respect to which the financial statements referred to below have been delivered), effective as of the second Business Day after the financial statements referred to in Section 7.1(b), hereof, and an accompanying certificate of an Authorized Signatory of the Administrative Borrower certifying the calculations of the Fixed Charge Coverage Ratio as set forth in Section 7.3 hereof, are delivered by the Administrative Borrower to the Administrative Agent and each Lender as of such fiscal quarter most recently ended, expressed as a per annum rate of interest as follows:

                                         BASE RATE ADVANCE
                                      (INCLUDING SWING LOANS)       EURODOLLAR
                                             INTEREST            ADVANCE INTEREST
   FIXED CHARGE COVERAGE RATIO             RATE MARGIN              RATE MARGIN
   ---------------------------        -----------------------    ----------------
Greater than 2.50 to 1.00                      0.25%                   1.75%

Greater than 2.00 to 1.00 but less             0.50%                   2.00%
than or equal to 2.50 to 1.00

Greater than 1.50 to 1.00 but less             0.75%                   2.25%
than or equal to 2.00 to 1.00

Greater than 1.25 to 1.00 but less             1.00%                   2.50%
than or equal to 1.50 to 1.00

Less than or equal to 1.25 to 1.00             1.25%                   2.75%

In the event that the Administrative Borrower fails to timely provide the quarterly financial statements and certificate referred to above in accordance with the terms of Sections 7.1(b) and 7.3, and without prejudice to any additional rights under Section 9.2, as of the second Business Day after delivery of such financial statements were due until the date two (2) Business Days following the date such financial statements and certificate are delivered, the applicable Interest Rate Margin shall be 2.75% with respect to Eurodollar Advances and 1.25% with respect to Base Rate Advances.

         (d) Computation of Interest. In computing interest on any Advance, the date of making the Advance shall be included and the date of payment shall be excluded; provided, however, that if an Advance is repaid on the date that it is made, one (1) day's interest shall be due with respect to such Advance.

         Section 2.4 Fees.

         (a) Fee Letter. The Borrowers agree to pay to the Administrative Agent such fees as are set forth in the Fee Letter.

         (b) Unused Line Fee. The Borrowers agree to pay to the Administrative Agent for the account of the Lenders, in accordance with their respective Revolving Commitment Ratios, an unused line fee on the Available Revolving Loan Commitment (without taking into account any Swing Loans) for each day from the Agreement Date through the Maturity Date (or the date of any earlier prepayment in full of the Obligations), (x) from the Agreement Date through and including the date six (6) months following the Agreement Date, at a rate of one-half of one percent (0.50%) per annum, and (y) from the date which is one day after the date six (6) months following the Agreement Date, and thereafter, the unused line fee as set forth below based upon the Fixed Charge Coverage Ratio as of the last day of the fiscal quarter most recently ended for the immediately preceding four (4) fiscal quarter period, effective as of the second (2nd) Business Day after the quarterly financial statements referred to in Section 7.1(b) hereof, and an accompanying certificate of an Authorized Signatory of the Administrative Borrower certifying the calculations of Fixed Charge Coverage Ratio as set forth in Section 7.3 hereof, are delivered by the Administrative Borrower to the Administrative Agent and each Lender as of such fiscal quarter most recently ended, expressed as a per annum rate as follows:

   Fixed Charge Coverage Ratio         Unused Line Fee
   ---------------------------         ---------------
Greater than 1.50 to 1.00                  0.375%

Less than or equal to 1.50 to 1.00         0.500%

In the event that the Administrative Borrower fails to timely provide the quarterly financial statements and certificate referred to above in accordance with the terms of Sections 7.1(b) and 7.3, and without prejudice to any additional rights under Section 9.2, as of the second Business Day after delivery of such financial statements were due until the date two (2) Business Days following the date such financial statements and certificate are delivered, the applicable unused line fee rate shall be 0.500% per annum. Such unused line fee shall be computed on the basis of a hypothetical year of 360 days for the actual number of days elapsed, shall be payable in arrears on July 2, 2003, for the immediately preceding calendar quarter and thereafter shall be payable quarterly in arrears on the second day of each calendar quarter thereafter for the immediately preceding calendar quarter, and if then unpaid, on the Maturity Date (or the date of any earlier prepayment in full of the Obligations), and shall be fully earned when due and non-refundable when paid.

         (c)      Letter of Credit Fees.

                  (i) The Borrowers shall pay to the Administrative Agent for the account of the Lenders, in accordance with their respective Revolving Commitment Ratios, a fee on the stated amount of any outstanding Letters of Credit for each day from the Date of Issue through the Maturity Date (or the date of any earlier prepayment in full of the Obligations) at a rate per annum on the amount of the Letter of Credit Obligations equal to the applicable Interest Rate Margin in effect from time to time with respect to Eurodollar Advances under the Revolving Loan Commitment. Such Letter of Credit fee shall be computed on the basis of a hypothetical year of 360 days for the actual number of days elapsed, shall be payable quarterly in arrears for each calendar quarter on the second day of the immediately succeeding calendar quarter, commencing on July 2, 2003, and if then unpaid, on the Maturity Date (or the date of any earlier prepayment in full of the Obligations), and shall be fully earned when due and non-refundable when paid.

                  (ii) The Borrowers shall also pay to the Administrative Agent, for the account of each applicable Issuing Bank (A) a fee on the undrawn stated amount of each Letter of Credit issued by or on behalf of such Issuing Bank for each day from the Date of Issue through the expiration date of each such Letter of Credit (or any earlier prepayment in full of the Obligations) at a rate of one-eighth of one percent (0.1250%) per annum which fee shall be computed on the basis of a hypothetical year of 360 days for the actual number of days elapsed, shall be payable quarterly in arrears on the second day of each calendar quarter for the immediately preceding calendar quarter, commencing on July 2, 2003, and, if unpaid on the Maturity Date (or any earlier prepayment in full of the Obligations) and (B) any reasonable and customary fees charged by the Issuing Banks for issuance and administration of such Letters of Credit. The foregoing fees shall be fully earned when due, and non-refundable when paid.

         (d)      Computation of Fees. In computing any fees payable under this
Section 2.4, the first day of the applicable period shall be included and the date of the payment shall be excluded.

         Section 2.5 Prepayment/Reduction of Commitment.

         (a) Prepayment of Advances. The principal amount of any Base Rate Advance may be prepaid in full or in part at any time, without penalty; and the principal amount of any Eurodollar Advance may be prepaid prior to the applicable Payment Date, upon three (3) Business Days' prior written notice to the Administrative Agent, provided that the Borrowers shall reimburse the Lenders and the Administrative Agent, on the earlier of demand and the Maturity Date, for any loss or reasonable out-of-pocket expense incurred by the Lenders or the Administrative Agent in connection with such prepayment, as set forth in
Section 2.9. Each notice of prepayment shall be irrevocable, and each such prepayment shall include the accrued interest on the amount so prepaid. Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender's portion of the prepayment. Notwithstanding the foregoing, the Borrowers shall not make any prepayment of the Revolving Loans unless and until the balance of the Swing Loans and Agent Advances then outstanding is zero. Other than with respect to amounts required to be applied to the Revolving Loans pursuant to Section 2.1(d), 2.6(b) or Section 6.15, and other than with respect to prepayment in full of the principal amount of the Advances, prepayments of principal hereunder shall be in minimum amounts of $1,000,000 and integral multiples of $500,000 in excess thereof. Except as provided in Section 2.5(b), any prepayment of Advances outstanding under the Revolving Loan Commitment shall not reduce the Revolving Loan Commitment.

         (b) Permanent Prepayment or Reduction. The Borrowers shall have the right, at any time and from time to time after the Agreement Date and prior to the Maturity Date, upon at least three (3) Business Days' prior written notice to the Administrative Agent by the Administrative Borrower, without premium or penalty, to cancel or reduce permanently all or a portion of the Revolving Loan Commitment on a pro rata basis among the Lenders in accordance with their Revolving Commitment Ratios, provided that any such partial reduction shall be made in an amount not less than $1,000,000 and in integral multiples of $500,000 in excess thereof. As of the date of cancellation or reduction set forth in such notice, the Revolving Loan Commitment shall be permanently reduced to the amount stated in the Administrative Borrower's notice for all purposes herein, and the Borrowers shall pay to the Administrative Agent for the account of the Lenders the amount necessary to reduce the principal amount of the Revolving Loans then outstanding to not more than the amount of the Revolving Loan Commitment as so reduced, together with accrued interest on the amount so prepaid and the unused line fee set forth in Section 2.4(b) accrued through the date of the reduction with respect to the amount reduced, and shall reimburse the Administrative Agent and the Lenders for any loss or out-of-pocket expense incurred by any of them in connection with such payment as set forth in Section 2.9.

         Section 2.6 Repayment.

         (a) The Loans. All unpaid principal and accrued interest on the Loans shall be due and payable in full on the Maturity Date. Notwithstanding the foregoing, however, in the event that at any time and for any reason there shall exist an Overadvance, the Borrowers, in accordance with Section 2.1(d), shall pay to the Administrative Agent an amount equal to the Overadvance, which payment shall constitute a mandatory payment of the Obligations to be applied to the Revolving Loans, Agent Advances, Swing Loans and Letter of Credit Reserve Account, as appropriate.

         (b)      Other Mandatory Repayments.

                  (i) In the event that after the Agreement Date, the Parent shall issue any Equity Interests (other than Equity Interests issued to sellers in connection with any acquisition permitted under
         Section 8.7(d)) or any Borrower Party shall incur any Total Debt other than Total Debt permitted under Section 8.1, one hundred percent (100%) of the Net Cash Proceeds received by such Borrower Party from such issuance or incurrence shall be paid on the date of receipt of the proceeds thereof by such Borrower Party to the Lenders as a mandatory payment of the Loans. Any payment due hereunder shall be applied first to repay outstanding Agent Advances, then outstanding Swing Loans and then to repay outstanding Revolving Loans. Nothing in this Section shall authorize any Borrower Party to issue any Equity Interests or incur any Total Debt except as expressly permitted by this Agreement.

                  (ii) All Net Cash Proceeds of Collateral (including, without limitation, from the sale of inventory in the ordinary course of business, from the sale of other assets permitted under Section 8.7(b) and insurance and condemnation proceeds) shall be remitted to the Administrative Agent in accordance with Section 6.15 and shall be applied to the repayment of the Obligations as set forth in Section 2.11.

         (c) In addition to the foregoing, the Borrowers hereby promise to pay all Obligations, including, without limitation, the principal amount of the Loans and interest and fees thereon, as the same become due and payable hereunder and, in any event, on the Maturity Date.

         Section 2.7 Revolving Loan Notes; Loan Accounts.

         (a) The Revolving Loans shall be repayable in accordance with the terms and provisions set forth herein and, upon request by any Lender, the Revolving Loans owed to such Lender shall be evidenced by Revolving Loan Notes. A Revolving Loan Note shall be payable to the order of each Lender requesting such a Revolving Loan Note in accordance with such Lender's Revolving Commitment Ratio of the Revolving Loan Commitment. Any such Revolving Loan Notes shall be issued by the Borrowers to the Lenders and shall be duly executed and delivered by Authorized Signatories of the Borrowers.

         (b) The Administrative Agent shall open and maintain on its books in the name of the Borrowers a loan account with respect to the Loans and interest thereon (the "Loan Account"). The Administrative Agent shall debit such Loan Account for the principal amount of each Advance made by it on behalf of the Lenders, accrued interest thereon, and all other amounts which shall become due from the Borrowers pursuant to this Agreement (including any Swing Loans and Agent Advances) and shall credit the Loan Account for each payment which the Borrowers shall make in respect to the Obligations. The records of the Administrative Agent with respect to such Loan Account shall be conclusive evidence of the Loans and accrued interest thereon, absent manifest error.

Section 2.8 Manner of Payment.

(a)      When Payments Due.

                  (i) Each payment (including any prepayment) by the Borrowers on account of the principal of or interest on the Loans, fees, and any other amount owed to any member of the Lender Group under this Agreement, the Revolving Loan Notes, or the other Loan Documents shall be made not later than 1:00 p.m. (Atlanta, Georgia time) on the date specified for payment under this Agreement or any other Loan Document to the Administrative Agent at the Administrative Agent's Office, for the account of the Lenders, the Issuing Bank or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 1:00 p.m. (Atlanta, Georgia time) shall be deemed received on the next Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter (but in any event no more than two (2) Business Days following receipt thereof by the Administrative Agent) distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrowers as and when due, the Administrative Agent will promptly notify the Lenders accordingly.

                  (ii) If any payment under this Agreement or any Revolving Loan Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

(b)      No Deduction.

                  (i) Any and all payments of principal and interest, or of any fees or indemnity or expense reimbursements by the Borrowers hereunder or under any other Loan Documents (the "Borrower Payments") shall be made without setoff or counterclaim and free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings with respect to such Borrower Payments and all interest, penalties or similar liabilities with respect thereto, excluding taxes imposed on the net income of any member of the Lender Group (or any transferee or assignee thereof) by the jurisdiction under the laws of which such member of the Lender Group is organized or conducts business or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges or withholdings and liabilities collectively or individually "Taxes"). If a Borrower shall be required to deduct any Taxes from or in respect of any sum payable to any member of the Lender Group hereunder or under any other Loan Document, (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.8(b)(i), such member of the Lender Group shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

                  (ii) In addition, the Borrowers shall pay to the relevant Governmental Authority in accordance with Applicable Law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (such taxes being "Other Taxes").

                  (iii) The Borrowers shall indemnify the members of the Lender Group for the full amount of Taxes and Other Taxes with respect to Borrower Payments paid by such Person, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate setting forth and containing an explanation in reasonable detail of the manner in which such amount shall have been determined and the amount of such payment or liability prepared by a member of the Lender Group or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within thirty (30) days after the date the Administrative Agent or such member, as the case may be, makes written demand therefor. If any Taxes or Other Taxes for which the Administrative Agent or any member of the Lender Group has received indemnification from a Borrower hereunder shall be finally determined to have been incorrectly or illegally asserted and are refunded to the Administrative Agent or such member, the Administrative Agent or such member, as the case may be, shall promptly forward to such Borrower any such refunded amount (after deduction of any Tax or Other Tax paid or payable by any member of the Lender Group as a result of such refund), not exceeding the increased amount paid by such Borrower pursuant to this Section 2.8(b).

                  (iv) As soon as practicable after the date of any payment of Taxes or Other Taxes by a Borrower to the relevant Governmental Authority, such Borrower will deliver to the Administrative Agent, at its address, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

                  (v) On or prior to the Agreement Date (or, in the case of any Lender that becomes a party to this Agreement pursuant to an Assignment and

Assumption Agreement, on or prior to the effective date of such Assignment and Assumption Agreement), each Lender which is organized in a jurisdiction other than the United States or a political subdivision thereof shall provide each of the Administrative Agent and the Borrowers with either (a) two (2) properly executed originals of Form W-8ECI or Form W-8BEN (or any successor forms) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrowers and the Administrative Agent, as the case may be, certifying (i) as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under any other Loan Documents or (ii) that all payments to be made to such Lender hereunder and under any other Loan Documents are subject to such taxes at a rate reduced to zero by an applicable tax treaty, or (b)(i) a certificate executed by such Lender certifying that such Lender is not a "bank" and that such Lender qualifies for the portfolio interest exemption under
Section 881(c) of the Code, and (ii) two (2) properly executed originals of Internal Revenue Service Form W-8BEN (or any successor form), in each case, certifying such Lender's entitlement to an exemption from United States withholding tax with respect to payments of interest to be made hereunder or under any other Loan Documents. Each such Lender agrees to provide the Administrative Agent and the Borrowers with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Administrative Agent and the Borrowers.

                  (vi) The Borrowers shall not be required to indemnify any member of the Lender Group that is organized in a jurisdiction other than the United States or any political subdivision thereof, or to pay any additional amounts to such Lender pursuant to subsection (b)(i) or (b)(iii) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal, state or local withholding tax existed on the date such Lender became a party to this Agreement (or, in the case of a transferee, on the effective date of the Assignment and Assumption Agreement pursuant to which such transferee became a Lender) or, with respect to payments to a new lending office, the date such Lender designated such new lending office; provided, however, that this clause (i) shall not apply to any Lender that became a Lender or new lending office that became a new lending office as a result of an assignment or designation made at the request of a Borrower; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts, if any, that any member of the Lender Group through a new lending office would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the Person making the assignment or transfer to such member of the Lender Group making the designation of such new lending office would have been entitled to receive in the absence of such assignment, transfer or designation or (ii) the obligation to pay such additional amounts or such indemnity payments would not have arisen but for a failure by such member of the Lender Group to comply with the provisions of subsection (b)(v) above.

                  (vii) Any member of the Lender Group claiming any indemnity payment or additional amounts payable pursuant to this Section 2.8(b) shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by any Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the good faith determination of such member of the Lender Group, be otherwise disadvantageous to such Person.

                  (viii) Nothing contained in this Section 2.8(b) shall require any member of the Lender Group to make available to any Borrower any of its tax returns (or any other information) that it deems confidential or proprietary.

         Section 2.9 Reimbursement. Whenever any Lender shall sustain or incur any losses (including losses of anticipated profits) or out-of-pocket expenses in connection with (a) failure by the Borrowers to borrow or continue any Eurodollar Advance, or convert any Advance to a Eurodollar Advance, in each case, after having given notice of their intention to do so in accordance with
Section 2.2 (whether by reason of the election of the Borrowers not to proceed or the non-fulfillment of any of the conditions set forth in Article 3), or (b) prepayment of any Eurodollar Advance in whole or in part for any reason or (c) failure by the Borrowers to prepay any Eurodollar Advance after giving notice of its intention to prepay such Advance, the Borrowers agree to pay to such Lender, promptly upon such Lender's written demand therefor, accompanied by a certificate setting forth in reasonable detail the nature and calculation of such losses and expenses, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses and out-of-pocket expenses, absent manifest error, shall be binding and conclusive. Losses subject to reimbursement hereunder shall include, without limitation, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be, and any lost profit of such Lender or any participant of such Lender over the remainder of the Eurodollar Advance Period for such prepaid Advance. For purposes of calculating amounts payable to a Lender under this paragraph, each Lender shall be deemed to have actually funded its relevant Eurodollar Advance through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Eurodollar Advance and having a maturity and repricing characteristics comparable to the relevant Eurodollar Advance Period; provided, however, that each Lender may fund each of its Eurodollar Advances in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section.

         Section 2.10 Pro Rata Treatment.

         (a) Advances. Each Advance with respect to the Revolving Loans, from the Lenders under this Agreement shall be made pro rata on the basis of their respective Revolving Commitment Ratios.

         (b) Payments. Each payment and prepayment of the principal of the Revolving Loans and each payment of interest on the Revolving Loans received from the Borrowers shall be made by the Administrative Agent to the Lenders pro rata on the basis of their respective unpaid principal amounts thereof outstanding immediately prior to such payment or prepayment (except in cases when a Lender's right to receive payments is restricted pursuant to Section 2.2(e)). If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Loans in excess of its ratable share of the Revolving Loans under its Revolving Commitment Ratio (or in violation of any restriction set forth in Section 2.2(e)), such Lender shall forthwith purchase from the other Lenders such participation in the Revolving Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery without interest thereon unless the Lender obligated to repay such amount is required to pay interest. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

         Section 2.11 Application of Payments.

         (a) Payments Prior to Event of Default. Prior to the occurrence and continuance of an Event of Default, all amounts received by the Administrative Agent from the Borrowers (other than payments specifically earmarked for application to certain principal, interest, fees or expenses hereunder), shall be distributed by the Administrative Agent in the following order of priority: FIRST, to the payment of fees and expenses then due and payable to the Administrative Agent hereunder; SECOND, pro rata to the payment of any fees and expenses then due and payable to the Lenders and the Issuing Banks hereunder or under any other Loan Documents; THIRD, to the payment of interest then due and payable on the Swing Loans, Agent Advances and the Revolving Loans; FOURTH, to the payment of principal then due and payable on the Swing Loans and Agent Advances; FIFTH, to the payment of principal then due and payable on the Revolving Loans; SIXTH, to the payment of Obligations arising in respect of Bank Products (including, Hedge Agreements) then due to the Administrative Agent (or any affiliate of the Administrative Agent) or, so long as Bank of America, N.A. is a

Lender hereunder, Bank of America, N.A. (or any Affiliate of Bank of America, N.A.) and to the payment of Obligations arising in respect of Hedge Agreements then due to any of the other Lenders (or any Affiliate of any other Lender) from the Borrowers; and SEVENTH, to the payment of all other Obligations not otherwise referred to in this Section 2.11(a) then due and payable.

         (b) Payments Subsequent to Event of Default. Subsequent to the occurrence and during the continuance of an Event of Default, payments and prepayments with respect to the Obligations made to the Administrative Agent, the Lenders, the Issuing Banks or otherwise received by the Administrative Agent, any Lender, any Issuing Bank (from realization on Collateral or otherwise) shall be distributed in the following order of priority (subject, as applicable, to Section 2.10): FIRST, to the costs and expenses (including attorneys' fees and expenses), if any, incurred by the Administrative Agent, any Lender, or any Issuing Bank in the collection of such amounts under this Agreement or any other Loan Documents, including, without limitation, any costs incurred in connection with the sale or disposition of any Collateral; SECOND, to any fees then due and payable to the Administrative Agent under this Agreement or any other Loan Document; THIRD, pro rata to any fees then due and payable to the Lenders and the Issuing Banks under this Agreement or any other Loan Document; FOURTH, pro rata to the payment of interest then due and payable on the Swing Loans, Agent Advances and the Revolving Loans; FIFTH, pro rata to
(i) the payment of the principal of the Swing Loans and Agent Advances then outstanding, (ii) the payment of principal on the Revolving Loans then outstanding and (iii) the Letter of Credit Reserve Account to the extent of one hundred five percent (105%) of any Letter of Credit Obligations then outstanding; SIXTH, to the payment of any Obligations arising in respect of Bank Products then due to the Administrative Agent (or any affiliate of the Administrative Agent) or any Lender (or any Affiliate of a Lender); SEVENTH, to any other Obligations not otherwise referred to in this Section 2.11(b); and EIGHTH, upon satisfaction in full of all Obligations to the Borrowers or as otherwise required by law.

         Section 2.12 Use of Proceeds. The proceeds of the Loans shall be used by the Borrowers as follows:

         (a) The initial Advance of Revolving Loans hereunder shall be used on the Agreement Date to provide financing related to the acquisition by the Parent of the Equity Interests of the Target pursuant to the Acquisition Agreement, to fund transaction fees, costs and expenses and to refinance, in conjunction with proceeds of other funds received, certain existing indebtedness of the Borrowers.

         (b) The balance of the proceeds of the Loans shall be used to finance the Borrowers' working capital needs, permitted capital expenditures, permitted acquisitions and general corporate needs.

         Section 2.13 All Obligations to Constitute One Obligation. All Obligations shall constitute one general obligation of the Borrowers and shall be secured by the

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Administrative Agent's security interest (on behalf of, and for the benefit of, the Lender Group) and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time hereafter granted by any Borrower Party to the Administrative Agent or any other member of the Lender Group, to the extent provided in the Security Documents under which such Liens arise.

         Section 2.14 Maximum Rate of Interest. The Borrowers and the Lender Group hereby agree and stipulate that the only charges imposed upon the Borrowers for the use of money in connection with this Agreement are and shall be the specific interest and fees described in this Article 2 and in any other Loan Document. Notwithstanding the foregoing, the Borrowers and the Lender Group further agree and stipulate that all closing fees, agency fees, syndication fees, facility fees, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by any member of the Lender Group to third parties or for damages incurred by the Lender Group or any of them are charges to compensate the Lender Group for underwriting and administrative services and costs or losses performed or incurred, and to be performed and incurred, by the Lender Group in connection with this Agreement and the other Loan Documents and shall under no circumstances be deemed to be charges for the use of money pursuant to any Applicable Law. In no event shall the amount of interest and other charges for the use of money payable under this Agreement exceed the maximum amounts permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and other charges for the use of money and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if the amount of such interest and other charges for the use of money or manner of payment exceeds the maximum amount allowable under applicable law, then, ipso facto as of the date of this Agreement, the Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Revolving Loans to the extent of such excess.

         Section 2.15 Letters of Credit.

         (a) Subject to the terms and conditions of this Agreement, each Issuing Bank, on behalf of the Lenders, and in reliance on the agreements of the Lenders set forth in Section 2.15(c) below, hereby agrees to issue (or arrange with a Foreign Issuer for the issuance of) one or more Letters of Credit up to an aggregate face amount equal to such Issuing Bank's share of the Letter of Credit Commitment as set forth on Schedule 1(b) or any applicable Assignment and Assumption Agreements; provided, however, that except as described in the last sentence of Section 4.3, the Issuing Banks shall not issue (or arrange with a Foreign Issuer for the issuance of) any Letter of Credit unless the conditions precedent to the issuance thereof set forth in Section 4.3 have been satisfied,

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

and, except as described in the last sentence of Section 4.3, shall not issue (or arrange with a Foreign Issuer for the issuance of) any Letter of Credit if any Default then exists or would be caused thereby or if, after giving effect to such issuance, there would exist an Overadvance; and provided further, however, that at no time shall the total Letter of Credit Obligations outstanding hereunder exceed the Aggregate Letter of Credit Commitment. Each Letter of Credit shall (1) be denominated in Dollars, and (2) expire no later than the earlier to occur of (A) the date thirty (30) days prior to the Maturity Date, and (B) 365 days after its date of issuance (but may contain provisions for automatic renewal provided that no Default exists on the renewal date or would be caused by such renewal and provided no such renewal shall extend beyond the date thirty (30) days prior to the Maturity Date). Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York. None of the Issuing Banks shall at any time be obligated to issue, or to cause to be issued, any Letter of Credit if such issuance would conflict with, or cause such Issuing Bank to exceed any limits imposed by, any Applicable Law. Without limiting the generality of the foregoing, each of the letters of credit set forth on Schedule 2.15 (each, an "Existing Letter of Credit") shall be deemed to constitute a Letter of Credit issued hereunder on the Agreement Date and shall thereafter be subject to each of the terms and conditions of this Agreement and other Loan Documents.

         (b) The Administrative Borrower on behalf of the Borrowers may from time to time request that an Issuing Bank issue (or arrange with a Foreign Issuer for the issuance of) a Letter of Credit, increase the stated amount of a Letter of Credit or extend the expiration date of any Letter of Credit; provided, however, that only a Standby Letter of Credit Issuer shall issue Standby Letters of Credit hereunder. The Administrative Borrower on behalf of the Borrowers shall execute and deliver to the Administrative Agent and applicable Issuing Bank a Request for Issuance of Letter of Credit (i) for each Standby Letter of Credit to be issued (or amended) by such Issuing Bank, not later than 12:00 noon (Atlanta, Georgia time) on the third (3rd) Business Day preceding the date on which such requested Standby Letter of Credit is to be issued (or amended), and (ii) for each Commercial Letter of Credit to be issued (or amended) by such Issuing Bank, (x) not later than 2:00 p.m. (Atlanta, Georgia time) one (1) Business Day preceding the date on which such requested Commercial Letter of Credit is to be issued (or amended) or (y) with respect to requests for Commercial Letters of Credit in an aggregate stated amount not to exceed $750,000 in any day (from 12:00 a.m. until 11:59 p.m., Atlanta, Georgia time), not later than 10:00 a.m. (at the location of the office where the applicable Letter of Credit is to be issued) on the Business Day on which such requested Commercial Letter of Credit is to be issued, or, in each case under clauses (i) and (ii) above, such shorter notice as may be acceptable to the applicable Issuing Bank and the Administrative Agent. Each Business Day on which a Request for Issuance of Letter of Credit is delivered to the Administrative Agent and on or before 3:00 p.m. (Atlanta, Georgia time) on such Business Day, the Administrative Agent shall determine whether there is sufficient Availability, after giving effect to the requirements of Section 4.3(c), for the issuance of such Letter of Credit and shall notify the applicable Issuing Banks of the

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

same; provided, however, that with respect to any Request for Issuance of Letter of Credit for a Commercial Letter of Credit under clause (y) above, the applicable Issuing Bank shall not be required to obtain confirmation from the Administrative Agent of sufficient Availability prior to issuing such Commercial Letter of Credit requested but rather shall be entitled to rely on the certifications given by the Administrative Borrower pursuant to Section 4.3 and the applicable Request for Issuance of Letter of Credit. Unless an Issuing Bank has received notice from a Lender or the Administrative Agent that a Default exists or unless such Issuing Bank has actual knowledge that a Default exists and except as set forth in the immediately preceding sentence of this Section, such Issuing Bank shall be entitled to rely on the certifications of the Administrative Borrower pursuant to Section 4.3 and the applicable Request for Issuance of Letter of Credit to determine whether the conditions to issuance of any Letter of Credit have been satisfied. Upon receipt of any such Request for Issuance of Letter of Credit, subject to satisfaction (or waiver in accordance with the last sentence of Section 4.3) of all conditions precedent thereto as set forth in Section 4.3 and receipt of a notification from the Administrative Agent that sufficient Availability, after giving effect to the requirements of
Section 4.3(c), exists for the issuance of such Letter of Credit, the applicable Issuing Bank shall process such Request for Issuance of Letter of Credit and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue (or amend) (or arrange with a Foreign Issuer for the issuance of) the Letter of Credit requested thereby. Such Issuing Bank shall furnish a copy of such Letter of Credit to the Administrative Borrower and the Administrative Agent following the issuance thereof. In addition to the fees payable pursuant to Section 2.4(c)(ii) the Borrowers shall pay or reimburse each Issuing Bank for normal and customary costs and expenses incurred by such Issuing Bank in issuing, causing the issuance of, effecting payment under, amending or otherwise administering the Letters of Credit. On each Business Day on or before 10:00 a.m. (Atlanta, Georgia time) each Issuing Bank shall deliver to the Administrative Agent and the Administrative Borrower a report in substantially the form of Exhibit O (a "Daily Letter of Credit Report") (A) setting forth the opening balance of its Letters of Credit outstanding on the immediately preceding Business Day, (B) identifying all Letters of Credit issued (or amended) by it (or its Foreign Issuer) on such immediately preceding Business Day, (C) identifying all Letters of Credit cancelled on such immediately preceding Business Day, (D) identifying all draws on such immediately preceding Business Day under Letters of Credit issued by it (or its Foreign Issuer), (E) setting forth the ending balance of its Letters of Credit outstanding on such immediately preceding Business Day and (E) identifying all requests for the issuance of Letters of Credit cancelled on such immediately preceding Business Day.

         (c) Immediately upon the issuance (or amendment) by (or on behalf of) an Issuing Bank of a Letter of Credit and in accordance with the terms and conditions of this Agreement, such Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Revolving Commitment Ratio, in such Letter of Credit (as applicable, as amended) and the obligations of the Borrowers with respect thereto (including, without limitation, all Letter of Credit Obligations with respect thereto). The applicable Issuing Bank shall promptly notify the Administrative Agent of any such draw under a Letter of Credit. At such time as the Administrative Agent shall be notified by the Issuing Bank that the beneficiary under any Letter of Credit has drawn on the same, the Administrative Agent shall promptly notify the Borrowers and the Swing Bank (or, at its option, all Lenders), by telephone or telecopy, of the amount of the draw (and, in the case of each Lender, such Lender's portion of such draw amount as calculated in accordance with its Revolving Commitment Ratio).

         (d) The Borrowers hereby agree to immediately reimburse each Issuing Bank for amounts paid by such Issuing Bank in respect of draws under each Letter of Credit. In order to facilitate such repayment, the Borrowers hereby irrevocably request the Lenders, and the Lenders hereby severally agree, on the terms and conditions of this Agreement (other than as provided in Article 2 with respect to the amounts of, the timing of requests for, and the repayment of Advances hereunder and in Article 4 with respect to conditions precedent to Advances hereunder), with respect to any drawing under a Letter of Credit, to make a Base Rate Advance on each day on which a draw is funded under any Letter of Credit and in the amount of such draw, and to pay the proceeds of such Advance directly to the applicable Issuing Bank to reimburse such Issuing Bank for the amount paid by it upon such draw. Each Lender shall pay its share of such Base Rate Advance by paying its portion of such Advance to the Administrative Agent in accordance with Section 2.2(e) and its Revolving Commitment Ratio, without reduction for any set-off or counterclaim of any nature whatsoever and regardless of whether any Default then exists or would be caused thereby. The disbursement of funds in connection with a draw under a Letter of Credit pursuant to this Section hereunder shall be subject to the terms and conditions of Section 2.2(e). The obligation of each Lender to make payments to the Administrative Agent for the account of an Issuing Bank in accordance with this Section 2.15 shall be absolute and unconditional, and no Lender shall be relieved of its obligations to make such payments by reason of noncompliance by any other Person with the terms of the Letter of Credit or for any other reason (other than the gross negligence or willful misconduct of such Issuing Bank (or Foreign Issuer) in paying such Letter of Credit, as determined by a final non-appealable judgment of a court of competent jurisdiction). The Administrative Agent shall promptly remit to such Issuing Bank the amounts so received from the other Lenders. Any overdue amounts payable by the Lenders to an Issuing Bank in respect of a draw under any Letter of Credit shall bear interest, payable on demand, (x) for the first two (2) Business Days, at the Federal Funds Rate and (y) thereafter, at the Base Rate. Notwithstanding the foregoing, at the request of the Administrative Agent the Swing Bank may, at its option and subject to the conditions set forth in Section 2.2(g), make Swing Loans to reimburse Issuing Banks for amounts drawn under Letters of Credit.

         (e) The Borrowers agree that each Advance by the Lenders to reimburse an Issuing Bank for draws under any Letter of Credit, shall, for all purposes hereunder unless and until converted into Eurodollar Advances pursuant to Section 2.2(b)(ii), be deemed to be a Base Rate Advance under the Revolving Loan Commitment and shall be payable and bear interest in accordance with all other Base Rate Advances.

         (f) The Borrowers agree that any action taken or omitted to be taken by an Issuing Bank in connection with any Letter of Credit, except for such actions or omissions as shall constitute gross negligence or willful misconduct on the part of such Issuing Bank as determined by a final non-appealable judgment of a court of competent jurisdiction, shall be binding on the Borrowers as between the Borrowers and such Issuing Bank, and shall not result in any liability of such Issuing Bank to the Borrowers. The obligation of the Borrowers to reimburse an Issuing Bank for a drawing under any Letter of Credit or the Lenders for Advances made by them to the Issuing Banks on account of draws made under the Letters of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

                  (i)      Any lack of validity or enforceability of any Loan
         Document;

                  (ii) Any amendment or waiver of or consent to any departure from any or all of the Loan Documents;

                  (iii) Any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith;

                  (iv) The existence of any claim, set-off, defense or any right which the Borrowers may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting), any Lender or any other Person, whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement, or any other Loan Document, or any unrelated transaction;

                  (v) Any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (vi) The insolvency of any Person issuing any documents in connection with any Letter of Credit;

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

                  (vii) Any breach of any agreement between the Borrowers and any beneficiary or transferee of any Letter of Credit;

                  (viii) Any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit;

                  (ix) Any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code;

                  (x) Any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of or Foreign Issuer for the applicable Issuing Bank (other than the gross negligence or willful misconduct of any such Foreign Issuer or correspondent);

                  (xi) Any other circumstances arising from causes beyond the control of the applicable Issuing Bank;

                  (xii) Payment by an Issuing Bank (or Foreign Issuer) under any Letter of Credit against presentation of a sight draft or a certificate which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of such Issuing Bank (or Foreign Issuer) as determined by a final non-appealable judgment of a court of competent jurisdiction; and

                  (xiii) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         (g) The Borrowers will indemnify and hold harmless each member of the Lender Group and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees) which may be imposed on, incurred by or asserted against such member of the Lender Group in any way relating to or arising out of the issuance of a Letter of Credit, except that the Borrowers shall not be liable to any member of the Lender Group for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of such member of the Lender Group, as determined by a final non-appealable judgment of a court of competent jurisdiction. This Section 2.15(g) shall survive termination of this Agreement.

         (h) Each Lender shall be responsible (to the extent the applicable Issuing Bank is not reimbursed by the Borrowers) for its pro rata share (based on such Lender's Revolving Commitment Ratio) of any and all reasonable out-of-pocket costs, expenses

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

(including reasonable legal fees) and disbursements which may be incurred or made by such Issuing Bank in connection with the collection of any amounts due under, the administration of, or the presentation or enforcement of any rights conferred by any Letter of Credit, the Borrowers' or any guarantor's obligations to reimburse draws thereunder or otherwise. In the event the Borrowers shall fail to pay such expenses of an Issuing Bank within fifteen (15) days of demand for payment by such Issuing Bank, each Lender shall thereupon pay to such Issuing Bank its pro rata share (based on such Lender's Revolving Commitment Ratio) of such expenses within ten (10) days from the date of such Issuing Bank's notice to the Lenders of the Borrowers' failure to pay; provided, however, that if the Borrowers shall thereafter pay such expenses, such Issuing Bank will repay to each Lender the amounts received from such Lender hereunder.

         (i) Any Person that is to be a new Issuing Bank (that does not execute an Assignment and Assumption Agreement) is required to enter into this Agreement by executing and delivering to the Administrative Agent a joinder agreement, in form and substance reasonably satisfactory to the Administrative Agent and, so long as no Default exists, the Administrative Borrower (each, an "Issuing Bank Joinder Agreement"). Upon the execution and delivery of an Issuing Bank Joinder Agreement by such Person, such Person shall become an Issuing Bank hereunder with the same force and effect as if originally named as an Issuing Bank herein. The execution and delivery of any Issuing Bank Joinder Agreement adding an additional Person as a party to this Agreement shall not require the consent of any other party hereto.

         Section 2.16 Bank Products. Any Borrower Party may request and the Administrative Agent, so long as Bank of America, N.A. is a Lender hereunder, Bank of America, N.A. or, with respect to Hedge Agreements, any Lender may, in its sole and absolute discretion, arrange for such Borrower Party to obtain from such Person or any Affiliate of such Person, as applicable, Bank Products although no Borrower Party is required to do so. If any Bank Products are provided by an Affiliate of the Administrative Agent, so long as Bank of America, N.A. is a Lender hereunder, an Affiliate of Bank of America, N.A. or, with respect to Hedge Agreements, any Affiliate of a Lender, the Borrower Parties agree to indemnify and hold the Lender Group, or any of them, harmless from any and all costs and obligations now or hereafter incurred by the Lender Group, or any of them, which arise from any indemnity given by the Administrative Agent to any of its Affiliates, so long as Bank of America, N.A. is a Lender hereunder, Bank of America, N.A. to any of its Affiliates or any Lender to any of its Affiliates, as applicable, related to such Bank Products; provided, however, nothing contained herein is intended to limit the Borrower Parties' rights, with respect to the Administrative Agent or any of its Affiliates, Bank of America, N.A. or any of its Affiliates or any Lender or any of its Affiliates, as applicable, if any, which arise as a result of the execution of documents by and between the Borrower Parties and such Person which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Borrower Parties acknowledge and agree that the obtaining of Bank Products from the Administrative Agent, Bank of America,

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

N.A. or any Lender or any of their respective Affiliates (a) is in the sole and absolute discretion of the Administrative Agent, Bank of America, N.A. or such Affiliates, and (b) is subject to all rules and regulations of the Administrative Agent, Bank of America, N.A., such Lender or such Affiliates.

                                   ARTICLE 3.

                                    GUARANTY

         Section 3.1 Guaranty

         (a) Each Guarantor hereby guarantees to the Administrative Agent, for the benefit of the Lender Group, the full and prompt payment of the Obligations, including, without limitation, any interest therein (including, without limitation, interest as provided in this Agreement, accruing after the filing of a petition initiating any insolvency proceedings, whether or not such interest accrues or is recoverable against the Borrowers after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), plus reasonable attorneys' fees and expenses if the obligations represented by this Guaranty are collected by law, through an attorney-at-law, or under advice therefrom.

         (b) Regardless of whether any proposed guarantor or any other Person shall become in any other way responsible to the Lender Group, or any of them, for or in respect of the Obligations or any part thereof, and regardless of whether or not any Person now or hereafter responsible to the Lender Group, or any of them, for the Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, each Guarantor hereby declares and agrees that this Guaranty shall be a joint and several obligation, shall be a continuing guaranty and shall be operative and binding until the Obligations shall have been indefeasibly paid in full in cash (or in the case of Letter of Credit Obligations, secured through delivery of cash collateral in an amount equal to one hundred and five percent (105%) of the Letter of Credit Obligations) and the Revolving Loan Commitments shall have been terminated.

         (c) Each Guarantor absolutely, unconditionally and irrevocably waives any and all right to assert any defense (other than the defense of payment in cash in full, to the extent of its obligations hereunder, or a defense that such Guarantor's liability is limited as provided in Section 3.1(g)), set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations of the Guarantors under this Guaranty or the obligations of any other Person or party (including, without limitation, the Borrowers) relating to this Guaranty or the obligations of any of the Guarantors under this Guaranty or otherwise with respect to the Obligations in any action or proceeding brought by the Administrative Agent or any other member of the Lender Group to collect the Obligations or any portion thereof, or to enforce the obligations of any of the Guarantors under this Guaranty.

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

         (d) The Lender Group, or any of them, may from time to time, without exonerating or releasing any Guarantor in any way under this Guaranty,
(i) take such further or other security or securities for the Obligations or any part thereof as they may deem proper, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any guarantor of the Obligations or any security or securities therefor or any part thereof now or hereafter held by the Lender Group, or any of them, or (iii) amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Loan Documents, all as they may consider expedient or appropriate in their sole discretion. Without limiting the generality of the foregoing, or of Section 3.1(e), it is understood that the Lender Group, or any of them, may, without exonerating or releasing any Guarantor, give up, modify or abstain from perfecting or taking advantage of any security for the Obligations and accept or make any compositions or arrangements, and realize upon any security for the Obligations when, and in such manner, and with or without notice, all as such Person may deem expedient.

         (e) Each Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations or any of the Loan Documents, or other agreements, instruments or contracts evidencing, related to or attendant with the Obligations (including any novation), shall discharge all or any part of the liabilities and obligations of such Guarantor pursuant to this Guaranty; it being the purpose and intent of the Guarantors and the Lender Group that the covenants, agreements and all liabilities and obligations of each Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, each Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, and without possibility of recourse, whether by operation of law or otherwise, such Guarantor's undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Lender Group, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Lender Group, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, such Guarantor or by reason of any further dealings among the Borrowers, on the one hand, and any member of the Lender Group, on the other hand, or any other guarantor or surety, and such Guarantor hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

         (f) The Lender Group, or any of them, may, without demand or notice of any kind upon or to any Guarantor, at any time or from time to time when any amount shall be due and payable hereunder by any Guarantor, if the Borrowers shall not have timely paid any of the Obligations (or in the case of Letter of Credit Obligations, secured through delivery of cash collateral in an amount equal to one hundred and five percent (105%) of the Letter of Credit Obligations), set-off and appropriate and apply to any

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portion of the Obligations hereby guaranteed, and in such order of application as the Administrative Agent may from time to time elect in accordance with this Agreement, any deposits, property, balances, credit accounts or moneys of any Guarantor in the possession of any member of the Lender Group or under their respective control for any purpose. If and to the extent that any Guarantor makes any payment to the Administrative Agent or any other Person pursuant to or in respect of this Guaranty, any claim which such Guarantor may have against the Borrowers by reason thereof shall be subject and subordinate to the prior payment in full of the Obligations to the satisfaction of the Lender Group.

         (g) The creation or existence from time to time of Obligations in excess of the amount committed to or outstanding on the date of this Guaranty is hereby authorized, without notice to any Guarantor, and shall in no way impair or affect this Guaranty or the rights of the Lender Group herein. It is the intention of each Guarantor and the Administrative Agent that each Guarantor's obligations hereunder shall be, but not in excess of, the Maximum Guaranteed Amount (as herein defined). The "Maximum Guaranteed Amount" with respect to any Guarantor, shall mean the maximum amount which could be paid by such Guarantor without rendering this Guaranty void or voidable as would otherwise be held or determined by a court of competent jurisdiction in any action or proceeding involving any state or Federal bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to the insolvency of debtors.

         (h) Upon the bankruptcy or winding up or other distribution of assets of any Borrower, or of any surety or guarantor (other than the applicable Guarantor) for any Obligations of the Borrowers to the Lender Group, or any of them, the rights of the Administrative Agent against any Guarantor shall not be affected or impaired by the omission of any member of the Lender Group to prove its claim, or to prove the full claim, as appropriate, against such Borrower, or any such other guarantor or surety, and the Administrative Agent may prove such claims as it sees fit and may refrain from proving any claim and in its discretion may value as it sees fit or refrain from valuing any security held by it without in any way releasing, reducing or otherwise affecting the liability to the Lender Group of each of the Guarantors.

         (i) Each Guarantor hereby absolutely, unconditionally and irrevocably expressly waives, except to the extent such waiver would be expressly prohibited by applicable law, the following: (i) notice of acceptance of this Guaranty, (ii) notice of the existence or creation of all or any of the Obligations, (iii) presentment, demand, notice of dishonor, protest and all other notices whatsoever (other than notices expressly required hereunder or under any other Loan Document to which any Guarantor is a party), (iv) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing, (v) all rights to enforce any remedy which the Lender Group, or any of them, may have against the Borrowers, and (vi) until the Obligations shall have been paid in full in cash (or in the

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case of Letter of Credit Obligations, secured through delivery of cash collateral in an amount equal to one hundred and five percent (105%) of the Letter of Credit Obligations), all rights of subrogation, indemnification, contribution and reimbursement from the Borrowers for amounts paid hereunder and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Lender Group, or any of them, in respect of the Obligations. If a claim is ever made upon any member of the Lender Group for the repayment or recovery of any amount or amounts received by such Person in payment of any of the Obligations and such Person repays all or part of such amount by reason of (x) any judgment, decree or order of any court or administrative body having jurisdiction over such Person or any of its property, or (y) any settlement or compromise of any such claim effected by such Person with any such claimant, including a Borrower, then in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and such Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

         (j) This Guaranty is a continuing guaranty of the Obligations and all liabilities to which it applies or may apply under the terms hereof and shall be conclusively presumed to have been created in reliance hereon. No failure or delay by any member of the Lender Group in the exercise of any right, power, privilege or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy and no course of dealing between any Guarantor and any member of the Lender Group shall operate as a waiver thereof. No action by any member of the Lender Group permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Obligations shall include, without limitation, all Obligations of the Borrowers to the Lender Group, notwithstanding any right or power of any third party, individually or in the name of any Borrower and the Lender Group, or any of them, to assert any claim or defense as to the invalidity or unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of any Guarantor hereunder.

         (k) This is a guaranty of payment and not of collection. In the event the Administrative Agent makes a demand upon any Guarantor in accordance with the terms of this Guaranty, such Guarantor shall be held and bound to the Administrative Agent directly as debtor in respect of the payment of the amounts hereby guaranteed. All costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by the Administrative Agent in obtaining performance of or collecting payments due under this Guaranty shall be deemed part of the Obligations guaranteed hereby.

         (l) Each Guarantor is a direct or indirect wholly owned Domestic Subsidiary of a Borrower. Each Guarantor expressly represents and acknowledges that any financial

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accommodations by the Lender Group to any Borrower, including, without limitation, the extension of credit, are and will be of direct interest, benefit and advantage to such Guarantor.

         (m) The Guarantors hereby agree, among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this
Section 3.1(m) shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Guaranty, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all such obligations. For purposes of this Section 3.1(m), (i) "Excess Funding Guarantor" shall mean, in respect of any Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Obligations, (ii) "Excess Payment" shall mean, in respect of any Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Obligations and (iii) "Pro Rata Share" shall mean, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of the Borrowers and all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrowers and the Guarantors hereunder) of the Borrowers and all of the Guarantors, all as of the Agreement Date.

         (n) Pursuant to Section 6.21 of this Agreement, any new Domestic Subsidiary (whether by creation or designation) is required to enter into this Agreement by executing and delivering to the Administrative Agent a Guaranty Supplement. Upon the execution and delivery of a Guaranty Supplement by such new Domestic Subsidiary, such Domestic Subsidiary shall become a Guarantor and Borrower Party hereunder with the same force and effect as if originally named as a Guarantor or Borrower Party herein. The execution and delivery of any Guaranty Supplement adding an additional Guarantor as a party to this Agreement shall not require the consent of any other party hereto. The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor hereunder.

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                                   ARTICLE 4.

                              CONDITIONS PRECEDENT

         Section 4.1 Conditions Precedent to Initial Advance. The obligations of the Lenders to undertake the Revolving Loan Commitment and to make the initial Advance hereunder, and the obligation of the Issuing Banks to issue (or arrange with a Foreign Issuer the issuance of) the initial Letter of Credit hereunder, are subject to the prior fulfillment of each of the following conditions:

         (a) The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Agents and the other members of the Lender Group:

                  (i)      This duly executed Agreement;

                  (ii) A duly executed Revolving Loan Note to the order of each Lender requesting a promissory note in the amount of such Lender's Revolving Commitment Ratio of the Revolving Loan Commitment;

                  (iii) The Pledge Agreement duly executed by each Borrower Party pledging one hundred percent (100%) of the Equity Interests owned by such Borrower Party in any Domestic Subsidiary and a minimum of sixty five percent (65%) of the Equity Interests owned by such Borrower Party in any Foreign Subsidiary, together with stock certificates representing all of the certificated Equity Interests pledged as security thereunder and stock powers with respect thereto duly endorsed in blank and Uniform Commercial Code financing statements, as applicable, related to all of the Equity Interests pledged as security thereunder;

                  (iv) The Security Agreement duly executed by each Borrower Party, together with Uniform Commercial Code financing statements related thereto;

                  (v) The Intellectual Property Security Agreement duly executed by each Borrower Party;

                  (vi) The Assignment of Rights under Acquisition Agreement duly executed by the Parent, the Target and acknowledged by the Sellers;

                  (vii) Each factor of Accounts under the factoring arrangements described in Schedule 8.7 shall have executed a Factoring Intercreditor Agreement,

                  (viii)   The Fee Letter duly executed by the Borrowers;

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                  (ix)     The Mortgages duly executed by the applicable
         Borrower Parties, encumbering each Borrower Party's fee interest in the real property listed on Schedule 5.1(w)-2 (other than the Administrative Borrower's real property located in Greenville, Georgia, at 108 Thompson Road in Vidalia, Georgia, at lots 34 and 35 in Gaffney, South Carolina and at 13th Street in Gaffney, South Carolina), together with delivery to the Administrative Agent of: (w) title insurance commitments (the "Title Insurance Commitments"), each issued by Lawyers Title Insurance Corporation or another title company acceptable to each of the Agents in such form and amount as is acceptable to each of the Agents insuring that each Mortgage is a valid first priority Lien on the applicable Borrower Party's interest in the real property subject only to such exceptions to title as shall be acceptable to each of the Agents in their discretion and containing such endorsements and affirmative insurance as the Agents may require and as are available in the jurisdiction in which the relevant property is located, and true copies of each document, instrument or certificate required by the terms of each such policy and/or Mortgage to be filed, recorded, executed or delivered in connection therewith; (x) duly authorized Uniform Commercial Code financing statements under the applicable Uniform Commercial Code, or other filings under applicable law, to be filed in connection with each Mortgage in form and substance satisfactory to each of the Agents to perfect the Lien created by each Mortgage; (y) a current survey of the real property encumbered by each Mortgage, certified to the title company, the Lender Group and each of their successors and assigns, in form and content satisfactory to each of the Agents and prepared by a professional and properly licensed land surveyor satisfactory to each of the Agents and (z) local counsel opinions with respect to each Mortgage in form and substance satisfactory to each of the Agents.

                  (x) An environmental review and audit report (including phase I and, as determined necessary by the Agents, phase II environmental reports) with respect to each parcel of Eligible Real Estate, together with a reliance letter in favor of the Lender Group, in each case, satisfactory in all respects to each of the Agents from EMG or another independent firm acceptable to the Administrative Agent (including without limitation any Phase I and, as determined necessary by the Agents, Phase II environmental reports prepared by EMG), together with copies of all existing environmental reviews and audits and other information pertaining to actual or potential environmental claims as the Agents may require.

                  (xi) Appraisals in form and substance satisfactory to each of the Agents reflecting values of the Borrower Parties' interest in real property and Inventory at levels acceptable to each of the Agents from appraisers acceptable to each of the Agents (including without limitation, appraisals of inventory from Hilco Appraisal Services, LLC, appraisals of real property from Land America, and valuations by the Administrative Agent's field examiners (including, without

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

         limitation, valuations from Freed Maxick) reflecting values of the Borrower Parties' Accounts, Inventory and other personal property at levels acceptable to each of the Agents;

                  (xii) Duly executed landlord waiver agreements and bailee waiver agreements, as applicable, with respect to each Borrower Party's leased premises or goods in the possession of bailees, in each case, in form and substance satisfactory to each of the Agents;

                  (xiii) A duly executed Licensor Consent Agreement with respect to each License Agreement;

                  (xiv)    Duly executed Blocked Account Agreements.

                  (xv) (A) The legal opinion of King & Spalding LLP, counsel to the Borrower Parties, addressed to the Lender Group, in form and substance satisfactory to each of the Agents, (B) the legal opinion of King & Spalding LLP, counsel to the Parent, addressed to the Sellers, including a reliance provision in favor of the Lender Group, in form and substance reasonably satisfactory to each of the Agents, and (C) the legal opinions of Alston & Bird LLP and Ropes & Gray, counsel to the Target and the Sellers, addressed to the Borrower Parties, including reliance provisions in favor of the Lender Group, in form and substance reasonably satisfactory to each of the Agents;

                  (xvi) The duly executed Request for Advance for the initial Advance of the Revolving Loans;

                  (xvii) The Assignments of Life Insurance Policy duly executed by the applicable Borrower Party and acknowledged by the applicable insurance company, in form and substance satisfactory to each of the Agents;

                  (xviii) All Lien Acknowledgment Agreements duly executed by the applicable Approved Freight Handler;

                  (xix) With respect to each Borrower Party, a loan certificate signed by an Authorized Signatory of such Borrower Party in substantially the form of Exhibit L, including a certificate of incumbency with respect to each Authorized Signatory of such Borrower Party, together with appropriate attachments which shall include, without limitation, the following: (A) a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of organization of such Borrower Party certified to be true, complete and correct by the Secretary of State or applicable officer for the State of such Borrower Party's incorporation or organization, (B) a true, complete and correct copy of the bylaws, partnership agreement or limited liability company or operating agreement of such Borrower Party, (C) a true, complete and correct

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         copy of the resolutions of the such Borrower Party authorizing the execution, delivery and performance by such Borrower Party of the Loan Documents and, with respect to the Borrowers, authorizing the borrowings hereunder, (D) certificates of good standing from each jurisdiction in which such Borrower Party does business except to the extent the failure to be so qualified would not reasonably be expected to have a Materially Adverse Effect, (E) copies of employment contracts for senior management level employees of such Borrower Party, and (F) copies of all shareholders or share purchase agreements, as applicable, relating to the Equity Interests of such Borrower Party;

                  (xx) A certificate executed by an Authorized Signatory of the Parent regarding the solvency and financial condition of the Borrower Parties, together with a pro forma balance sheet giving effect to the Acquisition, the incurrence of the Senior Notes Debt and the incurrence of the initial Advances and the issuance of the initial Letters of Credit on the Agreement Date, in form and substance satisfactory to each of the Agents;

                  (xxi)    The duly executed Earnout Subordination Agreement;

                  (xxii) A copy of the executed Senior Notes Documents, together with all exhibits and schedules thereto; provided, however, that only a specimen copy of the Senior Notes shall be required to be delivered;

                  (xxiii) A copy of the executed Acquisition Agreement, together with all exhibits and schedules thereto, accompanied by the certificate of a senior officer of the Parent as to the consummation of the transactions contemplated by the Acquisition Agreement;

                  (xxiv)   A copy of the other executed Acquisition Documents;

                  (xxv) A certificate of the Secretary or an Assistant Secretary of the Parent certifying that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Parent authorizing the execution, delivery and performance of the Senior Notes Documents and the Acquisition Documents and the consummation of the transactions provided for therein;

                  (xxvi) (A) Projected consolidated financial statements for the Parent and its Subsidiaries for the 2004 fiscal year, on a month by month basis, for each fiscal year thereafter until the Maturity Date on an annual basis and (B) monthly financial statements for the Parent and its Subsidiaries and the Target for the fiscal month of April 2003;

                  (xxvii) Copies of certificates of insurance and loss payable endorsements with respect to the Borrower Parties and certified copies of all

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         insurance policies of the Borrower Parties, in each case, meeting the requirements of Section 6.5;

                  (xxviii) Copies of any pay-off letters, termination statements, canceled mortgages and the like required by the Agents in connection with the removal of any Liens (other than Permitted Liens) against the assets of the Borrower Parties after giving effect to the Acquisition;

                  (xxix) Lien search results with respect to the Borrower Parties from all appropriate jurisdictions and filing offices satisfactory to each of the Agents;

                  (xxx) Evidence satisfactory to each of the Agents that the Liens granted pursuant to the Security Documents will be first priority perfected Liens on the Collateral (subject only to Permitted Liens);

                  (xxxi) Payment of all fees and expenses payable to the Administrative Agent, the affiliates of the Administrative Agent, the Syndication Agent and the Lenders in connection with the execution and delivery of this Agreement, including, without limitation, fees and expenses of counsel to the Administrative Agent; and

                  (xxxii) All such other documents as the Agents may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

         (b) No event shall have occurred since May 31, 2002, which, in the reasonable business judgment of the Agents and the other members of the Lender Group, is reasonably likely to have a Materially Adverse Effect or a materially adverse effect upon the business, assets, liabilities, prospects, condition (financial or otherwise) or the results of operation of the Target;

         (c) The Administrative Agent and the Lenders shall have received evidence reasonably satisfactory to them that (i) all conditions to the closing of the transactions contemplated by the Senior Notes Documents have been satisfied (ii) the Senior Notes have been issued by the Parent for an aggregate principal amount of not less than $200,000,000, and (iii) such proceeds have been released (or will be, concurrently with the making of the initial Advance) from escrow and made available to the Parent.

         (d) The Agents shall have received evidence reasonably satisfactory to them that all Necessary Authorizations are in full force and effect and are not subject to any pending or threatened reversal or cancellation, and that no Default exists, after giving effect to the initial Advance hereunder, and the Agents and the other members of the Lender Group shall have received a certificate of an Authorized Signatory so stating.

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         (e)      The Agents shall have received evidence satisfactory to them that (i) the Target shall have entered into employment agreements with each of
S. Anthony Margolis, Lucio Dalla Gasperina and Ken S. Kong, (ii) the Target shall have entered into consulting agreements with each of Tony Yeung and Robert Emfield (iii) the Parent shall have entered into noncompetition agreements with each of S. Anthony Margolis, Lucio Dalla Gasperina, Bonita Beach Blues, Inc. and Robert Emfield, and (iv) the Parent shall have entered into nonsolicitation and nondisclosure agreements with each of Whole Duty Investments, Ltd., Tony Yeung and SKM-TB, LLC, which agreements shall be in form and substance satisfactory to each of the Agents and which agreements shall be in full force and effect on the Agreement Date;

         (f) The Agents shall have received evidence that the Acquisition will be consummated on the terms set forth in the Acquisition Documents and otherwise on terms satisfactory to each of the Agents immediately following the initial Advance hereunder as of the Agreement Date;

         (g) The Agents shall have received confirmation that the original Uniform Commercial Code financing statements naming the respective Borrower Parties as debtor and naming the Administrative Agent as secured party have been duly filed in all appropriate jurisdictions, in such form as shall be satisfactory to each of the Agents;

         (h) The Agents shall have received a duly executed Borrowing Base Certificate, in form and substance satisfactory to each of the Agents, demonstrating that as of the Agreement Date, after giving effect to the borrowings hereunder on the Agreement Date, the issuance of any Letters of Credit hereunder on the Agreement Date and the consummation of the Acquisition, the Borrowers shall have not less than $50,000,000 in Availability (with expenses and liabilities being paid in the ordinary course of business, without acceleration of sales and without deterioration in working capital);

         (i) The Agents shall have received a flow of funds report in form and substance reasonably acceptable to them dated as of the Agreement Date and executed by the Administrative Borrower which report shall include a statement of all sources and uses of funds on the Agreement Date;

         (j) The Agents shall have received a certificate executed by the chief financial officer of the Administrative Borrower, together with calculations, evidencing that (A) EBITDA of the Parent and its Subsidiaries for the 12-month period ending with the April 2003 fiscal month on a consolidated basis calculated on a Pro Forma Basis (after giving effect to the Acquisition) is not less than $90,000,000 and (B) as of the last day of the April 2003 fiscal month, the ratio of Total Debt to EBITDA calculated on a Pro Forma Basis (after giving effect to the Acquisition) is not greater than 3.80 to 1.00;

         (k) The Agents shall have received, as applicable, and reviewed to their satisfaction the Borrowers' accounting and computer systems, pension agreements and

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obligations, union contracts negotiated in the preceding twelve (12) month period and customer profitability reports.

         (l) The Agents shall have received and reviewed to their satisfaction, all License Agreements;

         (m) The Agents shall have received evidence satisfactory to them that the securitization arrangements of the Parent have been terminated pursuant to the terms of the securitization documents governing such arrangements;

         (n) The Agent s shall have reviewed to their satisfaction the structure, terms and conditions of the Acquisition, including any earnout provisions thereof;

         (o) The Administrative Agent shall have completed to its satisfaction its field audit of the Borrowers; and

         (p) The Administrative Agent shall have completed its credit review of certain Account Debtors of the Borrowers and such review shall be reasonably satisfactory to each of the Agents.

         Section 4.2 Conditions Precedent to Each Advance. The obligation of the Lenders to make each Advance, including the initial Advance hereunder (but excluding Advances, the proceeds of which are to reimburse (i) the Swing Bank for Swing Loans or (ii) an Issuing Bank for amounts drawn under a Letter of Credit), is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

         (a) All of the representations and warranties of the Borrower Parties under this Agreement and the other Loan Documents, which, pursuant to
Section 5.4, are made at and as of the time of such Advance, shall be true and correct at such time, both before and after giving effect to the application of the proceeds of such Advance, and the Administrative Agent shall have received a certificate (which may be a Request for Advance) to that effect signed by an Authorized Signatory of the Administrative Borrower and dated the date of such Advance or such Request for Advance;

         (b) The incumbency of the Authorized Signatories of the Administrative Borrower shall be as stated in the certificate of incumbency contained in the certificate of the Administrative Borrower delivered pursuant to Section 4.1(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders;

         (c) The most recent Borrowing Base Certificate which shall have been delivered to the Administrative Agent pursuant to Section 7.5(a) shall demonstrate that, after giving effect to the making of such Advance, no Overadvance shall exist and that the Borrowers shall have not less than $22,500,000 (or with respect to any date of

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determination in December 2003, January 2004, February 2004, December 2004,
January 2005, February 2005, or February 2006, not less than $15,000,000) of Availability (with expenses and liabilities being paid in the ordinary course of business, without acceleration of sales and without deterioration in working capital);

         (d) There shall not exist on the date of such Advance and after giving effect to the application of the proceeds of such Advance, a Default or an Event of Default and the Administrative Agent shall have received a certificate (which may be a Request for Advance) to that effect signed by an Authorized Signatory of the Administrative Borrower and dated the date of such Advance; and

         (e) The Administrative Agent and the Lenders shall have received all such other certificates, reports, statements, opinions of counsel, or other documents as the Administrative Agent or Lenders may reasonably request and all other conditions to the making of such Advance which are set forth in this Agreement shall have been fulfilled.

The Borrowers hereby agree that the delivery of any Request for Advance hereunder shall be deemed to be the certification of the Authorized Signatory of the Administrative Borrower thereof, on behalf of the Borrowers, that there does not exist, on the date of the making of the Advance and after giving effect thereto, a Default or an Event of Default hereunder and that all of the other conditions set forth in this Section 4.2 have been satisfied. Notwithstanding the foregoing, if the conditions, or any of them, set forth above are not satisfied, such conditions may be waived by the requisite Lenders under Section 11.12, and, in any event, the Majority Lenders may waive the Availability requirement set forth in Section 4.2(c).

         Section 4.3 Conditions Precedent to Each Letter of Credit. The obligation of the Issuing Banks to issue (or arrange with a Foreign Issuer the issuance of) each Letter of Credit (including the initial Letter of Credit), to increase the stated amount of any existing Letter of Credit or to extend the expiration date of any existing Letter of Credit hereunder is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with the issuance of such Letter of Credit:

         (a) All of the representations and warranties of the Borrower Parties under this Agreement and the other Loan Documents, which, pursuant to
Section 5.4, are made at and as of the time of the issuance of (or amendment to) such Letter of Credit, shall be true and correct at such time, both before and after giving effect to the issuance of such Letter of Credit, and the Administrative Agent shall have received a certificate (which may be a Request for Issuance of Letter of Credit) to that effect signed by an Authorized signatory of the Administrative Borrower and dated the date of the issuance of such Letter of Credit or such Request for Issuance of Letter of Credit;

         (b) The incumbency of the Authorized Signatories of the Administrative Borrower shall be as stated in the certificate of incumbency contained in the certificate of the Administrative Borrower delivered pursuant to Section 4.1(a) or as subsequently

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modified and reflected in a certificate of incumbency delivered to the
Administrative Agent and the Lenders;

         (c) The most recent Borrowing Base Certificate which shall have been delivered to the Administrative Agent pursuant to Section 7.5(a) shall demonstrate that, after giving effect to the making of (or amendment to) such Letter of Credit, that the Borrowers shall have not less than $22,500,000 (or with respect to any date of determination in December 2003, January 2004, February 2004, December 2004, January 2005, February 2005, or February 2006, not less than $15,000,000) of Availability (with expenses and liabilities being paid in the ordinary course of business, without acceleration of sales and without deterioration in working capital);

         (d) There shall not exist on the date of issuance of (or amendment to) such Letter of Credit, and after giving effect thereto, a Default or an Event of Default, and the Administrative Agent shall have received a certificate (which may be a Request for Issuance of Letter of Credit) to that effect signed by an Authorized Signatory of the Administrative Borrower and dated the date of the issuance of (or amendment to) such Letter of Credit; and

         (e) The Administrative Agent and the applicable Issuing Bank shall have received all such other certificates, reports, statements, opinions of counsel, or other documents as the Administrative Agent or such Issuing Bank may reasonably request and all other conditions to the issuance of (or amendment to) such Letter of Credit which are set forth in this Agreement shall have been fulfilled.

The Borrower hereby agrees that the delivery of any Request for Issuance of a Letter of Credit hereunder shall be deemed to be the certification of the Authorized Signatory thereof that there does not exist, on the date of issuance of (or amendment to) the Letter of Credit and after giving effect thereto, a Default or an Event of Default hereunder and that all of the conditions set forth in Section 4.3 have been satisfied. Notwithstanding the foregoing, if the conditions, or any of them, set forth above are not satisfied, such conditions may be waived by the requisite Lenders under Section 11.12, and, in any event, the Majority Lenders may waive the Availability requirement set forth in Section 4.3(c).

         Section 4.4 Conditions Subsequent. As a condition subsequent to obligations of the Lenders to undertake the Revolving Commitment and to make the Advances hereunder and the obligation of the Issuing Banks to issue the Letters of Credit hereunder, the Borrowers shall perform or cause to be performed the following (the failure by the Borrowers to so perform or cause to be performed each such item constituting an Event of Default hereunder):

Immediately upon the consummation of the Acquisition, Target and each Domestic Subsidiary of Target, as applicable, shall execute and deliver to the Administrative Agent each of the following documents, in form and substance satisfactory to each of the

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Agents: (i) the Joinder Agreement, (ii) a Guaranty Supplement, (iii) a
supplement to the Security Agreement, (iv) a supplement to the Pledge Agreement,
(v) a certificate signed by an Authorized Signatory of such Person in substantially the form of Exhibit L, including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with appropriate attachments which shall include, without limitation, the following: (A) a copy of the certificate or articles of incorporation, organization or formation of such Person certified to be true, complete and correct by the Secretary of State or applicable officer for the state of incorporation, formation or organization of such Person, (B) a true, complete and correct copy of the bylaws, partnership agreement or limited liability company operating agreement of such Person, (C) a true, complete and correct copy of the resolutions of such Person authorizing the execution, delivery and performance by such Person of the Loan Documents and authorizing the borrowings hereunder, (D) certificates of good standing from each jurisdiction in which such Person does business except to the extent the failure to be so qualified would not reasonably be expected to have a Materially Adverse Effect, (E) copies of employment contracts for key management level employees of such Person, and (F) copies of all shareholders or share purchase agreements, relating to the Equity Interests of such Person, (v) other Security Documents, opinions of counsel, reports, statements, certificates or other documents as the Administrative Agent may reasonably request.

                                   ARTICLE 5.

                         REPRESENTATIONS AND WARRANTIES

         Section 5.1 General Representations and Warranties. In order to induce the Lender Group to enter into this Agreement and to extend the Loans and issue the Letters of Credit to the Borrowers, each Borrower Party hereby represents, and warrants that:

         (a) Organization; Power; Qualification. Each Borrower Party and each Subsidiary of a Borrower Party, as applicable (i) is a corporation or other legal entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the corporate or other company power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and (iii) is duly qualified and is in good standing as a foreign corporation or other company, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to be so qualified would not reasonably be expected to have a Materially Adverse Effect.

         (b) Authorization; Enforceability. Each Borrower Party has the power and has taken all necessary action, corporate or otherwise to authorize it to execute, deliver, and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and each other Loan Document to which a

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Borrower Party is a party has been duly executed and delivered by such Borrower
Party, and (except for Requests for Advance, Requests for Issuance of Letters of Credit, Notices of Conversion/Continuation, Borrowing Base Certificates and Uniform Commercial Code financing statements solely to the extent they do not contain any affirmative obligations of the Borrower Parties) is a legal, valid and binding obligation of such Borrower Party, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor's rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         (c) Partnerships; Joint Ventures; Subsidiaries. Except as disclosed to the Administrative Agent in writing in connection with any investment made pursuant to Section 8.5 or 8.7, no Borrower Party or any Subsidiary of a Borrower Party is a partner or joint venturer in any partnership or joint venture other than (i) the Subsidiaries listed on Schedule 5.1(c)-1 (and identified on such schedule as a Domestic Subsidiary or Foreign Subsidiaries) and (ii) the partnerships and joint ventures (that are not Subsidiaries) listed on Schedule 5.1(c)-2. Schedule 5.1(c)-1 and Schedule 5.1(c)-2 set forth, for each entity identified thereon, a complete and accurate statement of (A) the percentage ownership of each entity by the applicable Borrower Party, (B) the state or other jurisdiction of incorporation or organization, as appropriate, of each such entity, (C) each state in which each entity is qualified to do business as of the Agreement Date and (D) all names, trade names, trade styles or doing business forms which such entity has used or under which such entity has transacted business during the five (5) year period immediately preceding the Agreement Date. Except as set forth on Schedule 5.1(c)-1 and Schedule 5.1(d) attached hereto or as disclosed to the Administrative Agent in writing as set forth above, no Borrower Party has any Subsidiaries.

         (d) Capital Stock and Related Matters. The authorized Equity Interests as of the Agreement Date of each Borrower Party and its Subsidiaries and the number of shares of such Equity Interests that are issued and outstanding as of the Agreement Date are as set forth on Schedule 5.1(d). All of the shares of such Equity Interests that are issued and outstanding as of the Agreement Date are fully paid and non-assessable. As of the Agreement Date, the Equity Interests of each such Borrower Party and its Subsidiaries (other than the Parent) are owned by the Persons listed on Schedule 5.1(d) in the amounts set forth on such schedule. A description of such Equity Interests held by such Persons is listed on Schedule 5.1(d). Except as described on Schedule 5.1(d), no Borrower Party or Subsidiary of a Borrower Party has outstanding any stock or securities convertible into or exchangeable for any shares of its Equity Interests, nor are there any preemptive or similar rights to subscribe for or to purchase, or any other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to, any Equity Interests or any stock or securities convertible into or exchangeable for any Equity Interests. Except as set forth on Schedule 5.1(d), no

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Borrower Party or Subsidiary of a Borrower Party is subject to any obligation
(contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or to register any shares of its Equity Interests, and there are no agreements restricting the transfer of any shares of such Borrower Party's or such Subsidiary's Equity Interests.

         (e) Compliance of the Loan Documents with Laws, Other Loan Documents, and Contemplated Transactions The execution, delivery, and performance of this Agreement and each of the other Loan Documents in accordance with their respective terms and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any Applicable Law, (ii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of any Borrower Party or under any indenture, agreement, or other instrument to which any Borrower Party is a party or by which any Borrower Party or any of its properties may be bound, or (iii) result in or require the creation or imposition of any Lien upon or with any Borrower Party except Permitted Liens.

         (f) Necessary Authorizations. Each Borrower Party and each Subsidiary of a Borrower Party has obtained all Necessary Authorizations, and all such Necessary Authorizations are in full force and effect. None of such Necessary Authorizations is the subject of any pending or, to the best of each Borrower Party's or such Subsidiary's knowledge, threatened attack or revocation, by the grantor of the Necessary Authorization.

         (g) Title to Properties. Each Borrower Party and each Subsidiary of a Borrower Party has good, marketable, and legal title to, or a valid leasehold interest in, all of its properties and assets, and none of such properties or assets is subject to any Liens (other than Permitted Liens).

         (h) Material Contracts; Labor Matters. Schedule 5.1(h) contains a complete list, as of the date of this Agreement, of each contract or agreement to which any Borrower Party or Subsidiary of a Borrower Party is a party which, if terminated, would reasonably be likely to result in a Materially Adverse Effect. Schedule 5.1(h) further identifies, as of the Agreement Date, each material contract which requires consent to the granting of a Lien in favor of the Administrative Agent on the rights of any Borrower Party thereunder. Except as disclosed to the Administrative Agent and the Lenders in writing from time to time, no Borrower Party or Subsidiary of a Borrower Party is in default under or with respect to any contract to which it is a party or by which it or any of its properties are bound that, if terminated, would reasonably be likely to result in a Materially Adverse Effect. Except as disclosed on Schedule 5.1(h): (A) no labor contract to which any Borrower Party is a party or is otherwise subject is scheduled to expire prior to the Maturity Date; (B) no Borrower Party has, within the two-year (2) period preceding the Agreement Date, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker

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Adjustment and Retraining Notification Act of 1988 or any similar applicable federal, state or local law (to the extent any such law would restrict such action taken given the location of the applicable Borrower Party's operations or otherwise), and no Borrower Party has any reasonable expectation that any such action is or will be required at any time prior to the Maturity Date; (C) no Borrower Party is a party to any labor dispute (other than disputes arising in the ordinary course of business, including, without limitation, disputes with such Borrower Party's employees as individuals and not affecting such Borrower Party's relations with any labor group or its workforce as a whole), and (D) there are no pending or, to each Borrower Party's knowledge, threatened strikes or walkouts relating to any labor contracts to which any Borrower Party is a party or is otherwise subject that could reasonably be expected to have a Materially Adverse Effect. Except as set forth on Schedule 5.1(h), none of the employees of any Borrower Party or Subsidiary of a Borrower Party is a party to any collective bargaining agreement with such Borrower Party or such Subsidiary, as applicable.

         (i) Taxes. Except as set forth on Schedule 5.1(i), all federal, state, and other tax returns of each Borrower Party and each Subsidiary of Borrower Party required by law to be filed have been duly filed, and all federal, state, and other taxes (including without limitation, all real estate and personal property, income, franchise, transfer and gains taxes), all general or special assessments, and other governmental charges or levies upon each Borrower Party and each Subsidiary of a Borrower Party and any of their respective properties, income, profits, and assets, which are due and payable, have been paid, except any payment of any of the foregoing which such Borrower Party or Subsidiary, as applicable, is currently contesting in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Borrower Party or such Subsidiary, as the case may be. The charges, accruals, and reserves on the books of the Borrower Parties and Subsidiaries of the Borrower Parties in respect of taxes are, in the reasonable judgment of the Borrower Parties, adequate. Except as set forth on Schedule 5.1(i), no Borrower Party or any Subsidiary of a Borrower Party is currently under audit by the Internal Revenue Service or any other taxing authority.

         (j) Financial Statements. The Borrower Parties have furnished, or caused to be furnished, to the Lenders the audited consolidated financial statements of the Parent and its Subsidiaries and the financial statements of the Target which are complete and correct in all material respects and present fairly in accordance with GAAP the respective financial positions of the Parent and its Subsidiaries as of May 31, 2002 and of the Target as of March 31, 2002, and the respective results of operations of the Parent and its Subsidiaries and of the Target for the periods then ended. The Borrower Parties have furnished, or caused to be furnished, to the Lenders the unaudited consolidated financial statements of the Parent and its Subsidiaries and the financial statements of the Target for the April 2003 fiscal month which are complete and correct in all material respects and present fairly in accordance with GAAP, subject to normal year end adjustments, the respective financial positions of the Parent and its Subsidiaries as of the last day of the

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April 2003 fiscal month and of the Target as of the last day of the April 2003 fiscal month, and the respective results of operations of the Parent and its Subsidiaries and of the Target for the periods then ended.

         (k) No Adverse Change. Since May 31, 2002, there has occurred no event which could reasonably be expected to have a Materially Adverse Effect or, on or prior to the Agreement Date, a materially adverse effect upon the business, assets, liabilities, prospects, condition (financial or otherwise) or the results of operation of the Target.

         (l) Investments and Guaranties. As of the Agreement Date, no Borrower Party or Subsidiary of a Borrower Party owns any Equity Interests of, or has outstanding loans or advances to, or guaranties of the obligations of, any Person, except as reflected in the financial statements referred to in
Section 5.1(j) or disclosed on Schedules 5.1(c)-1, 5.1(d) or 5.1(l).

         (m) Liabilities, Litigation, etc. As of the Agreement Date, except for liabilities incurred in the normal course of business, no Borrower Party or Subsidiary of a Borrower Party has any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the financial statements referred to in Section 5.1(j), the Obligations and the Senior Notes Debt. As of the Agreement Date, except as described on Schedules 5.1(m) and 5.1(x), there is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of the Borrower Parties, threatened against or affecting any Borrower Party or any Subsidiary of a Borrower Party or any of their respective properties which could reasonably be expected to result in any judgment against or liability of such Borrower Party or Subsidiary of a Borrower Party in excess of $7,500,000, individually and in the aggregate with respect to all Borrower Parties and their Subsidiaries, or the loss of any certification or license material to the operation of such Borrower Party's or Subsidiary's business. None of such litigation disclosed on Schedules 5.1(m) and 5.1(x), individually or collectively, could reasonably be expected to have a Materially Adverse Effect.

         (n) ERISA. Each Borrower Party and each Plan are in compliance in all material respects with ERISA and the Code, and no Borrower Party nor any of its ERISA Affiliates incurred any accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code with respect to any such Plan that is subject to the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code. Each Borrower Party and each of its ERISA Affiliates have complied with all material requirements of Sections 601 through 608 of ERISA and Section 4980B of the Code. No Borrower Party has made any promises of retirement or other benefits to employees, except as set forth in the Plans. No Borrower Party has incurred any material liability to the PBGC in connection with any such Plan. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA, or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a non-exempt "prohibited transaction" (as such

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term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any Borrower Party to any material penalty or tax on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. No Borrower Party or any ERISA Affiliate is a participant in or is obligated to make any payment to a Multiemployer Plan.

         (o) Intellectual Property; Licenses; Certifications. As of the Agreement Date, except as set forth on Schedule 5.1(o), no Borrower Party or Subsidiary of a Borrower Party owns any registered patents, trademarks, service marks or copyrights, and has no pending registration applications with respect to any of the foregoing. As of the Agreement Date, no other patents, trademarks, service marks or copyrights are necessary for the operation of the business of the Borrower Parties and their Subsidiaries. Each Borrower Party and each Subsidiary of a Borrower Party has all material licenses and certifications necessary for the operation of such Borrower Party's or such Subsidiary's business.

         (p) Compliance with Law; Absence of Default. Each Borrower Party and each Subsidiary of a Borrower Party is in material compliance with all Applicable Laws and with all of the provisions of its certificate or articles of incorporation or formation, by-laws or other governing documents. No event has occurred or has failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes (i) a Default, (ii) a default by such Borrower Party under the Senior Notes Documents, or (iii) except with respect to indebtedness in an aggregate principal amount equal to or less than $5,000,000, a default under any other indenture, agreement, or other instrument, or any judgment, decree, or order to which such Borrower Party or such Subsidiary is a party or by which such Borrower Party or such Subsidiary or any of their respective properties may be bound.

         (q) Casualties; Taking of Properties, etc. Since May 31, 2002, neither the business nor the properties of the Borrower Parties, their Subsidiaries, or the Target has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces, or acts of God or of any public enemy.

         (r) Accuracy and Completeness of Information. All written information, reports, other papers and data relating to the Borrower Parties furnished by or at the direction of the Borrower Parties to the Lender Group (other than projections, estimates and forecasts) were, at the time furnished, complete and correct in all material respects. With respect to projections, estimates and forecasts given to the Lender Group, such projections, estimates and forecasts are based on the Borrower Parties' good faith assessment of the future of the business at the time made. The Borrower Parties had a reasonable basis for such assessment at the time made.

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         (s)      Compliance with Regulations T, U and X. No Borrower Party or
Subsidiary of a Borrower Party is engaged principally in or has as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and no Borrower Party or Subsidiary of a Borrower Party owns or presently intends to acquire, any "margin security" or "margin stock" as defined in Regulations T, U and X of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulations T, U and X. If so requested by the Administrative Agent, the Borrower Parties or their Subsidiaries, as applicable, will furnish the Administrative Agent with (i) a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations reasonably requested by the Administrative Agent. Neither the making of the Loans nor the use of proceeds thereof will violate the provisions of Regulation T, U or X of said Board of Governors.

         (t) Solvency. As of the Agreement Date and after giving effect to the transactions contemplated by the Acquisition Documents, the Acquisition, the incurrence of the Senior Notes Debt, and the transactions contemplated by the Loan Documents (i) the property of each Borrower Party, at a fair valuation on a going concern basis, will exceed its debt; (ii) the capital of each Borrower Party will not be unreasonably small to conduct its business; and (iii) no Borrower Party will have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (A) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (B) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

         (u) Insurance. The Borrower Parties and their Subsidiaries have insurance meeting the requirements of Section 6.5, and such insurance policies are in full force and effect. As of the Agreement Date, all material insurance policies and insurance coverages maintained by the Borrower Parties and their Subsidiaries are described on Schedule 5.1(u).

         (v)      Broker's or Finder's Commissions. Except as set forth on
Schedule 5.1(v), no broker's or finder's fee or commission will be payable with respect to the execution and delivery of this Agreement and the other Loan Documents, and no other similar fees or commissions will be payable by the Borrower Parties for any other

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services rendered to the Borrower Parties ancillary to the credit transactions contemplated herein.

         (w) Real Property. All real property leased by each Borrower Party and each Subsidiary of a Borrower Party as of the Agreement Date, and the name of the lessor of such real property, is set forth in Schedule 5.1(w)-1. The leases of each Borrower Party and each Subsidiary of a Borrower Party, as applicable, are valid, enforceable and in full force and effect, and have not been modified or amended, except as otherwise set forth in Schedule 5.1(w)-1. The Borrower Parties and their Subsidiaries, as applicable, are the sole holders of the lessee's interests under such leases. No Borrower Party or a Subsidiary of a Borrower Party has made any pledge, mortgage, assignment or sublease of any of it rights under such leases except pursuant to the Loan Documents and as set forth in Schedule 5.1(w)-1 and, there is no default or condition which, with the passage of time or the giving of notice, or both, would constitute a material default on the part of any party under such leases and the Borrower Parties and their Subsidiaries, as applicable, have paid all rents and other charges due and payable under such leases. All real property owned by each Borrower Party and each Subsidiary of a Borrower Party as of the Agreement Date is set forth in
Schedule 5.1(w)-2. As of the Agreement Date, no Borrower Party or Subsidiary of a Borrower Party owns, leases or uses any real property other than as set forth on Schedule 5.1(w). Each Borrower Party and each Subsidiary of a Borrower Party, as applicable, owns good and marketable fee simple title to all of its owned real property, and none of its owned real property is subject to any Liens, except Permitted Liens. No Borrower Party or Subsidiary of a Borrower Party, owns or holds, or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by it.

         (x)      Environmental Matters.

                  (i) Except as is described on Schedule 5.1(x) - 1, none of the Properties contains, in, on or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in violation of Environmental Laws or in amounts that could give rise to any material liability under Environmental Laws.

                  (ii) Except as is described on Schedule 5.1(x) - 2, each Borrower Party and each Subsidiary of a Borrower Party is in compliance with all applicable Environmental Laws and there is no violation of any Environmental Law or contamination which could materially interfere with the continued operation of any of the Properties or impair the financial condition of any Borrower Party or Subsidiary of a Borrower Party.

                  (iii) Except as is described on Schedule 5.1(x) -3, no Borrower Party or Subsidiary of a Borrower Party has received from any Governmental Authority any complaint, or notice of violation, alleged violation, investigation or

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         advisory action or notice of potential liability regarding matters of environmental protection or permit compliance under applicable Environmental Laws with regard to the Properties, nor is any Borrower Party aware that any such notice is pending.

                  (iv) Except as is described on Schedule 5.1(x) - 4, Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of the Property in violation of any Environmental Laws or in a manner that could give rise to any liability under Environmental Laws nor have any Hazardous Materials been transported or disposed of from any of the Properties to any other location in violation of any Environmental Laws or in a manner that could give rise to liability under Environmental Laws. Except as disclosed on Schedule 5.1x-4 no Borrower Party or any Subsidiary of a Borrower Party has permitted or will permit any tenant or occupant of the Properties to engage in any activity that could impose material liability under the Environmental Laws on such tenant or occupant, any Borrower Party or any Subsidiary of a Borrower Party or any other owner of any of the Properties.

                  (v) Except as is described on Schedule 5.1(x) - 5, no Borrower Party is, and no Subsidiary of a Borrower Party is, a party to any governmental administrative actions or judicial proceedings pending under any Environmental Law with respect to any of the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

                  (vi) Except as is described on Schedule 5.1(x) - 6, there has been no release or threat of release of Hazardous Materials into the environment at or from any of the Properties, or arising from or relating to the operations of the Borrower Parties or their Subsidiaries, in material violation of Environmental Laws or in amounts that could give rise to any material liability under Environmental Laws.

                  (vii) None of the matters disclosed on Schedules 5 (x) - 1 through 6 is reasonably likely to result in liability to the Borrower Parties and their Subsidiaries in excess of $7,500,000 in the aggregate.

         (y) OSHA. All of the Borrower Parties' operations are conducted in substantial compliance with all material and applicable rules and regulations promulgated by the Occupational Safety and Health Administration of the United States Department of Labor.

         (z) Names of Borrowers. No Borrower Party or Subsidiary of a Borrower Party has changed its name within the five (5) years preceding the Agreement Date, nor

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has any Borrower Party or Subsidiary of a Borrower Party transacted business under any other name or trade name.

         (aa) Investment Company Act; Public Utility Holding Company Act. No Borrower Party is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower Parties of this Agreement nor the issuance of any Revolving Loan Notes violates any provision of such Act or requires any consent, approval, or authorization of, or registration with, any governmental or public body or authority pursuant to any of the provisions of such Act. No Borrower Party is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         (bb) Senior Debt Status. The Obligations as and when incurred shall constitute senior Indebtedness of each Borrower Party with respect to any Indebtedness of such Borrower Party that is subordinate to the Obligations, including, without limitation, Indebtedness of the Parent under the Earnout Agreement.

         Section 5.2 Representations and Warranties Relating to Accounts. With respect to all Accounts of each Borrower Party, such Borrower Party hereby warrants and represents to the Lender Group that such Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of such Borrower Party's business. As to each Account that is identified by such Borrower Party as an Eligible Account in a Borrowing Base Certificate submitted to the Administrative Agent by the Administrative Borrower, such Account is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

         Section 5.3 Representations and Warranties Relating to Inventory. With respect to all Eligible Inventory, the Administrative Agent may rely upon all statements, warranties or representations made in any Borrowing Base Certificate in determining the classification of such Inventory and in determining which items of Inventory listed in such Borrowing Base Certificate meet the requirements of eligibility.

         Section 5.4 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date (after giving effect to the Acquisition) and the date of each Advance or issuance of (or amendment to) a Letter of Credit hereunder, except to the extent previously fulfilled in accordance with the terms of this Agreement or the other Loan Documents and to the extent subsequently inapplicable. All representations and warranties made under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution of this Agreement or the other Loan Documents by the Lender Group or any of them, any investigation or inquiry by any member of the Lender

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Group, or the making of any Advance or the issuance of (or amendment to) any
Letter of Credit under this Agreement.

                                   ARTICLE 6.

                                GENERAL COVENANTS

So long as any of the Obligations are outstanding and unpaid or the Borrowers shall have the right to borrow, or have Letters of Credit issued, hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Lenders shall otherwise give their prior consent in writing:

         Section 6.1 Preservation of Existence and Similar Matters. Each Borrower Party will, and will cause its Subsidiaries to, (i) except as expressly permitted under Section 8.7, preserve and maintain its existence, rights, franchises, licenses, and privileges in its jurisdiction of incorporation or organization including, without limitation, all Necessary Authorizations, and
(ii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of their respective business requires such qualification or authorization except where the failure to be so qualified would not reasonably be expected to have a Materially Adverse Effect.

         Section 6.2 Compliance with Applicable Law. Each Borrower Party will, and will cause its Subsidiaries to, comply, in all material respects, with the requirements of all Applicable Law.

         Section 6.3 Maintenance of Properties. Each Borrower Party will, and will cause its Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order, and condition, normal wear and tear and disposal of obsolete equipment excepted, all properties used or useful in its business (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments, and improvements thereto.

         Section 6.4 Accounting Methods and Financial Records. Each Borrower Party will, and will cause its Subsidiaries to, maintain a system of accounting established and administered in accordance with GAAP, and will keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles.

         Section 6.5 Insurance. Each Borrower Party will, and will cause its Subsidiaries to, maintain insurance including, but not limited to, public liability, property insurance, comprehensive general liability, product liability, business interruption and fidelity coverage insurance, in such amounts and against such risks as would be customary for companies in the same industry and of comparable size as the Borrower

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Parties and their Subsidiaries from financially sound and reputable insurance companies having and maintaining an A.M. Best rating of "A minus" or better and being in a size category of VI or larger or otherwise acceptable to the Administrative Agent. In addition to the foregoing, each Borrower Party further agrees to maintain and pay for insurance upon all goods constituting Collateral wherever located, in storage or in transit in vehicles, vessels or aircraft, including goods evidenced by documents, covering casualty, hazard, public liability and such other risks and in such amounts as would be customary for companies in the same industry and of comparable size as the Borrower Parties, from responsible companies having and maintaining an A.M. Best rating of "A minus" or better and being in a size category of VI or larger or otherwise acceptable to the Administrative Agent to insure the Lenders' interest in such Collateral. All such property insurance policies of the Borrower Parties shall name the Administrative Agent as loss payee and all liability insurance policies shall name the Administrative Agent as additional insured. Each Borrower Party shall deliver the original certificates of insurance evidencing that the required insurance is in force together with satisfactory lender's loss payable and additional insured, as applicable, endorsements. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days' prior written notice to the Administrative Agent in the event of cancellation or modification of the policy for any reason whatsoever and a clause that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of any Borrower Party or owner of the Collateral nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If any Borrower Party fails to provide and pay for such insurance, the Administrative Agent may, at the Borrowers' expense, procure the same, but shall not be required to do so. Each Borrower Party agrees to deliver to the Administrative Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

         Section 6.6 Payment of Taxes and Claims. Each Borrower Party will, and will cause its Subsidiaries to, pay and discharge all taxes, assessments, and governmental charges or levies imposed upon it or its income or profit or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which have become due and payable and which by law have or may become a Lien upon any of its Property; except that, no such tax, assessment, charge, levy, or claim need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy, or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale, or similar proceedings shall have been commenced and remain unstayed for a period thirty (30) days after such commencement. Each Borrower Party shall, and shall cause its Subsidiaries to, timely file all information returns required by federal, state, or local tax authorities.

         Section 6.7 Visits and Inspections. Each Borrower Party will, and will cause its Subsidiaries to, permit representatives of the Administrative Agent to
(a) visit and

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inspect the properties of the Borrower Parties and their Subsidiaries, as applicable, during normal business hours, (b) inspect and make extracts from and copies of the Borrower Parties' and such Subsidiaries' books and records, as applicable, and (c) discuss with the Borrower Parties' and such Subsidiaries' respective principal officers, as applicable, the Borrower Parties' or such Subsidiaries' businesses, assets, liabilities, financial positions, results of operations, and business prospects relating to the Borrower Parties or such Subsidiaries, as applicable. Any other member of the Lender Group may, at its expense, accompany the Administrative Agent on any regularly scheduled visit (or during the continuance of a Default any visit regardless of whether it is regularly scheduled) to the Borrower Parties and their Subsidiaries' properties .. The Borrower Parties agree and authorize the Administrative Agent, absent the existence of a Default (in which event, more field examinations and appraisals may be conducted at the Administrative Agent's discretion), (at which any other member of the Lender Group may, at its expense, accompany the Administrative Agent) to conduct no more than two field examinations and appraisals of Inventory during any twelve (12) month period (using for such Inventory appraisals, Hilco Appraisal Service, LLC or such other appraisal firm satisfactory to the Administrative Agent). The Borrower Parties agree to pay for, or to reimburse the Administrative Agent for, the costs and expenses of such field examinations and appraisals in accordance with Section 11.2.

         Section 6.8 Conduct of Business. Each Borrower Party shall, and shall cause its Subsidiaries to, continue to engage in business of the same general type as now conducted by it.

         Section 6.9 ERISA. Each Borrower Party shall at all times make, or cause to be made, prompt payment of contributions required to meet the minimum funding standards set forth in Section 302 of ERISA and Section 412 of the Code with respect to each Borrower Party's and its ERISA Affiliates' Plans that are subject to such funding requirements; furnish to the Administrative Agent, promptly upon the Administrative Agent's request therefor, copies of any annual report required to be filed pursuant to ERISA in connection with each such Plan of each Borrower Party and its ERISA Affiliates; notify the Administrative Agent as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any such Plan which a Borrower Party believes might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; and furnish to the Administrative Agent, promptly upon the Administrative Agent's request therefor, such additional information concerning any such Plan as may be reasonably requested by the Administrative Agent.

         Section 6.10 Lien Perfection. Each Borrower Party agrees to take such action as may be required to perfect or continue the perfection of the Administrative Agent's (on behalf of, and for the benefit of, the Lender Group) security interest in the Collateral. Each Borrower Party hereby authorizes the Administrative Agent to file any such

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financing statement on such Borrower Party's behalf describing the Collateral as
"all assets of the debtor" or "all personal property of the debtor."

         Section 6.11 Location of Collateral. All Collateral, other than Inventory in transit and Inventory sold in the ordinary course of business, will at all times be kept by the Borrower Parties at one or more of the business locations of the Borrower Parties set forth in Schedule 6.11. The Inventory shall not, without the prior written approval of the Administrative Agent, be moved from the locations set forth on Schedule 6.11 except as permitted in the immediately preceding sentence and prior to an Event of Default, (i) sales or other dispositions of assets permitted pursuant to Section 8.7 and (ii) the storage of Inventory at locations within the continental United States other than those specified in the first sentence of this Section 6.11 if (A) the applicable Borrower Party gives the Administrative Agent written notice of the new storage location at least thirty (30) days prior to storing Inventory at such location, (B) the Lenders' security interest in such Inventory is and continues to be a duly perfected, first priority Lien thereon, (C) neither any Borrower Party's nor the Administrative Agent's right of entry upon the premises where such Inventory is stored or its right to remove the Inventory therefrom, is in any way restricted, (D) the owner of such premises, and any bailee, warehouseman or similar party that will be in possession of such Inventory, shall have executed and delivered to the Administrative Agent an agreement, in form and substance acceptable to the Administrative Agent, waiving any landlord's, bailee's, warehouseman's or other Lien in respect of the Inventory for unpaid rent or storage charges, and (E) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to the Administrative Agent and any non-negotiable documents and receipts in respect of any Collateral maintained at such premises are issued to the Administrative Agent and promptly delivered to the Administrative Agent.

         Section 6.12 Protection of Collateral. All insurance expenses and expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral (including, without limitation, all rent payable by any Borrower Party to any landlord of any premises where any of the Collateral may be located), and any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by the Borrower Parties. If the Borrower Parties fail to promptly pay any portion thereof when due, the Lenders may, at their option, but shall not be required to, make a Base Rate Advance for such purpose and pay the same directly to the appropriate Person. The Borrowers agree to reimburse the Lenders promptly therefor with interest accruing thereon daily at the Default Rate provided in this Agreement. All sums so paid or incurred by the Lenders for any of the foregoing and all reasonable costs and expenses (including attorneys' fees, legal expenses, and court costs) which the Lenders may incur in enforcing or protecting the Lien on or rights and interest in the Collateral or any of its rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder until paid by the Borrowers to the Lenders with interest at the Default Rate, shall be considered Obligations owing by the

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Borrowers to the Lenders hereunder. Such Obligations shall be secured by all
Collateral and by any and all other collateral, security, assets, reserves, or funds of the Borrowers in or coming into the hands or inuring to the benefit of the Lenders. Neither the Administrative Agent nor the Lenders shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in the Lenders' actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at the Borrower Parties' sole risk.

         Section 6.13 Assignments and Records of Accounts. If so requested by the Administrative Agent following an Event of Default, each Borrower Party shall execute and deliver to the Administrative Agent, for the benefit of the Lender Group, formal written assignments of all of the Accounts daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto. Each Borrower Party shall keep accurate and complete records of the Accounts and all payments and collections thereon.

         Section 6.14 Administration of Accounts.

         (a) The Administrative Agent retains the right after the occurrence and during the continuance of an Event of Default to notify the Account Debtors that the Accounts have been assigned to the Administrative Agent, for the benefit of the Lender Group, and to collect the Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees, to the Borrowers. The Administrative Agent has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them. Each Borrower Party irrevocably makes, constitutes and appoints the Administrative Agent as such Borrower Party's true and lawful attorney and agent-in-fact to endorse such Borrower Party's name on any checks, notes, drafts or other payments relating to, the Accounts which come into the Administrative Agent's possession or under the Administrative Agent's control as a result of its taking any of the foregoing actions. Additionally, the Administrative Agent, for the benefit of the Lender Group, shall have the right to collect and settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as the Administrative Agent may deem advisable, and to charge the deficiencies, reasonable costs and expenses thereof, including attorney's fees, to the Borrowers.

         (b) If an Account includes a charge for any tax payable to any governmental taxing authority, the Administrative Agent on behalf of the Lenders is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of the applicable Borrower Party and to make a Base Rate Advance to the Borrowers to pay therefor. The Borrower Parties shall notify the Administrative Agent if any Account includes any tax due to any governmental taxing authority and, in the absence of such

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notice, the Administrative Agent shall have the right to retain the full proceeds of the Account and shall not be liable for any taxes to any governmental taxing authority that may be due by any Borrower Party by reason of the sale and delivery creating the Account.

         (c) Whether or not a Default has occurred, any of the Administrative Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of the Lenders, or any designee of the Lenders or the Borrower Parties, to verify the validity, amount or other matter relating to any Accounts by mail, telephone, telegraph or otherwise. The Borrower Parties shall cooperate fully with the Administrative Agent and the Lenders in an effort to facilitate and promptly conclude any such verification process.

         Section 6.15 The Blocked Account.

         (a) The Borrower Parties shall establish and maintain one or more blocked accounts (each a "Blocked Account") pursuant to a lockbox arrangement acceptable to the Administrative Agent with SunTrust Bank, any affiliate thereof or any other bank(s) as may be selected by the Borrower Parties and approved by the Administrative Agent. The Borrower Parties shall issue to each such bank an irrevocable letter of instruction directing such bank to deposit all payments or other remittances received in the lockbox to the Blocked Account. Each such Blocked Account bank shall agree to the Administrative Agent's standard Blocked Account Agreement or such variation thereof as shall be mutually satisfactory to the Administrative Agent and such bank. All amounts which shall be deposited into any Blocked Account shall immediately become the property of and be under the sole dominion and exclusive control of the Administrative Agent, on behalf of the Lender Group, and no Borrower Party shall have any right to withdraw such amounts from the Blocked Account.

         (b) The Borrower Parties shall take all steps to ensure that all of their Account Debtors and all of their credit card processors forward all items of payment to lockboxes established with the Blocked Account banks. Within thirty (30) days of the Agreement Date or such later date as shall be acceptable to the Administrative Agent in its reasonable discretion, the Borrower Parties shall cause each of their credit card processors to enter into an agreement, in form and substance satisfactory to the Administrative Agent, with the Administrative Agent and the applicable Borrower Party pursuant to which the applicable Borrower Party shall irrevocably instruct such credit card processor to forward all items of payment owing to the Borrower Parties directly to a Blocked Account.

         (c) In the event that any Borrower Party shall at any time receive any remittances of any of the foregoing directly or shall receive any other funds representing proceeds of the Collateral, such Borrower Party shall hold the same as trustee for the Administrative Agent, shall segregate such remittances from its other assets, and shall promptly deposit the same into a Blocked Account. All cash, cash equivalents, checks, notes, drafts or similar items of payment (including, without limitation, from the sale of

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any assets under Section 8.7(b) or otherwise or constituting insurance or condemnation proceeds) received by any Borrower Party otherwise than as provided elsewhere in this Section 6.15(b) shall be deposited into a Blocked Account promptly upon receipt thereof by such Borrower Party. Notwithstanding the foregoing, the Target Retail Borrower Parties shall be permitted to retain as petty cash an amount up to $2,500 per retail center, determined on an average basis, for use in the retail stores of such Target Retail Borrower Parties in the ordinary course of business.

         (d) If the Administrative Agent or any affiliate of the Administrative Agent is a Blocked Account bank, on the Business day on which any amount is deposited into the Blocked Account with the Administrative Agent or any affiliate of the Administrative Agent in immediately available funds, the Administrative Agent shall, without further consent of any Borrower Party, withdraw such amount from such Blocked Account, deposit the same in the Loan Account, and apply the same against the Obligations in the manner provided for in Section 2.11 hereof; provided, however, and notwithstanding the foregoing, that unless an Event of Default then exists and unless the Administrative Borrower requests otherwise, no money on deposit in such Blocked Account shall be applied against any Eurodollar Advance if such application would constitute a prepayment of such Eurodollar Advance prior to its Payment Date, and such funds shall be retained in such Blocked Account (and, upon the written request of the Administrative Borrower, will be invested by the Administrative Agent in overnight deposits for the Borrowers' account) until the earliest of (i) such Payment Date, (ii) the next Business Day on which additional Obligations arise, and (iii) the occurrence of an Event of Default, at which time such amount shall be applied to such Eurodollar Advance or such Obligations (in accordance with the provisions of Section 2.11 hereof), as the case may be.

         (e) If any Blocked Account bank is not the Administrative Agent or any affiliate of the Administrative Agent, all funds in the Blocked Account of such other bank shall be deposited into the Clearing Account on a daily basis (or, with respect to account number 07-083327 at First Hawaiian Bank, on each Monday and each Thursday and, with respect to account number 70973380 at SouthTrust Bank, on each Wednesday) in immediately available funds. On the Business Day on which any amount is deposited into the Clearing Account in immediately available funds, the Administrative Agent shall withdraw such amount from the Clearing Account, deposit the same in the Loan Account, and apply the same against the Obligations in the manner provided for in Section 2.11 hereof; provided, however, that notwithstanding the foregoing, unless an Event of Default then exists and unless the Administrative Borrower requests otherwise, no money on deposit in the Clearing Account shall be applied against any Eurodollar Advance if such application would constitute a prepayment of such Eurodollar Advance prior to its Payment Date, and such funds shall be retained in the Clearing Account (and, upon the written request of the Administrative Borrower, will be invested by the Administrative Agent in overnight deposits for the Borrowers' account) until the earliest of (i) such Payment Date, (ii) the next Business Day on which additional Obligations arise, and (iii)

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the occurrence of an Event of Default, at which time such amount shall be applied to such Eurodollar Advance or such Obligations (in accordance with the provisions of Section 2.11 hereof), as the case may be.

         (f) As of the Agreement Date, all bank accounts and investment accounts of the Borrower Parties are listed on Schedule 6.15 and such Schedule designates which such accounts are deposit accounts. No Borrower Party shall open any other deposit account unless the depository bank for such account shall have entered into an agreement with the Administrative Agent substantially in the form of the Blocked Account Agreement. In addition, no Borrower Party shall maintain a balance in excess of the amount necessary to cover outstanding checks drawn on such account in any other bank account or investment account (each a "Non-Depository Account") unless and until such Borrower Party has delivered to the Administrative Agent a control agreement in form and substance satisfactory to the Administrative Agent executed by such Borrower Party, the Administrative Agent and the financial institution where such account is located; provided, however, that the Borrower Parties shall be entitled to maintain balances in excess of such amounts necessary to cover outstanding checks drawn on such Non-Depository Accounts (i) with respect to accounts of the Target Retail Borrower Parties, in an amount not to exceed the amount described in the last sentence of Section 6.15(b), (ii) with respect to the employee benefit trust account number [8801663496] at [SunTrust Bank] or such other similar employee benefit trust account, an amount not to exceed as of any date of determination the Administrative Borrower's estimate of employee benefit claims to be paid in the remaining portion of such fiscal year (or, with respect to any date of determination in the last fiscal month of any fiscal year, the Administrative Borrower's estimate of employee benefit claims to be paid in the remaining portion of such fiscal year and during the next succeeding fiscal year) from such date of determination] (provided, that at any time that a Default exists, Borrower Parties shall not deposit additional funds into such account except to the extent necessary to pay accrued and unpaid employee benefit claims that are then due and payable) and (iii) with respect to all other Non-Depository Accounts in an amount not to exceed $350,000 in the aggregate.

         Section 6.16 Further Assurances. Each Borrower Party will promptly cure, or cause to be cured, defects in the creation and issuance of any Revolving Loan Notes and the execution and delivery of the Loan Documents (including this Agreement), resulting from any act or failure to act by any Borrower Party or any employee or officer thereof. Each Borrower Party at its expense will promptly execute and deliver to the Administrative Agent and the Lenders, or cause to be executed and delivered to the Administrative Agent and the Lenders, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower Parties in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith as may be reasonably requested.

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         Section 6.17 Broker's Claims. Each Borrower Party hereby indemnifies and agrees to hold the Administrative Agent and each of the Lenders harmless from and against any and all losses, liabilities, damages, costs and expenses which may be suffered or incurred by the Administrative Agent and each of the Lenders in respect of any claim, suit, action or cause of action now or hereafter asserted by a broker or any Person acting in a similar capacity arising from or in connection with the execution and delivery of this Agreement or any other Loan Document or the consummation of the transactions contemplated herein or therein.

         Section 6.18 Indemnity. Each Borrower Party will indemnify and hold harmless each member of the Lender Group, each Affiliate thereof and each of their respective employees, representatives, officers and directors (each an "Indemnified Person") from and against any and all claims, liabilities, investigations, losses, damages, actions, and demands by any party against the Lender Group, or any of them resulting from any breach or alleged breach by the Borrower Parties or any of them of any representation or warranty made hereunder, or otherwise in any way relating to or arising out of the Revolving Loan Commitment, this Agreement, any other Loan Document, or any other document contemplated by this Agreement, the making, administration or enforcement of the Loan Documents and the Loans or any Bank Product Documents, any transaction contemplated hereby or any related matters unless, with respect to any of the above, the Lender Group or any of them are determined by a final non-appealable judgment of a court of competent jurisdiction to have acted or failed to act with gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER. This Section 6.18 shall survive termination of this Agreement.

         Section 6.19 Environmental Matters.

         (a) Each Borrower Party shall, and shall cause its Subsidiaries to, comply in all material respects with the Environmental Laws and shall notify the Administrative Agent within thirty (30) days in the event of any discharge or discovery of any Hazardous Materials at, upon, under or within the Properties in amounts that require remediation. Each Borrower Party shall forward to the Administrative Agent copies of all documents alleging a violation of Environmental Laws, all responses thereto and all documents submitted to environmental agencies relative to remediation of Hazardous Materials on the Properties, in each case, within thirty (30) days of receipt, delivery or submission (as the case may be) of the same.

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         (b)      Promptly upon the written request of the Administrative Agent from time to time, the Borrower Parties shall provide the Administrative Agent with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to the Administrative Agent, to assess with a reasonable degree of certainty the presence or absence of any Hazardous Materials and the potential costs in connection with abatement, cleanup or removal of any Hazardous Materials found on, under, at or within the Properties. Such assessment or report shall be at Borrower Parties' expense if, in the judgment of the Administrative Agent, there is reason to believe that a violation of Environmental Laws has occurred.

         (c) Each Borrower Party shall at all times indemnify and hold harmless the Lender Group against and from any and all claims, suits, actions, debts, damages, costs, losses, obligations, judgments, charges, and expenses, or any nature whatsoever under or on account of the Environmental Laws including the assertion of any lien thereunder, with respect to:

                  (i) any discharge of Hazardous Materials, the threat of a discharge of any Hazardous Materials or the presence of any Hazardous Materials affecting the Properties whether or not the same originates or emanates from the Properties or any contiguous real estate including any loss of value of the Properties as a result of any of the foregoing;

                  (ii) any costs of removal or remedial action incurred by the United States Government or any costs incurred by any other person or damages from injury to, destruction of, or loss of natural resources, including reasonable costs of assessing such injury, destruction or loss incurred pursuant to any Environmental Laws;

                  (iii) liability for personal injury or property damage arising under any statutory or common law tort theory (including without limitation damages assessed) for the maintenance of a public or private nuisance or for the carrying on of an abnormally dangerous activity at or caused by any Borrower Party or Subsidiary of a Borrower Party near the Properties; and/or

                  (iv) any other environmental matter affecting the Properties within the jurisdiction of the Environmental Protection Agency, any other federal agency, or any state or local environmental agency.

         (d) In the event of any discharge or discovery of any Hazardous Materials at, upon, under or within the Properties in amounts that require remediation, if the applicable Borrower Party or Subsidiary fails to begin the remediation within thirty (30) days after notice to the Administrative Agent, the Administrative Agent may at its election, but without the obligation to do so, give such notices and/or cause such work to be performed at the Properties and/or take any and all other actions as the Administrative Agent shall deem necessary or advisable in order to abate the discharge of such Hazardous Material,

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remove such Hazardous Material or cure such Borrower Party's or Subsidiary's noncompliance.

         (e) All of the representations, warranties, covenants and indemnities of this Section 6.19 shall survive the termination of this Agreement, the repayment of the Obligations and/or the release of the liens of the Mortgages from the Properties that are subject to any Mortgage and shall survive the transfer of any or all right, title and interest in and to the Properties by the Borrower Parties or any Subsidiary to any party, whether or not affiliated with the Borrower Parties.

         Section 6.20 Key Man Life Insurance. Until the later of the date four
(4) years following the Agreement Date and the date all obligations of the Parent under the Earnout Agreement have been satisfied, the Borrowers shall timely pay all required premiums in respect of, and shall otherwise take all actions as may be required on their parts in order to maintain in full force and effect, key-man life insurance policies on the lives of S. Anthony Margolis and Lucio Dalla Gasperina, each in an aggregate face amount of not less than the face amount of such policy as in effect on December 31, 2002, and, in the event that any such policy is not renewed or is cancelled at the option of the insurer for any reason other than failure on the part of the Borrowers to pay the required premiums or to take any other action required to maintain such policy in full force and effect, the Borrowers shall use commercially reasonable efforts to replace such policy in an aggregate face amount of not less than the face amount of such policy as in existence on December 31, 2002; and all such key-man life insurance policies shall be assigned to the Administrative Agent, for the benefit of the Lender Group, as Collateral pursuant to the Assignment of Life Insurance Policy.

         Section 6.21 Formation of Subsidiaries. At the time of the formation of any direct or indirect Subsidiary of any Borrower or the acquisition of any direct or indirect Subsidiary of any Borrower after the Agreement Date which is permitted under this Agreement Party, the Borrower Parties, as appropriate, shall (a) cause such new Domestic Subsidiary to provide to the Administrative Agent, for the benefit of the Lender Group, a joinder and supplement to this Agreement substantially in the form of Exhibit M attached hereto (each a "Guaranty Supplement"), pursuant to which such new Domestic Subsidiary shall agree to join as a Guarantor of the Obligations under Article 3, a supplement to the Security Agreement, and such other security documents (including, without limitation, Mortgages with respect to any real estate owned by such Subsidiary), together with appropriate Uniform Commercial Code financing statements, all in form and substance reasonably satisfactory to the Administrative Agent, (b) provide to the Administrative Agent, for the benefit of the Lender Group, a pledge agreement and appropriate certificates and powers or Uniform Commercial Code financing statements, pledging all direct or beneficial ownership interest in such new Subsidiary (regardless of whether owned by a Borrower Party or a Subsidiary of a Borrower Party or a minority shareholder), in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that with respect to any new Foreign Subsidiary, such pledge shall be

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limited to sixty-five percent (65%) of the Equity Interests of such Subsidiary, and (c) provide to the Administrative Agent, for the benefit of the Lender Group, all other documentation, including one or more opinions of counsel satisfactory to the Administrative Agent, which in its reasonable opinion is appropriate with respect to such formation and the execution and delivery of the applicable documentation referred to above. Any document, agreement or instrument executed or issued pursuant to this Section 6.21 shall be a "Loan Document" for purposes of this Agreement.

         Section 6.22 Oxford Receivables Company. Notwithstanding anything herein or in any Loan Document to the contrary, Oxford Receivables Company shall not engage in any material business activity or incur any material Indebtedness on or after the Agreement Date. The Borrower Parties and their Subsidiaries (other than Oxford Recievables Company) shall not make any investment in, or loan to, Oxford Receivables Company after the Agreement Date other than any nominal amount incurred by Oxford Receivables Company in connection with its wind down. On or before July 31, 2003, the Administrative Borrower shall deliver to the Administrative Agent evidence that Oxford Receivables Company has been dissolved or merged into another Borrower Party.

                                   ARTICLE 7.

                              INFORMATION COVENANTS

So long as any of the Obligations are outstanding and unpaid or the Borrowers have a right to borrow, or have Letters of Credit issued, hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Lenders shall otherwise give their prior consent in writing, the Administrative Borrower will furnish or cause to be furnished to each member of the Lender Group at their respective offices the following items; provided, however, that the Administrative Borrower, at its option, may deliver such items described in Sections 7.1, 7.2, 7.3, 7.5(a), 7.5(b), 7.5(d) and 7.6(h) to the
Administrative Agent with instructions to post such items on "IntraLinks" or any similar website for viewing by the Lenders or to send such items to the Lenders via electronic mail and the Administrative Agent shall so post such items within a reasonable period of time after delivery thereby by the Administrative Borrower to it and such posting or sending via electronic mail shall constitute delivery of such items to the Lenders:

         Section 7.1 Monthly and Quarterly Financial Statements and Information.
(a) Within thirty (30) days after the last day of each fiscal month in each fiscal year of the Parent (or, with respect to the May fiscal month of each fiscal year of the Parent, within forty-five days (45) after the last day thereof), the balance sheet of the Parent as at the end of such fiscal month, and the related statement of income and retained earnings and related statement of cash flows for such fiscal month and for the fiscal year to date period (starting with the Agreement Date) ended with the last day of such fiscal month, which financial statements shall, (a) set forth in comparative form the figures for the applicable

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period set forth in the projections provided by the Borrower Parties pursuant to
Section 4.1, as amended or superseded by projections delivered pursuant to
Section 7.5(d), as modified by amendments to such projections delivered pursuant to Section 7.6(e), and (b) set forth in comparative form such figures as at the end of such month during the previous fiscal year and for such month during the previous fiscal year, all of which shall be on a consolidated basis. In addition, the Administrative Borrower shall deliver such financial statements with respect to the Target and its Subsidiaries as a group and the Parent and its Subsidiaries (other than the Target and its Subsidiaries) as a group, together with a statement of eliminating entries between such groups. All such financial statements delivered under this Section 7.1(a) shall be certified by an Authorized Signatory of the Parent to be, in his or her opinion, complete and correct in all material respects and, with respect to the financial statements of the Parent and its Subsidiaries on a consolidated basis, to present fairly in accordance with GAAP the financial position of the Parent and its Subsidiaries, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year (starting with the Agreement Date) ended with the last day of such period, subject only to normal year-end adjustments.

         (b) Within forty-five (45) days after the last day of each fiscal quarter in each fiscal year of the Parent, the balance sheet of the Parent as at the end of such fiscal quarter, and the related statement of income and retained earnings and related statement of cash flows for such fiscal quarter which financial statements shall, (a) set forth in comparative form the figures for the applicable period set forth in the projections provided by the Borrower Parties pursuant to Section 4.1, as amended or superseded by projections delivered pursuant to Section 7.5(d), as modified by amendments to such projections delivered pursuant to Section 7.6(e), and (b) set forth in comparative form such figures as at the end of such quarter during the previous fiscal year and for such quarter during the previous fiscal year, all of which shall be on a consolidated basis. In addition, the Administrative Borrower shall deliver such financial statements with respect to the Target and its Subsidiaries as a group and the Parent and its Subsidiaries (other than the Target and its Subsidiaries) as a group, together with a statement of eliminating entries between such groups. All such financial statements delivered under this Section 7.1(a) shall be certified by an Authorized Signatory of the Parent to be, in his or her opinion, complete and correct in all material respects and, with respect to the financial statements of the Parent and its Subsidiaries on a consolidated basis, to present fairly in accordance with GAAP the financial position of the Parent and its Subsidiaries, as at the end of such period and the results of operations for such period, subject only to normal year-end adjustments.

         Section 7.2 Annual Financial Statements and Information; Certificate of No Default. Within ninety (90) days after the end of each fiscal year of the Parent, the audited balance sheet of the Parent as at the end of such year and the related audited statements of income and retained earnings and related audited statements of cash flows for such year, all of which shall be on a consolidated basis with the other Borrower

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Parties, which financial statements shall, set forth in comparative form such figures as at the end of and for the previous year, and shall be accompanied by an opinion of independent certified public accountants of recognized standing satisfactory to the Administrative Agent, stating that following an examination thereof in accordance with generally accepted auditing standards such financial statements are unqualified and prepared in all material respects in accordance with GAAP, together with a statement of such accountants of the Parent certifying that no Default under Sections 8.8, 8.9, 8.10 and 8.11 was detected during the examination of the Borrower Parties.

         Section 7.3 Performance Certificates. At the time the financial statements are furnished pursuant to (x) Section 7.1 with respect to (I) each fiscal month end, commencing with the fiscal month end immediately following the Agreement Date through the fiscal month ended April 30, 2005, (II) each fiscal quarter end and (y) Section 7.2, a certificate of an Authorized Signatory of the Parent in the form of Exhibit N:

         (a) (i) Setting forth as at the end of such fiscal month, arithmetical calculations required to establish whether or not the Borrower Parties were in compliance with the requirement of Section 8.8, and (ii) setting forth as at the end of such quarter or year, as the case may be, the arithmetical calculations required to establish whether or not the Borrower Parties were in compliance with the requirements of Sections 8.8 and 8.9 and, with respect to each fiscal year end, 8.10 and 8.11; and

         (b) Stating that, to the best of his or her knowledge, no Default has occurred as at the end of such month, quarter or year, as the case may be, or, if a Default has occurred, disclosing each such Default and its nature, when it occurred and whether it is continuing.

         Section 7.4 Access to Accountants. The Administrative Borrower hereby authorizes the Administrative Agent to communicate (and at the direction of the Majority Lenders the Administrative Agent shall initiate such communication) directly with the Borrower Parties' and their Subsidiaries' independent public accountants and authorizes these accountants to disclose to the Administrative Agent any and all financial statements and other supporting financial data, including matters relating to the annual audit and copies of any arrangement letter with respect to its business, financial condition and other affairs. On or before the Agreement Date, the Administrative Borrower, on behalf of all of the Borrower Parties and their Subsidiaries, shall deliver to their independent public accountants a letter authorizing them to comply with the provisions of this Section 7.4.

         Section 7.5 Additional Reports.

         (a) Within twenty (20) days after the end of each fiscal month or more frequently as reasonably required by the Administrative Agent, the Administrative Borrower shall deliver to the Administrative Agent and the Lenders, a Borrowing Base Certificate as of the last day of the preceding fiscal month or such other date reasonably

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required by the Administrative Agent, which shall be in such form as shall be satisfactory to the Administrative Agent, setting forth the amount of Inventory owned by the Borrowers, and specifically setting forth the amount of Eligible Inventory and shall contain a categorical breakdown of all Accounts of the Borrowers and a calculation of Eligible Accounts as of such last day of the preceding month.

         (b) Within twenty (20) days after the end of each fiscal month or more frequently as required by the Administrative Agent in its discretion if Availability falls below $22,500,000 (or with respect to any date of determination in December 2003, January 2004, February 2004, December 2004, January 2005, February 2005, or February 2006, $15,000,000), the Administrative Borrower shall deliver to the Administrative Agent and to any Lender requesting the same, in form acceptable to the Administrative Agent, lockbox statements, reports of sales and collections, and debit and credit adjustments, a summary of aged Accounts (or at the reasonable request of the Administrative Agent, detailed aged trial balance of all Accounts of the Borrowers existing as of the last day of the preceding fiscal month or such other date reasonably required by the Administrative Agent, specifying the names, and face value for each Account Debtor obligated on an Account so listed) and all other information necessary to calculate Eligible Accounts as of such last day of the preceding month or such other date reasonably required by the Administrative Agent and, upon the Administrative Agent's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts of the Borrowers so scheduled and such other matters and information relating to the status of then existing Accounts of the Borrowers as the Administrative Agent shall reasonably request.

         (c) Promptly upon receipt thereof, the Administrative Borrower shall deliver to the Administrative Agent and the Lenders copies of all final reports, if any, submitted to any Borrower Party or any Subsidiary of a Borrower Party by its independent public accountants in connection with any annual or interim audit of the Borrower Parties, or their Subsidiaries or any of them, including, without limitation, any final management report, as applicable, prepared in connection with the annual audit referred to in Section 7.2;

         (d) On or before the date thirty (30) days following the commencement of each fiscal year, the Administrative Borrower shall deliver to the Administrative Agent and the Lenders the annual budget for the Borrower Parties and their Subsidiaries approved by the board of directors of the Parent, including forecasts of the income statement, the balance sheet and a cash flow statement for such fiscal year on a month by month basis;

         (e) To the extent not covered elsewhere in this Article 7, promptly after the sending thereof, the Borrower Parties shall, and shall cause their Subsidiaries to, deliver to the Administrative Agent and the Lenders copies of all financial statements, reports

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and other information which any Borrower Party or any Subsidiary, as applicable, sends to any holder of its Indebtedness (including the Senior Notes Debt) or its securities or which any Borrower Party or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

         (f) If there is a material change in GAAP after May 31, 2002 that affects the presentation of the financial statements referred to in Sections 7.1 and 7.2, then, in addition to delivery of such financial statements, and on the date such financial statements are required to be delivered, the Administrative Borrower shall furnish the adjustments and reconciliations necessary to enable the Borrowers and each Lender to determine compliance with each of the covenants set forth in Sections 8.8, 8.9, 8.10 and 8.11, all of which shall be determined in accordance with GAAP consistently applied;

         (g) Promptly upon the effective date thereof, the Borrower Parties shall provide to the Administrative Agent a copy of each amendment to any factoring agreement referred to in the definition of Eligible Factored Accounts (With Recourse) or Eligible Factored Accounts (Without Recourse). In addition, promptly upon any Borrower Party obtaining knowledge thereof, it shall provide notice to the Administrative Agent of any reserve created by a factor after the Agreement Date;

         (h) At any time that a Default exists and on and after any date of request by the Administrative Agent in its reasonable discretion, the Administrative Borrower shall provide to the Administrative Agent notice of the termination of any lease of real property where Inventory is located promptly upon termination of such lease; and

         (i) From time to time and promptly upon each request the Borrower Parties shall, and shall cause their Subsidiaries to, deliver to the Administrative Agent on behalf of the Lenders such data, certificates, reports, statements, opinions of counsel, documents, or further information regarding the business, assets, liabilities, financial position, projections, results of operations, or business prospects of each of the Borrower Parties, or such Subsidiaries, or any of them, as the Administrative Agent may reasonably request.

         Section 7.6 Notice of Litigation and Other Matters.

         (a) Within five (5) Business Days of any Borrower Party's obtaining knowledge of the institution of, or a written threat of, any action, suit, governmental investigation or arbitration proceeding against any Borrower Party or a Subsidiary of a Borrower Party, any Property, which action, suit, governmental investigation or arbitration proceeding, if adversely determined, would expose, in such Borrower Party's or such Subsidiary's reasonable judgment, as applicable, any Borrower Party or such Subsidiary, as applicable, to liability in an aggregate amount in excess of $7,500,000, the Administrative Borrower shall notify the Lender Group of the occurrence thereof, and the Administrative Borrower shall provide such additional information with respect to such matters as the Lender Group may reasonably request.

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         (b)      Promptly upon the occurrence of any default (whether or not any Borrower Party or any Subsidiary of a Borrower Party, as applicable, has received notice thereof from any other Person) on Indebtedness of any Borrower Party or any Subsidiary, as applicable, which singly, or in the aggregate exceed $5,000,000, the Administrative Borrower shall notify the Administrative Agent and the Lenders of the occurrence thereof;

         (c) Promptly upon any Borrower Party's receipt of notice or the pendency of any proceeding for the condemnation or other taking of any real property of any Borrower Party constituting Collateral, the Administrative Borrower shall notify the Administrative Agent and the Lenders of the occurrence thereof;

         (d) Promptly upon any Borrower Party's receipt of notice of any event that could reasonably be likely to result in a Materially Adverse Effect, the Administrative Borrower shall notify the Administrative Agent and the Lenders of the occurrence thereof;

         (e) Promptly following any material amendment or change to the budget submitted to the Administrative Agent and the Lenders pursuant to Section 7.5(d) hereof, the Administrative Borrower shall notify the Administrative Agent and the Lenders of the occurrence thereof;

         (f) Immediately following any (i) Default under any Loan Document, or default by any Borrower Party under the Senior Notes Documents, or (ii) default under any other agreement (other than those referenced in clause (i) of this Section 7.6(f) above) to which any Borrower Party or a Subsidiary of a Borrower Party, as applicable, is a party or by which any Borrower Party's or any such Subsidiary's properties is bound which could reasonably be expected to have a Materially Adverse Effect, then the Administrative Borrower shall notify the Administrative Agent and the Lenders of the occurrence thereof giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

         (g) Promptly but in any event within ten (10) Business Days following the occurrence of any Reportable Event or a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any Borrower Party to any material penalty or tax on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code with respect to any Plan of any Borrower Party or any of its ERISA Affiliates that is subject to Title IV of ERISA or the institution or threatened institution by the PBGC of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement of any litigation regarding any such Plan, or the failure by any Borrower Party to make any required contribution to any such Plan, the Administrative Borrower shall notify the Administrative Agent and the Lenders of the occurrence thereof provided such occurrence, proceeding, litigation, or failure exposes such Borrower Party or ERISA Affiliate to liability in an aggregate amount in excess of $7,500,000.

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         (h)      The Administrative Borrower shall deliver updates or
supplements to the following schedules (i) within forty-five days after the end of the end of each fiscal year (other than the 2003 fiscal year), as of the last day of such fiscal year: Schedule 5.1(c)-1, Schedule 5.1(c)-2, Schedule 5.1(d),
Schedule 5.1(h), Schedule 5.1(m), Schedule 5.1(o), Schedule 5.1(w)-1, Schedule 5.1(w)-2, Schedule 5.1(x)-1, Schedule 5.1(x)-2, Schedule 5.1(x)-3, Schedule 5.1(x)-4, Schedule 5.1(x)-5 and Schedule 5.1(x)-6, and (ii) within forty-five days after the end of the end of each of the first and third fiscal quarters of each fiscal year (other than the first fiscal quarter of the 2004 fiscal year), as of the last day of such fiscal quarter): Schedule 6.11 and Schedule 6.15, in each case, as may be required to render correct the representations and warranties contained in the applicable sections to which such schedules relate as of the last day of such fiscal quarter without giving effect to any references therein to the "Agreement Date" in each case, appropriately marked to show the changes made therein; provided that no such supplement to any such Schedules or representation shall be deemed a waiver of any Default resulting from the matters disclosed therein, except as consented to by the Majority Lenders in writing.

                                   ARTICLE 8.

                               NEGATIVE COVENANTS

So long as any of the Obligations are outstanding and unpaid or the Borrowers have a right to borrow, or have Letters of Credit issued, hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Lenders shall otherwise give their prior consent in writing:

         Section 8.1 Indebtedness. No Borrower Party will, or will permit any of its Subsidiaries to, create, assume, incur, or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

         (a)      Indebtedness under this Agreement and the other Loan
Documents;

         (b) The Senior Notes Debt in a principal amount not to exceed $200,000,000;

         (c) Indebtedness of the Parent to the Sellers under the Earnout Agreement, subordinated to the Obligations pursuant to the Earnout Subordination Agreement;

         (d) Indebtedness of the Borrowers or any Subsidiary of the Borrowers that is unsecured or secured by Permitted Liens described in clause
(f) of the definition of Permitted Liens set forth in Article 1 hereof (including without limitation Capitalized Lease Obligations), collectively, not to exceed the aggregate principal amount of $15,000,000 at any time;

         (e) recourse obligations arising in connection with the sale of Accounts permitted by Section 8.7 (it being understood and agreed that negative credit balances

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under the applicable factoring arrangements shall not constitute Indebtedness for the purposes of this Agreement);

         (f)      Guaranties permitted by Section 8.2;

         (g) Obligations under Hedge Agreements not entered into for speculative purposes and not exceeding the aggregate notional amounts of $75,000,000 with respect thereto;

         (h) Unsecured Indebtedness of a Borrower Party owed to another Borrower Party;

         (i) (A) Unsecured Indebtedness in an aggregate amount not to exceed $10,000,000 at any time outstanding of the Foreign Subsidiaries owed to the Borrower Parties and consisting of "due to/due from" transactions arising in the ordinary course of business and other unsecured Indebtedness incurred in the ordinary course of business, and (B) unsecured Indebtedness in an aggregate amount not to exceed $40,000,000 at any time outstanding of the Borrower Parties owed to the Foreign Subsidiaries and consisting of "due to/due from" transactions arising in the ordinary course of business;

         (j) other unsecured Indebtedness owed by Foreign Subsidiaries to the Borrower Parties to the extent permitted under Section 8.5(e); and

         (k) Reimbursement obligations in respect of letters of credit existing as of the Agreement Date (that were not issued by an Issuing Bank and identified as Existing Letters of Credit) identified on Schedule 8.1; provided, however, that such letters of credit may not be amended to increase the stated amount thereof or to extend the stated expiration date thereof.

         Section 8.2 Guaranties. No Borrower Party will, or will permit any of its Subsidiaries to, at any time guarantee or enter into or assume any Guaranty, or be obligated with respect to, or permit to be outstanding, any Guaranty, other than (a) guaranties of the Obligations, (b) guaranties of obligations under repurchase agreements of any Borrower Party entered into in connection with the sale of products in the ordinary course of business of such Borrower Party, (c) guaranties of obligations under agreements of any Borrower Party entered into in connection with the acquisition of services, supplies, and equipment in the ordinary course of business of such Borrower Party, (d) endorsements of instruments in the ordinary course of business, (e) guaranties of the Senior Notes Debt as long as such guarantor is also a Guarantor of the Obligations and (f) guaranties by any Borrower Party of any obligation of any other Borrower Party to the extent such obligation is not prohibited hereunder.

         Section 8.3 Liens. No Borrower Party will, or will permit any Subsidiary to, create, assume, incur, or permit to exist or to be created, assumed, or permitted to exist,

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directly or indirectly, any Lien on any of its property, real or personal, now owned or hereafter acquired, except for Permitted Liens.

         Section 8.4 Restricted Payments and Purchases. No Borrower Party shall, or shall permit any Subsidiary to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, or set aside any funds for any such purpose, other than Dividends on common stock which accrue (but are not paid in cash) or are paid in kind or Dividends on preferred stock which accrue (but are not paid in cash) or are paid in kind; provided, however, that (a) any Subsidiary of the Parent may make Restricted Payments to the Parent or any other Subsidiary of the Parent that owns Equity Interests of such Subsidiary making such Restricted Payment; (b) the Parent may make regularly scheduled payments of interest due on the Senior Notes to the holders thereof in accordance with the terms of the Indenture as in effect on the Agreement Date or as amended thereafter in accordance with Section 8.13 hereof; (c) the Parent may make payments to the Sellers to the extent permitted by the Earnout Subordination Agreement as it exists on the Agreement Date or as amended thereafter in accordance with Section 8.13 hereof; (d) the Parent may make Restricted Payments if (i) no Default has occurred and is continuing or would result from the making of such Restricted Payment, (ii) after giving Pro Forma Effect to such Restricted Payment, the ratio of Total Debt to EBITDA for the four (4) fiscal quarters of the Parent immediately preceding the date of such Restricted Payment would have been at least 0.25 to 1.00 below the covenant level of the ratio of Total Debt to EBITDA applicable during such period under Section 8.8, and (iii) after giving effect to such Restricted Payment, the Availability is at least $40,000,000; and (e) the Parent may issue the Equity Interests contemplated by the Acquisition Agreement on the Agreement Date.

         Section 8.5 Investments. No Borrower Party will, or will permit any of its Subsidiaries to, make any loan or advance to, or otherwise acquire for consideration evidences of Indebtedness or Equity Interests in any other Person, except that (a) any Borrower Party or any Subsidiary of a Borrower Party may purchase or otherwise acquire and own, (i) marketable, direct obligations of the United States of America and its agencies maturing within three hundred sixty-five (365) days of the date of purchase, (ii) commercial paper issued by corporations, each of which shall (A) have a consolidated net worth of at least $250,000,000, and (B) conduct substantially all of its business in the United States of America, which commercial paper will mature within one hundred eighty
(180) days from the date of the original issue thereof and is rated "P-1" or better by Moody's, or "A-1" or better by S&P, (iii) certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase and issued by a United States national or state bank having deposits totaling more than $250,000,000, and whose short-term debt is rated "P-1" or better by Moody's or "A-1" or better by S&P, (iv) up to $100,000 per institution and up to $1,000,000 in the aggregate in (A) short-term obligations issued by any local commercial bank or trust company located in those areas where such Borrower Party or Subsidiary conducts its business, whose deposits are insured by the Federal Deposit Insurance Corporation, or (B) commercial bank-insured

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money market funds, or any combination of investments described in clauses (A)
and (B), and (v) overnight investments with such financial institutions having a short term deposit rating of "P-1" or better by Moody's, or "A-1" or better by S&P; (b) any Borrower Party or Subsidiary of a Borrower Party may hold the Investments in existence on the Agreement Date and described on Schedule 5.1(l);
(c) so long as no Default shall have occurred and be continuing or would result therefrom, any Borrower Party or Subsidiary of a Borrower Party may convert any of its Accounts that are in excess of ninety (90) days past due into notes or Equity Interests from the applicable Account Debtor so long as the Administrative Agent, for the benefit of the Lender Group, is granted a first priority security interest in such Equity Interests or notes held by a Borrower Party which Lien is perfected contemporaneously with the conversion of such Account to Equity Interests or notes; (d) the Borrower Parties may hold the Equity Interests of their respective Subsidiaries in existence as of the Agreement Date and their Subsidiaries created after the Agreement Date in accordance with Section 6.21 and Section 8.7(i); (e) so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower Parties may make additional investments in their Foreign Subsidiaries in the form of loans or additional equity contributions in an aggregate amount not to exceed (excluding amounts owed by Foreign Subsidiaries described in Section 8.1(i)) $5,000,000 at any time outstanding; (f) any Borrower Party may make investments in another Borrower Party; (g) so long as no Default shall have occurred and be continuing or would result therefrom, the Foreign Subsidiaries may make investments in joint ventures in an aggregate amount not to exceed $5,000,000 at any time outstanding; (h) the Borrower Parties and their Subsidiaries may make loans to employees in an aggregate amount not to exceed $500,000 at any time outstanding; and (i) the Parent may consummate the Acquisition.

         Section 8.6 Affiliate Transactions. No Borrower Party shall, or shall permit any of its Subsidiaries to, enter into or be a party to any agreement or transaction with any Affiliate except (a) as described on Schedule 8.6 or (b) in the ordinary course of business and upon fair and reasonable terms that are no less favorable to such Borrower Party or Subsidiary than it would obtain in a comparable arms length transaction with a Person not an Affiliate of such Borrower Party or Subsidiary and otherwise on terms consistent with the business relationship of such Borrower Party or Subsidiary and such Affiliate prior to the Agreement Date, if any.

         Section 8.7 Liquidation; Change in Ownership, Name, or Year; Disposition or Acquisition of Assets; Etc. No Borrower Party shall, or shall permit any of its Subsidiaries to, at any time:

         (a) Liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up its business (except that any Subsidiary of the Borrowers may liquidate or dissolve itself in accordance with Applicable
Law);

         (b) Sell, lease, abandon, transfer or otherwise dispose of, in a single transaction or a series of related transactions, any assets, property or business except for (i) the sale of Inventory in the ordinary course of business at the fair market value thereof and for cash or cash equivalents, (ii) physical assets used, consumed or otherwise disposed of in the ordinary course of business, (iii) the sale or disposal of real property, improvements and equipment with a sale value not greater than $5,000,000 in the aggregate for all such assets that may be sold during any year if the purchase price therefor is paid solely in cash or any non-cash proceeds received by a Borrower Party are pledged to the Administrative Agent, for the benefit of the Lender Group, pursuant to the Security Agreement or other documents or agreements in form and substance reasonably satisfactory to the Administrative Agent, (iv) the sale of Accounts consistent with past practices of such Borrower Party and pursuant to factoring arrangements (including, without limitation, those factoring arrangements existing on the Agreement Date and described on Schedule 8.7) which shall (x) be satisfactory to the Administrative Agent, (y) not contain any term permitting such Borrower Party to obtain any loan or advance, secured or unsecured, from the applicable factor, and (z) be subject to a Factoring Intercreditor Agreement, (v) the termination of leases in connection with retail store closures so long as such retail stores closed do not (in the aggregate) account for more than five percent (5%) of the EBITDA of the Parent and its Subsidiaries for the four (4) fiscal quarter period ending on the last day of the fiscal quarter ended immediately prior to any such store closure, and (vi) sales permitted under Section 8.12;

         (c) Become a partner or joint venturer with any third party on or after the Agreement Date; provided, however, that, subject to the limitations set forth in Sections 8.1 and 8.5, the Foreign Subsidiaries may enter into partnerships and joint ventures after the Agreement Date;

         (d) Acquire (i) all or any substantial part of the assets, property or business of, or (ii) any assets that constitute a division or operating unit of the business of, any other Person; provided, however, that the Parent may consummate the Acquisition on the Agreement Date; provided further, however, that Borrower Parties shall be permitted to purchase all or any substantial part of the assets, property or business of, or any assets that constitute a division or operating unit of the business of, any other Person so long as (A) no Default exists or would be caused thereby and Borrowers deliver to the Administrative Agent and the Lenders evidence satisfactory to the Administrative Agent that the Borrower Parties will be in pro forma compliance with this Agreement after giving effect to the acquisition, (B) the purchase price (including, without limitation, cash received, assumption of any Indebtedness and seller financing) for all such acquisitions in any year does not exceed $15,000,000 in the aggregate plus Equity Interests of the Parent issued to the applicable sellers and the purchase price (including, without limitation, cash received, assumption of any Indebtedness and seller financing) for all such acquisitions during the term of this Agreement does not exceed $30,000,000 in the aggregate plus Equity Interests of the Parent issued to the applicable sellers and (C) the Borrower Parties execute and deliver to the Administrative Agent all documents required by Section 6.16

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

and 6.21 and the other Loan Documents and any opinions reasonably requested by the Administrative Agent regarding the creation and perfection of the security interests of the Administrative Agent in the Collateral;

         (e) Merge or consolidate with any other Person; provided, however, that (i) any Borrower may merge into another Borrower so long as, with respect to any merger with the Parent, the Parent is the surviving entity after such merger, (ii) any Guarantor or Foreign Subsidiary may merge into any Borrower Party so long as, with respect to any merger with a Borrower, such Borrower shall be the surviving entity after such merger and, with respect to any merger by a Foreign Subsidiary with a Guarantor, such Guarantor shall be the surviving entity after such merger, and (iii) any Foreign Subsidiary may merge into another Foreign Subsidiary;

         (f) Change its corporate name without giving the Administrative Agent thirty (30) days prior written notice of its intention to do so and complying with all reasonable requirements of the Lender Group in regard thereto;

         (g) Change its year-end for accounting purposes from the fiscal year ending on the Friday occurring closest to each May 31;

         (h) Acquire any real estate; provided, however, that the Borrowers and their Subsidiaries may acquire real estate so long as, in the case of an acquisition by a Borrower Party, such Borrower Party shall promptly notify the Administrative Agent of the acquisition thereof and, at the request of the Administrative Agent, shall grant to the Administrative Agent, for the benefit of the Lender Group, a first priority mortgage on such real estate in form and substance reasonably satisfactory to the Administrative Agent and deliver to the Administrative Agent such other documentation and opinions in connection with the grant of such security interest as the Administrative Agent shall request, including, without limitation, policies of title insurance, flood zone certificates, financing statements, fixture filings and environmental audits, and the Borrowers shall pay all recording costs, intangibles taxes and other fees and costs including without limitation reasonable attorneys' fees and expenses of counsel to the Administrative Agent incurred in connection therewith; or

         (i) Create any Subsidiary; provided, however, that (i) a Borrower Party may create wholly owned Domestic Subsidiaries so long as such Borrower Party and such Subsidiaries, as applicable, comply with Section 6.21 and (ii) any Borrower Party may create direct Foreign Subsidiaries so long as such Borrower Party and such Foreign Subsidiaries, as applicable, comply with Section 6.21.

         Section 8.8 Ratio of Total Debt to EBITDA. The Borrower Parties shall not permit (a) as of the last day of the fiscal month ended closest to June 30, 2003, and each fiscal month end thereafter through the fiscal month ended closest to April 30, 2005, and (b) as of each fiscal quarter end after April 30, 2005, the ratio of Total Debt to EBITDA for the immediately preceding twelve-month period ending with such fiscal month or fiscal quarter, as applicable, to be greater than the amount hereinbelow specified for such period:

                          Period:                                       Total Debt/EBITDA Ratio:
                          -------                                       ------------------------
Fiscal month ended closest to June 30, 2003 through
December 31, 2003                                                             4.50 to 1.00

Fiscal month ended closest to January 31, 2004 through
April 30, 2004                                                                5.25 to 1.00

Fiscal month ended closest to May 31, 2004 through
December 31, 2004                                                             4.25 to 1.00

Fiscal month ended closest to January 31, 2005 through
April 30, 2005                                                                4.75 to 1.00

Fiscal quarter ended closest to May 31, 2005 and each
fiscal quarter thereafter                                                     4.00 to 1.00

         Section 8.9 Fixed Charge Coverage Ratio. The Borrower Parties shall not permit for the fiscal quarter ended closest to August 31, 2003, and for each fiscal quarter end thereafter, the Fixed Charge Coverage Ratio for the immediately preceding four (4) fiscal quarter period to be less than the amount hereinbelow specified for such period:

    Quarters Ending Closest To:                               Ratio:
    ---------------------------                               ------
August 31, 2003 through May 31, 2005                      1.20 to 1.00

August 31, 2005 and thereafter                            1.25 to 1.00

         Section 8.10 Capital Expenditures. The Borrower Parties shall not, nor shall they permit their Subsidiaries to, make or incur in the aggregate any Capital Expenditures in any fiscal year in excess of $22,500,000; provided, however, that in the event that the Borrower Parties make Capital Expenditures less than such amounts in any fiscal year, up to $10,000,000 of the unused available Capital Expenditures amount may be carried forward to increase the Capital Expenditures limitation for the next succeeding fiscal year.

         Section 8.11 Limitation on Leases. The Borrower Parties shall not, and shall not permit their Subsidiaries to, create, incur, assume or suffer to exist, any obligation for the payment of rent or hire for property or assets of any kind whatsoever, whether real or personal, under leases or lease agreements (other than Capitalized Lease Obligations) which would cause the aggregate amount of all such payments made by the Borrower Parties pursuant to such lease or lease agreements during any fiscal year to be increased from the amount of all of such payments made by the Borrower Parties in the prior fiscal year by more than the amount set forth below:

Fiscal Year Ending Closest To:                Maximum Increase:
-----------------------------                 ----------------
         May 31, 2004                             $6,000,000

         May 31, 2005                             $6,500,000

         May 31, 2006                             $6,500,000

 May 31, 2007 and thereafter                      $7,000,000

provided, however, that in the event that such lease payments increase by an amount less than such amount set forth in the table above in any fiscal year, up to fifty percent (50%) of the unused increase amount may be carried forward to increase the limitation for increases in lease payments for the next succeeding fiscal year.

         Section 8.12 Sales and Leasebacks. No Borrower Party shall, or shall permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, with any third party whereby such Borrower Party shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and whereby such Borrower Party or such Subsidiary shall then or thereafter rent or lease as lessee such property or any part thereof or other property which such Borrower Party or such Subsidiary intends to use for substantially the same purpose or purposes as the property sold or transferred which would result in the sale or transfer of assets of the Borrower Parties and their Subsidiaries in an aggregate amount exceeding $15,000,000 during the term of the Agreement.

         Section 8.13 Amendment and Waiver. No Borrower Party shall, or shall permit any of its Subsidiaries to, enter into any amendment of or supplement to, or agree to or accept any waiver, which would adversely affect the rights of such Borrower Party or Subsidiary, or the Lender Group, or any of them, of (a) its articles or certificate of incorporation or formation, by-laws or other governing documents, (b) the Indenture or any of the other Senior Notes Documents, (c) the Earnout Subordination Agreement or (d) the Acquisition Documents.

         Section 8.14 ERISA Liability. No Borrower Party shall fail to meet all of the applicable minimum funding requirements of ERISA and the Code, without regard to any waivers thereof, and, to the extent that the assets of any of their Plans would be less (by $1,000,000 or more) than an amount sufficient to provide all accrued benefits payable

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

under such Plans, the Borrower Parties shall make the maximum deductible contributions allowable under the Code (based on the Borrowers' current actuarial assumptions). No Borrower Party shall become a participant in any Multiemployer Plan.

         Section 8.15 Prepayments. No Borrower Party shall, or shall permit any of its Subsidiaries to, prepay, redeem, defease or purchase in any manner, or deposit or set aside funds for the purpose of any of the foregoing, make any payment in respect of principal of, or make any payment in respect of interest on, (a) any Indebtedness (other than Indebtedness under the Earnout Agreement), except the Borrowers may (i) make regularly scheduled payments of principal or interest required in accordance with the terms of the instruments governing any Indebtedness permitted hereunder, and (ii) make payments, including prepayments permitted or required hereunder, (x) with respect to the Obligations and (y) as expressly permitted by Section 8.4(b), or (b) the Indebtedness under the Earnout Agreement except to the extent permitted by the Earnout Subordination Agreement.

         Section 8.16 Negative Pledge. No Borrower Party shall, or shall permit any of its Subsidiaries to, directly or indirectly, enter into any agreement (other than the Loan Documents) with any Person that prohibits or restricts or limits the ability of any Borrower Party or Subsidiary to create, incur, pledge, or suffer to exist any Lien upon any of its respective assets except as set forth in the Indenture as in effect on the Agreement Date or as amended hereafter in accordance with Section 8.13 hereof, or restricts the ability of any Subsidiary of the Borrowers to pay Dividends to the Borrowers.

         Section 8.17 Inconsistent Agreements. No Borrower Party shall, or shall permit any of its Subsidiaries to, enter into any contract or agreement which would violate the terms hereof or any other Loan Document.

                                   ARTICLE 9.

                                    DEFAULT

         Section 9.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:

         (a) Any representation or warranty made under this Agreement or in any Security Document or in any Hedge Agreement shall prove incorrect or misleading in any material respect when made or deemed to have been made pursuant to Section 5.4;

         (b) (i) Any payment of any principal hereunder, or any reimbursement obligations with respect to any Letter of Credit shall not be received by the Administrative Agent on the date such payment is due, or (ii) any payment of any interest

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

hereunder or any fees payable hereunder or under the other Loan Documents shall not be received by the Administrative Agent within one (1) Business Day from the date on which such payment is due;

         (c) Any Borrower Party shall default in the performance or observance of any agreement or covenant contained in Section 2.12, 6.1, 6.5, 6.7, 6.15 or 6.21 or in Article 7 or Article 8 or shall default in the performance or observance of any material covenant in any Security Document (including, without limitation, any covenant as to the perfection of the Administrative Agent's security interest in the Collateral);

         (d) Any Borrower Party shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 9.1, and such default, if curable, shall not be cured to the Majority Lenders' satisfaction within the earlier of (i) a period of twenty (20) days from the date that such Borrower Party knew or should have known of the occurrence of such default, or (ii) a period of twenty (20) days after written notice of such default is given to such Borrower Party;

         (e) There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the other Loan Documents or any Hedge Agreement (other than this Agreement or the Security Documents or as otherwise provided in this
Section 9.1) which shall not be cured to the Majority Lenders' satisfaction within the applicable cure period, if any, provided for in such Loan Document, or, if there is no applicable cure period set forth in such Loan Document, within the earlier of (i) a period of twenty (20) days from the date that any Borrower Party knew of the occurrence of such default, or (ii) a period of twenty (20) days after written notice of such default is given to the Borrower Parties;

         (f)      There shall occur any Change of Control;

         (g) (i) There shall be entered a decree or order for relief in respect of any Borrower Party or any Subsidiary of Borrower Party under the Bankruptcy Code, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of any Borrower Party or any Subsidiary of Borrower Party or of any substantial part of its properties, or ordering the winding-up or liquidation of the affairs of any Borrower Party, or
(ii) an involuntary petition shall be filed against any Borrower Party or any Subsidiary of Borrower Party and a temporary stay entered and (A) such petition and stay shall not be diligently contested, or (B) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days;

         (h) Any Borrower Party or any Subsidiary of Borrower Party shall commence an Insolvency Proceeding, or a Borrower Party or any Subsidiary of Borrower Party shall consent to the institution of an Insolvency Proceeding or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of such Borrower Party or any Subsidiary of Borrower Party or of any substantial part of its properties, or any Borrower Party or any Subsidiary of Borrower Party shall fail generally to pay their respective debts as they become due, or any Borrower Party or any Subsidiary of Borrower Party shall take any action in furtherance of any such action;

         (i) A final judgment (other than a money judgment or judgments fully covered (except for customary deductibles or copayments not to exceed $7,500,000 in the aggregate) by insurance as to which the insurance company has acknowledged coverage) shall be entered by any court against any Borrower Party or any Subsidiary of a Borrower Party for the payment of money which exceeds $7,500,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of any Borrower Party or any Subsidiary of a Borrower Party pursuant to a final judgment which, together with all other such property of any Borrower Party or any Subsidiary of a Borrower Party, as applicable, subject to other such process, exceeds in value $7,500,000 in the aggregate, and if, within thirty (30) days after the entry, issue, or levy thereof, such judgment, warrant, or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant, or process shall not have been paid or discharged;

         (j) (i) There shall be at any time any "accumulated funding deficiency," as defined in Section 3.02 of ERISA or in Section 412 of the Code, with respect to any Plan maintained by any Borrower Party or any ERISA Affiliate of a Borrower Party, or to which any Borrower Party or any of its ERISA Affiliates has any liabilities, or any trust created thereunder; or (ii) a trustee shall be appointed by a United States District Court to administer any such Plan; or (iii) the PBGC shall institute proceedings to terminate any such Plan; or (iv) any Borrower Party or any ERISA Affiliate of any Borrower Party shall incur any liability to the PBGC in connection with the termination of any such Plan; or (v) any Plan or trust created under any Plan of any Borrower Party or any ERISA Affiliate of any Borrower Party shall engage in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to any material tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code; or (vi) any Borrower Party or any ERISA Affiliate of any Borrower Party shall enter into or become obligated to contribute to a Multiemployer Plan in an aggregate amount which, together with any liabilities in any of the foregoing clauses (i), (ii),
(iii) (iv) or (v) of this Section 9.1(j) is in excess of $7,500,000;

         (k) There shall occur any default (after the expiration of any applicable cure period) under the Senior Notes Documents, the Earnout Agreement (other than arising as a result of a payment block pursuant to the Earnout Subordination Agreement) or any other indenture, agreement, or instrument evidencing Indebtedness of any Borrower Party or any Subsidiary of a Borrower Party in an aggregate principal amount exceeding $5,000,000 (determined singly or in the aggregate with other Indebtedness);

         (l) All or any portion of any Loan Document or of any Hedge Agreement shall at any time and for any reason be declared to be null and void, or a proceeding shall be commenced by any Borrower Party or any Affiliate thereof, or by any governmental authority having jurisdiction over any Borrower Party any Affiliate of any Borrower Party, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Borrower Party or any Affiliate of a Borrower Party shall deny that it has any liability or obligation for the payment of any Obligation purported to be created under any Loan Document or any Hedge Agreement;

         (m) There shall occur any default by any party under the Acquisition Agreement or any other document or instrument delivered in connection therewith (other than the Earnout Agreement), or any such document shall cease to be in full force and effect (except pursuant to its terms) or shall be declared null and void, or any party thereto shall deny it has any further liability or obligation thereunder (except pursuant to its terms), which in any such case could reasonably be expected to expose the Parent to a claim, loss or liability in an aggregate amount in excess of $7,500,000; or

         (n) The Acquisition shall not have become effective on the Agreement Date.

         Section 9.2 Remedies. If an Event of Default shall have occurred and shall be continuing, in addition to the rights and remedies set forth elsewhere in this Agreement and the Loan Documents and in any Hedge Agreements:

         (a) With the exception of an Event of Default specified in Section 9.1(g) or (h), the Administrative Agent, at the direction of the Majority Lenders, shall (i) terminate the Revolving Loan Commitments and the Letter of Credit Commitment, or (ii) declare the principal of and interest on the Loans and all other Obligations (other than any obligations as existing from time to time of any Borrower Party to the Administrative Agent (or an affiliate of the Administrative Agent) or any Lender (or an affiliate of a Lender) arising from or in connection with any Hedge Agreements) to be forthwith due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in any Revolving Loan Notes to the contrary notwithstanding, or both.

         (b) Upon the occurrence and continuance of an Event of Default specified in Sections 9.1(g) or (h), such principal, interest, and other Obligations (other than any obligations as existing from time to time of any Borrower Party to the Administrative Agent (or an affiliate of the Administrative Agent) arising from or in connection with any Hedge Agreements) shall thereupon and concurrently therewith become due and payable, and the Revolving Loan Commitments and the Letter of Credit Commitment, shall forthwith terminate, all without any action by the Lender Group, or any of them, or the

Majority Lenders and without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or in any Revolving Loan Notes to the contrary notwithstanding.

         (c) The Administrative Agent, with the concurrence of the Majority Lenders, shall exercise all of the post-default rights granted to it and to them under the Loan Documents or under Applicable Law. The Administrative Agent, for the benefit of the Lender Group, shall have the right to the appointment of a receiver for the Property of the Borrower Parties, and the Borrower Parties hereby consent to such rights and such appointment and hereby waive any objection the Borrower Parties may have thereto or the right to have a bond or other security posted by the Lender Group or any of them in connection therewith.

         (d) In regard to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of any acceleration of the Obligations pursuant to the provisions of this Section 9.2 or, upon the request of the Administrative Agent, after the occurrence of an Event of Default and prior to acceleration, the Borrowers shall promptly upon demand by the Administrative Agent deposit in a Letter of Credit Reserve Account opened by Administrative Agent for the benefit of the applicable Issuing Bank an amount equal to one hundred and five percent (105%) of the aggregate then undrawn and unexpired amount of such Letter of Credit Obligations. Amounts held in such Letter of Credit Reserve Account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations in the manner set forth in Section 2.11. Pending the application of such deposit to the payment of the Reimbursement Obligations, the Administrative Agent shall, to the extent reasonably practicable, invest such deposit in an interest bearing open account or similar available savings deposit account and all interest accrued thereon shall be held with such deposit as additional security for the Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied, and all other Obligations shall have been paid in full, the balance, if any, in such Letter of Credit Reserve Account shall be returned to the Borrowers. Except as expressly provided hereinabove, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrowers.

         (e) The rights and remedies of the Lender Group hereunder shall be cumulative, and not exclusive.

                                  ARTICLE 10.

                            THE ADMINISTRATIVE AGENT

         Section 10.1 Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Revolving Loans and in any Revolving Loan Notes irrevocably to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver each Loan Document to which the Administrative Agent is, or is required to be, a party. Neither the Administrative Agent nor any of its directors, officers, employees, or agents shall be liable for any action taken or omitted to be taken by it hereunder or in connection herewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction. Except as expressly otherwise provided in this Agreement, the Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Administrative Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base,
(b) the making of Agent Advances pursuant to Section 2.1(e), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

         Section 10.2 Interest Holders. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent under this Section 10.2, as the holder of all of the interests of such Lender in its Revolving Loans and in any Revolving Loan Notes issued to it until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

         Section 10.3 Consultation with Counsel. The Administrative Agent may consult with legal counsel selected by it and shall not be liable to any Lender or any Issuing Bank for any action taken or suffered by it in good faith in reliance on the advice of such counsel.

         Section 10.4 Documents. The Administrative Agent shall not be under any duty to examine, inquire into, or pass upon the validity, effectiveness, or genuineness of this Agreement, any Revolving Loan Note, or any instrument, document, or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective, and genuine, have been signed or sent by the proper parties, and are what they purport to be.

         Section 10.5 Administrative Agent and Affiliates. With respect to the Revolving Loan Commitment and Loans, the Administrative Agent shall have the same rights and powers hereunder as any other Lender, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of

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business with the Borrower Parties or any Affiliates of, or Persons doing business with, the Borrower Parties, as if it were not the Administrative Agent or affiliated with the Administrative Agent and without any obligation to account therefor. The Lenders and the Issuing Banks acknowledge that the Administrative Agent and its affiliates have other lending and investment relationships with the Borrower Parties and their Affiliates and in the future may enter into additional such relationships.

         Section 10.6 Responsibility of the Administrative Agent. The duties and obligations of the Administrative Agent under this Agreement are only those expressly set forth in this Agreement. The Administrative Agent shall be entitled to assume that no Default has occurred and is continuing unless it has actual knowledge, or has been notified by the any Borrower Party, of such fact, or has been notified by a Lender that such Lender considers that a Default or an Event of Default has occurred and is continuing, and such Lender shall specify in detail the nature thereof in writing. The Administrative Agent shall provide each Lender with copies of such documents received from any Borrower Party as such Lender may reasonably request.

         Section 10.7 Action by Administrative Agent.

         (a) The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent shall have been instructed by the Majority Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action, provided that the Administrative Agent shall not exercise any rights under Section 9.2(a) or 9.2(c) of this Agreement without the approval of the Majority Lenders. The Administrative Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances.

         (b) The Administrative Agent shall not be liable to the Lenders or the Issuing Banks or any of them in acting or refraining from acting under this Agreement in accordance with the instructions of the Majority Lenders (or all Lenders if required by Section 11.12), and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders and the Issuing Banks.

         Section 10.8 Notice of Default. In the event that the Administrative Agent or any Lender shall acquire actual knowledge, or shall have been notified in writing, of any Default, the Administrative Agent or such Lender shall promptly notify the Lenders and the Administrative Agent, and the Administrative Agent shall take such action and assert such rights under this Agreement as the Majority Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Default

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within ten (10) days after their receipt of the notice of any Default from the
Administrative Agent or any Lender, or shall request inconsistent action with respect to such Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 9) as it deems in its discretion to be advisable for the protection of the Lender Group, except that, if the Majority Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions.

         Section 10.9 Responsibility Disclaimed. The Administrative Agent shall not be under any liability or responsibility whatsoever as Administrative Agent:

         (a) To any Borrower Party or any other Person or entity as a consequence of any failure or delay in performance by or any breach by, any Lender or Lenders of any of its or their obligations under this Agreement;

         (b) To any Lender or Lenders, as a consequence of any failure or delay in performance by, or any breach by, any Borrower Party or any other obligor of any of its obligations under this Agreement or any Revolving Loan Notes or any other Loan Document; or

         (c) To any Lender or Lenders for any statements, representations, or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability, or sufficiency of this Agreement, any Revolving Loan Notes, any other Loan Document, or any other document contemplated by this Agreement.

         Section 10.10 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers) pro rata in accordance with their Revolving Commitment Ratios from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, investigations, costs, expenses (including fees and expenses of experts, agents, consultants, and counsel), or disbursements of any kind or nature (whether or not the Administrative Agent is a party to any such action, suit or investigation) whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent as determined by a final non-appealable order of a court of competent jurisdiction. This provision is for the benefit of the Administrative Agent and shall not in any way limit the obligations of the

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Borrower Parties under Section 6.18. The provisions of this Section 10.10 shall survive the termination of this Agreement.

         Section 10.11 Credit Decision. Each Lender represents and warrants to each other and to the Administrative Agent that:

         (a) In making its decision to enter into this Agreement and to make its Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower Parties and that it has made an independent credit judgment, and that it has not relied upon information provided by the Administrative Agent; and

         (b) So long as any portion of the Obligations remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower Parties.

         Section 10.12 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent (with the consent of the Borrowers if no Event of Default then exists). If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties, and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 10.12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

         Section 10.13 Administrative Agent May File Proofs of Claim. The Administrative Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents, financial advisors and counsel), the Lenders and the Issuing Banks allowed in any judicial proceedings relative to any Borrower Party, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property

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payable or deliverable on any such claims and any custodian in any such judicial proceedings is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due to the Administrative Agent for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents, financial advisors and counsel, and any other amounts due the Administrative Agent under Section 11.2. Nothing contained in this Agreement or the other Loan Documents shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting this Agreement, any Revolving Loan Notes, the Letters of Credit or the rights of any holder thereof, or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

         Section 10.14 Collateral. The Administrative Agent is hereby authorized to hold all Collateral pledged pursuant to any Loan Document and to act on behalf of the Lender Group, in its own capacity and through other agents appointed by it, under the Security Documents; provided, that the Administrative Agent shall not agree to the release of any Collateral except in accordance with the terms of this Agreement. The Lender Group acknowledges that the Loans, any Overadvances, all Obligations with respect to Bank Products Documents and all interest, fees and expenses hereunder constitute one Indebtedness, secured by all of the Collateral. The Administrative Agent hereby appoints each Lender and each Issuing Bank as its agent (and each Lender and Issuing Bank hereby accepts such appointment) for the purpose of perfecting the Administrative Agent's Liens in assets which, in accordance with the UCC, can be perfected by possession. Should any Lender or Issuing Bank obtain possession of any such Collateral, subject to the limitations set forth in the Block Account Agreements, promptly upon the Administrative Agent's request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent's instructions.

         Section 10.15 Release of Collateral.

         (a) Each Lender and each Issuing Bank hereby directs, in accordance with the terms of this Agreement, the Administrative Agent to release any Lien held by the Administrative Agent for the benefit of the Lender Group:

                  (i) against all of the Collateral, upon final and indefeasible payment in full of the Obligations and termination of this Agreement; or

                  (ii) against any part of the Collateral sold or disposed of by the Borrower Parties if such sale or disposition is permitted by
         Section 8.7 or is otherwise consented to by the requisite Lenders for such release as set forth in Section 11.12, as certified to the Administrative Agent by the Administrative

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         Borrower in a certificate of an Authorized Signatory of the
         Administrative Borrower.

         (b) Each Lender and each Issuing Bank hereby directs the Administrative Agent to execute and deliver or file or authorize the filing of such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.15 promptly upon the effectiveness of any such release. Upon request by the Administrative Agent at any time, the Lenders and the Issuing Banks will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 10.15.

         Section 10.16 Additional Agents. None of the Lenders or other entities identified on the facing page of this Agreement as an "Joint Lead Arranger", "Syndication Agent", "Co-Syndication Agent", or "Co-Documentation Agents" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those applicable to all Lenders as such; provided, however, that the Syndication Agent shall have certain rights under Sections 4.1 and 4.3 to approve certain documents delivered in connection with the closing of this Agreement. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other entities so identified in deciding to enter into this Agreement or any other Loan Document or in taking or not taking action hereunder or thereunder.

                                  ARTICLE 11.

                                 MISCELLANEOUS

         Section 11.1 Notices.

         (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given five (5) days after deposit in the mail, designated as certified mail, return receipt requested, post-prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when delivered to the telegraph office or sent out by telex or telecopy (or to the extent specifically permitted under Article 7 only, by electronic means) addressed to the party to which such notice is directed at its address determined as in this Section 11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

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                           (i)      If to any Borrower Party, to the
                           Administrative Borrower in care of such Borrower Party at:

                                    Oxford Industries, Inc.
                                    222 Piedmont Avenue
                                    Atlanta, Georgia 30308-3391
                                    Attn: Thomas C. Chubb, III
                                    Telecopy No.: (404) 653-1545
                                    with a copy to:

                                    King & Spalding LLP
                                    191 Peachtree Street, N.E.
                                    Atlanta, Georgia 30303-1763
                                    Attn: Russell B. Richards
                                    Telecopy No.: (404) 572-5100

                           (ii)     If to the Administrative Agent, to it at:

                                    SunTrust Bank
                                    303 Peachtree Street
                                    Atlanta, Georgia 30308
                                    Attn: Ken Bauchle
                                    Telecopy No.: (404) 575-2693
                                    Electronic Mail: ken.bauchle@suntrust.com

                                    with a copy to:

                                    SunTrust Robinson Humphrey, a
                                    division of SunTrust Capital Markets, Inc.
                                    303 Peachtree Street, 25th Floor
                                    Mail Code ATL 7662
                                    Atlanta, GA 30308
                                    Attn: Horst Kisch
                                          Director - Agency Services
                                    Telecopy No: (404) 724-3879
                                    Electronic Mail: horst.kisch@suntrust.com

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                                    with a copy to:

                                    Chris D. Molen, Esq.
                                    Paul, Hastings, Janofsky & Walker LLP
                                    600 Peachtree Street, N.E.
                                    Suite 2400
                                    Atlanta, Georgia 30308
                                    Telecopy No.: (404) 815-2424

                           (iii)    If to the Lenders, to them at the addresses
set forth on the signature pages of this Agreement.

                           (iv)     If to the Issuing Banks, at the addresses
set forth on the signature pages of this Agreement.

Copies shall be provided to Persons other than parties hereto only in the case of notices under Article 9.

         (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such change to the other parties.

         Section 11.2 Expenses. The Borrowers agree to promptly pay or reimburse:

         (a) All out-of-pocket expenses of the Administrative Agent and Syndication Agent in connection with the preparation, negotiation, execution, delivery and syndication of this Agreement and the other Loan Documents and any Bank Products, the transactions contemplated hereunder and thereunder, and the making of the initial Advance hereunder, including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent and the Syndication Agent, and allocated costs for services of internal counsel for the Administrative Agent and the Syndication Agent;

         (b) All out-of-pocket expenses of the Administrative Agent in connection with the administration of the transactions contemplated in this Agreement or the other Loan Documents or any Bank Products, and the preparation, negotiation, execution, and delivery of any waiver, amendment, or consent by the Lenders relating to this Agreement or the other Loan Documents or any Bank Products, including, but not limited to, (i) all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Administrative Agent, and the reasonably allocated costs and expenses of internal legal services of the Administrative Agent; (ii) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents or in respect of any Bank Products and the transactions contemplated thereby; (iii) costs and expenses of lien and title searches and title insurance; (iv) taxes, fees and other charges for recording any mortgages, filing financing statements and continuations, and other

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actions to perfect, protect, and continue the Administrative Agent's Liens
(including costs and expenses paid or incurred by the Administrative Agent in connection with the consummation of this Agreement); (v) sums paid or incurred to pay any amount or take any action required of the Borrower Parties under the Loan Documents or in respect of any Bank Products that the Borrower Parties fail to pay or take; (vi) costs of appraisals, inspections, and verifications of the Collateral and other due diligence, including reasonable out-of-pocket expenses for travel, lodging, and meals for inspections of the Collateral and the Borrower Parties' operations by the Administrative Agent plus the Administrative Agent's then generally-applicable and customary charge for field examinations and audits or any reappraisals and the preparation of reports thereof; and (vii) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Blocked Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral;

         (c) All out-of-pocket costs and expenses of the Administrative Agent in connection with any restructuring, refinancing, or "work out" of the transactions contemplated by this Agreement, and of obtaining performance under this Agreement or the other Loan Documents or in respect of any Hedge Agreements, and all out-of-pocket costs and expenses of collection of the Administrative Agent if default is made in the payment of the Obligations, which in each case shall include fees and out-of-pocket expenses of counsel for Administrative Agent, and the fees and out-of-pocket expenses of any experts of the Administrative Agent, or consultants of the Administrative Agent, including, in each case, but without in any way limiting the generality of the foregoing, allocated costs for service of internal counsel for the Administrative Agent. In addition to the foregoing, upon the occurrence and during the continuance of an Event of Default, the Borrower Parties shall reimburse the other members of the Lender Group for the out of pocket costs and expenses of one counsel for the Lender Group (in addition to the Administrative Agent's counsel referred to above); and

         (d) All taxes, assessments, general or special, and other charges levied on, or assessed, placed or made against any of the Collateral, any Revolving Notes or the Obligations.

         Section 11.3 Waivers. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Lender Group, or any of them, or the Majority Lenders in exercising any right shall operate as a waiver of such right. The Lender Group expressly reserves the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event the Lenders decide to fund a request for an Advance at a time when the Borrowers are not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further requests for Advances or preclude the Lenders from exercising any rights available to the Lenders under the Loan Documents

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or at law or equity. Any waiver or indulgence granted by the Lenders or by the
Majority Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Lenders are party, relating to the Borrowers.

         Section 11.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, except to the extent limited by Applicable Law, upon the occurrence of an Event of Default and during the continuation thereof, the Lenders and any subsequent holder or holders of the Obligations are hereby authorized by the Borrower Parties at any time or from time to time, without notice to any Borrower Party or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured, but not including any amounts held by the Administrative Agent or any of its Affiliates in any escrow account) and any other Indebtedness at any time held or owing by the Lenders or such holder to or for the credit or the account of any Borrower Party, against and on account of the obligations and liabilities of the Borrower Party, to the Lenders or such holder under this Agreement, any Revolving Loan Notes, and any other Loan Document, and any Bank Products Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, any Revolving Loan Notes, or any other Loan Document, or any Bank Products Documents, irrespective of whether or not (a) the Lenders or the holder of the Obligations shall have made any demand hereunder or
(b) the Lenders shall have declared the principal of and interest on the Loans and any Revolving Loan Notes and other amounts due hereunder to be due and payable as permitted by Section 9.2 and although said obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any Lender or by any subsequent holder of the Obligations shall be subject to the application of payments provisions of Article 2.

         Section 11.5 Assignment.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and

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assigns permitted hereby and, to the extent expressly contemplated hereby, the
Affiliates of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Loan Commitment and the Revolving Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Revolving Loan Commitment and the Revolving Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Revolving Loan Commitment, of the assigning Lender subject to each such assignment, (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Administrative Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), and (ii) the parties (but no Borrower Party) to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $1,000 (which fee shall not be required in the case of an assignment to an Affiliate of a member of the Lender Group), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.8(b), 2.9, 6.18, 12.3 and 12.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Loan Commitments of, and principal amount of the Revolving Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person

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whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may, without the consent of, or notice to, the Administrative Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Revolving Loan Commitment and/or the Revolving Loans owing to
it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers and the Lender Group shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 11.12(a)(i) that affects such Participant. Subject to paragraph (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.8(b), 2.9, 6.18, 6.19(c) and 12.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.10(b) as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under Section 2.8(b) or Section 12.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Administrative Borrower's prior written consent. A Participant shall not be entitled to the benefits of Section 2.8(b) unless the Administrative Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.8(b) as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and (ii) in the case of any Lender that is a Fund, any pledge or assignment of all or any portion of such Lender's rights under this Agreement to any holders of obligations owed, or securities issued, by such Lender as security for such obligations or securities, or to any trustee for, or any other representative of, such holders, and this Section shall not apply to any such pledge or assignment of a security interest;

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provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         Section 11.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission shall be deemed an original signature hereto.

         Section 11.7 Governing Law. This Agreement and the Loan Documents shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof, except to the extent otherwise provided in the Loan Documents.

         Section 11.8 Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 11.9 Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

         Section 11.10 Source of Funds. Notwithstanding the use by the Lenders of the Base Rate and the Eurodollar Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrowers at interest rates tied to such reference rates.

         Section 11.11 Entire Agreement. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. Each Borrower represents and warrants to the Lender Group that it has read the provisions of this Section 11.11 and discussed the provisions of this
Section 11.11 and the rest of this Loan Agreement with counsel for such Borrower, and such Borrower acknowledges and agrees that the Lender Group is expressly relying upon such representations and warranties of such Borrower (as well as the other representations and warranties of such Borrower set forth in
Section 5.1) in entering into this Agreement.

         Section 11.12 Amendments and Waivers

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         (a)      Neither this Agreement, any other Loan Document nor any term hereof or thereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Majority Lenders, or in the case of Loan Documents executed by the Administrative Agent, signed by the Administrative Agent and approved by, Majority Lenders and, in the case of an amendment, also by the Borrowers, except that (i) the consent of each of the Lenders shall be required for (A) any sale or release of, or the subordination of the Administrative Agent's security interest in, any material Collateral except in conjunction with sales or transfers of Collateral permitted hereunder, or any release of any guarantor of the Obligations, (B) any extensions, postponements or delays of the Maturity Date, the scheduled date of payment of interest or principal or fees, or any reduction of principal (without a corresponding payment with respect thereto), or any reduction in the rate of interest or fees due to the Lenders hereunder or under any other Loan Document,
(C) any amendment of this Section 11.12 or of the definition of "Majority Lenders," or any other provision of the Loan Documents specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder; (D) any amendment increasing the Revolving Loan Commitments (it being understood and agreed that a waiver of any Default or a modification of any of the defined terms contained herein (other than those defined terms specifically addressed in this Section 11.12) shall not constitute a change in the terms of the Revolving Loan Commitment of any Lender); (E) any amendment to the definition of "Borrowing Base" other than a reduction in the percentages set forth in such definition;
(F) any amendment to the definitions of "Availability" or "Bank Products;" or
(G) any amendment to Section 2.11 of this Agreement, (ii) the consent of the Administrative Agent, the Majority Lenders and the Borrowers shall be required for any amendment to Article 10; (iii) the consent of the Issuing Banks, the Majority Lenders and the Borrowers shall be required for any amendment to
Section 2.15 and (iv) the consent of the Guarantors and the Majority Lenders shall be required for any amendment to Article 3; provided, however, the Administrative Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (i)(E) and (i)(F) above and any other terms of this Agreement, make Agent Advances in accordance with Section 2.1(e) and, provided further, that Schedule 1(b) hereto (Revolving Commitment Ratios) may be amended from time to time by the Administrative Agent alone to reflect assignments of Revolving Loan Commitments in accordance herewith.

         (b) Each Lender grants to the Administrative Agent the right to purchase all (but not less than all) of such Lender's Revolving Loan Commitment, Letter of Credit Commitment, the Loans and Letter of Credit Obligations owing to it and any Revolving Loan Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents at a price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and accrued but unpaid commitment fees and letter of credit fees owing to such Lender plus the amount necessary to cash collateralize any Letters of Credit issued by such Lender, which right may be exercised by the Administrative Agent if such Lender refuses to execute any

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amendment, waiver or consent which requires the written consent of all of the
Lenders and to which the Majority Lenders, the Administrative Agent and the Borrowers have agreed so long as such right is exercised within ninety (90) days of the date any approval for such amendment, waiver or consent was due. Each Lender agrees that if the Administrative Agent exercises its option hereunder, it shall promptly execute and deliver an Assignment and Assumption Agreement and other agreements and documentation necessary to effectuate such assignment. The Administrative Agent may assign its purchase rights hereunder to any assignee if such assignment complies with the requirements of Section 11.5(b).

         (c) If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Administrative Agent's election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

         Section 11.13 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Administrative Agent, each Issuing Bank and each Lender to enter into or maintain business relationships with the Borrowers, or any of their respective Affiliates, beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

         Section 11.14 Pronouns. The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

         Section 11.15 Disclosure. The Borrower Parties agree that the Administrative Agent shall have the right, with the consent of the Administrative Borrower, to issue press releases regarding the making of the Loans to the Borrowers pursuant to the terms of this Agreement.

         Section 11.16 Replacement of Lender. In the event that a Replacement Event (as defined below) occurs and is continuing with respect to any Lender, the Borrowers may designate another financial institution (such financial institution being herein called a "Replacement Lender") acceptable to the Administrative Agent, and which is not a Borrower or an Affiliate of the Borrowers, to assume such Lender's Revolving Loan Commitment hereunder, to purchase the Loans and participations of such Lender and such Lender's rights hereunder and (if such Lender is an Issuing Bank) to issue Letters of Credit in substitution for all outstanding Letters of Credit issued by such Lender, without recourse to or representation or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and accrued but unpaid commitment fees and letter of credit fees owing to such Lender, and upon such assumption, purchase and substitution, and subject to the execution and delivery to the Administrative Agent by the Replacement Lender of documentation satisfactory to the Administrative Agent (pursuant to which such Replacement Lender shall assume the obligations of such original Lender

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under this Agreement), the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder and such Lender shall no longer be a party hereto or have any rights hereunder provided that the obligations of the Borrowers to indemnify such Lender with respect to any event occurring or obligations arising before such replacement shall survive such replacement. "Replacement Event" means, with respect to any Lender, (a) the commencement of or the taking of possession by, a receiver, custodian, conservator, trustee or liquidator of such Lender, or the declaration by the appropriate regulatory authority that such Lender is insolvent or (b) the making of any claim by any Lender under Section 2.8(b), 12.3 or 12.5, unless the changing of the lending office by such Lender would obviate the need of such Lender to make future claims under such Sections.

         Section 11.17 Confidentiality. No member of the Lender Group shall disclose any Confidential Information to any other Person without the consent of the Administrative Borrower, other than (i) to such member of the Lender Group's Affiliates and their officers, directors, employees, agents and advisors, to other members of the Lender Group and, as contemplated by Section 11.5, to actual or prospective assignees and participants, and then only on a confidential basis, (ii) as required by any law, rule or regulation or judicial process, (iii) to any rating agency when required by it, provided, that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Borrower Parties received by it from such member of the Lender Group, (iv) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking, and (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder. Notwithstanding anything herein to the contrary, the members of the Lender Group (and their respective employees, representatives, or other agents) may disclose to any and all other Persons, without limitation of any kind, the tax treatment and tax structure of this Agreement and the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure. For the avoidance of doubt, no disclosure to any Person is permitted with respect to any aspect of this Agreement or the transactions contemplated hereby, to the extent such aspect does not relate to tax treatment or tax structure or except as otherwise permitted hereunder. The parties hereto hereby acknowledge and agree that none of the interest rates, fee amounts or other amounts set forth in such agreements relate to tax treatment or tax structure. The foregoing is intended to comply with the presumption set forth in Treasury Regulation Section 1.6011-4(b)(3)(iii) and should be interpreted in a manner consistent with such regulation.

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                                  ARTICLE 12.

                                YIELD PROTECTION

         Section 12.1 Eurodollar Rate Basis Determination. Notwithstanding anything contained herein which may be construed to the contrary, if with respect to any proposed Eurodollar Advance for any Eurodollar Advance Period, the Administrative Agent determines that deposits in Dollars (in the applicable amount) are not being offered by leading banks in the London interbank market for such Eurodollar Advance Period, the Administrative Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such situation no longer exist, the obligations of the Lenders to make Eurodollar Advances shall be suspended.

         Section 12.2 Illegality. If any change in Applicable Law, any change in the interpretation or administration of any Applicable Law by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any change in compliance with Applicable Law as a result of compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency after the Agreement Date, shall make it unlawful or impossible for any Lender to make, maintain, or fund its Eurodollar Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Administrative Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 12.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2, the Borrowers shall repay in full the then outstanding principal amount of each affected Eurodollar Advance of such Lender, together with accrued interest thereon, either (a) on the last day of the then current Eurodollar Advance Period applicable to such Eurodollar Advance if such Lender may lawfully continue to maintain and fund such Eurodollar Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such Eurodollar Advance to such day. Concurrently with repaying each affected Eurodollar Advance of such Lender, notwithstanding anything contained in Article 2, the Borrowers shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Revolving Loans held by such Lender shall equal the outstanding principal amount of such Revolving Loans immediately prior to such repayment.

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         Section 12.3 Increased Costs.

         (a) If any change in Applicable Law, any change in the interpretation or administration of any Applicable Law by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof or any change in compliance with Applicable Law as a result of any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency after the Agreement Date:

                           (i) Shall subject any Lender to any tax, duty, or other charge with respect to its obligation to make Eurodollar Advances, or its Eurodollar Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or in respect of any other amounts due under this Agreement in respect of its Eurodollar Advances or its obligation to make Eurodollar Advances (except for changes in the rate of tax on the overall net income of such Lender; or

                           (ii) Shall impose, modify, or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, assessment, or other requirement or condition against assets of, deposits (other than as described in Section 12.5) with or for the account of, or commitments or credit extended by any Lender, or shall impose on any Lender or the eurodollar interbank borrowing market any other condition affecting its obligation to make such Eurodollar Advances or its Eurodollar Advances; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any such Eurodollar Advances, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under any Revolving Loan Notes with respect thereto, and such increase is not given effect in the determination of the Eurodollar Rate then,

                           (iii) Shall subject any Issuing Bank or any Lender to any tax, duty or other charge with respect to the obligation to issue Letters of Credit, maintain Letters of Credit or participate in Letters of Credit, or shall change the basis of taxation of payments to any Issuing Bank or any Lender in respect of amounts drawn under Letters of Credit or in respect of any other amounts due under this Agreement in respect of Letters of Credit or the obligation of the Issuing Banks to issue Letters of Credit, maintain Letters of Credit or participate in Letters of Credit (except for changes in the rate of tax on the overall net income of such Issuing Bank); or

                           (iv) Shall impose, modify, or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, assessment, or other requirement or condition against assets of, deposits (other than as described in Section 12.5) with

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         or for the account of, or commitments or credit extended by any Issuing
         Bank, or shall impose on any Issuing Bank or Lender any other condition affecting the obligation to issue Letters of Credit, maintain Letters of Credit or participate in Letters of Credit; and the result of any of the foregoing is to increase the cost to such Issuing Bank or Lender of issuing, maintaining or participating in any such Letters of Credit or to reduce the amount of any sum received or receivable by the Issuing Bank or any Lender under this Agreement with respect thereto, promptly upon demand by such Lender or Issuing Bank or the Maturity Date, the Borrowers agree to pay, without duplication of amounts due under Section 2.8(b), to such Lender or Issuing Bank such additional amount or amounts as will compensate such Lender or Issuing Bank for such increased costs. Each Lender or such Issuing Bank will promptly notify the Borrowers and the Administrative Agent of any event of which it has knowledge, occurring after the Agreement Date, which will entitle such Lender or Issuing Bank to compensation pursuant to this Section 12.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender or Issuing Bank, be otherwise disadvantageous to such Lender or Issuing Bank.

         (b) A certificate of any Lender or Issuing Bank claiming compensation under this Section 12.3 and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, such Lender or Issuing Bank may use any reasonable averaging and attribution methods. If any Lender or Issuing Bank demands compensation under this Section 12.3, the Borrowers may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full the then outstanding affected Eurodollar Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.9. Concurrently with prepaying such Eurodollar Advances the Borrowers shall borrow a Base Rate Advance, or a Eurodollar Advance not so affected, from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Revolving Loans held by such Lender shall equal the outstanding principal amount of such Revolving Loans immediately prior to such prepayment.

         Section 12.4 Effect On Other Advances. If notice has been given pursuant to Section 12.1, 12.2 or 12.3 suspending the obligation of any Lender to make any Eurodollar Advance, or requiring Eurodollar Advances of any Lender to be repaid or prepaid, then, unless and until such Lender (or, in the case of Section 12.1, the Administrative Agent) notifies the Administrative Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as the Eurodollar Advances affected shall, at the option of the Borrowers, be made instead as Base Rate Advances.

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         Section 12.5 Capital Adequacy. If after the Agreement Date, any Lender or Issuing Bank (or any affiliate of the foregoing) shall have reasonably determined that the adoption of any applicable law, governmental rule, regulation or order regarding the capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or Issuing Bank (or any affiliate of the foregoing) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency (but only if such adoption, change, request or directive occurs after the Agreement Date), has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's (or any affiliate of the foregoing) capital as a consequence of such Lender's or Issuing Bank's Commitment or obligations hereunder to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or Issuing Bank's (or any affiliate of the foregoing) policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's or Issuing Bank's (or any affiliate of the foregoing) capital was fully utilized prior to such adoption, change or compliance), then, promptly upon demand by such Lender or Issuing Bank, the Borrowers shall immediately pay to such Lender or Issuing Bank such additional amounts as shall be sufficient to compensate such Lender or Issuing Bank for any such reduction actually suffered; provided, however, that there shall be no duplication of amounts paid to a Lender pursuant to this sentence and Section
12.3 hereof. A certificate of such Lender or Issuing Bank setting forth the amount to be paid to such Lender or Issuing Bank by the Borrowers as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive.

                                  ARTICLE 13.

          JURISDICTION, VENUE AND WAIVER OF JURY TRIAL; ADMINISTRATIVE
                    BORROWER; JOINT AND SEVERAL OBLIGATIONS

         Section 13.1 Jurisdiction and Service of Process. FOR PURPOSES OF ANY LEGAL ACTION OR PROCEEDING BROUGHT BY ANY MEMBER OF THE LENDER GROUP WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY BANK PRODUCT DOCUMENTS, EACH BORROWER PARTY HEREBY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. THE CONSENT TO JURISDICTION HEREIN SHALL NOT BE EXCLUSIVE. EACH BORROWER PARTY FURTHER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL TO SUCH BORROWER PARTY AT THE ADDRESS SET FORTH ABOVE, SUCH SERVICE TO BECOME EFFECTIVE THREE (3) BUSINESS DAYS AFTER SUCH MAILING. IN THE EVENT THAT,

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FOR ANY REASON, SERVICE OF LEGAL PROCESS CANNOT BE MADE IN THE MANNER DESCRIBED
ABOVE, SUCH SERVICE MAY BE MADE IN SUCH MANNER AS PERMITTED BY LAW.

         Section 13.2 Consent to Venue. EACH BORROWER PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION IT WOULD MAKE NOW OR HEREAFTER FOR THE LAYING OF VENUE OF ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK, NEW YORK, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         Section 13.3 Waiver of Jury Trial. EACH BORROWER PARTY AND EACH MEMBER OF THE LENDER GROUP TO THE EXTENT PERMITTED BY APPLICABLE LAW WAIVE, AND OTHERWISE AGREE NOT TO REQUEST, A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION, PROCEEDING OR COUNTERCLAIM OF ANY TYPE IN WHICH ANY BORROWER PARTY, ANY MEMBER OF THE LENDER GROUP, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY REVOLVING LOAN NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS ARTICLE 13.

         Section 13.4 The Administrative Borrower. Each Borrower hereby irrevocably appoints Oxford Industries, Inc., as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower"), which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed the Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide the Administrative Agent with all notices with respect to Revolving Loans, Swing Loans, Letters of Credit and Agent Advances obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Revolving Loans, Swing Loans, Letters of Credit and Agent Advances and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.

         Section 13.5 All Obligations to Constitute Joint and Several
Obligations.

         (a) All Obligations shall constitute joint and several obligations of the Borrowers and shall be secured by the Administrative Agent's Lien upon all of the Collateral, and by all other Liens heretofore, now or at any time hereafter granted by each Borrower to the Administrative Agent, for the benefit of the Lender Group, to the extent

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provided in the Loan Documents or Bank Product Documents under which such Lien arises. Each Borrower expressly represents and acknowledges that it is part of a common enterprise with the other Borrowers and that any financial accommodations by the Administrative Agent, and the other members of the Lender Group to any other Borrower hereunder and under the other Loan Documents and the Bank Product Documents are and will be of direct and indirect interest, benefit and advantage to all Borrowers. Each Borrower acknowledges that any Request for Advance, Notice of Conversion/Continuation or other notice or request given by the Administrative Borrower (including the Administrative Borrower) to the Administrative Agent shall bind all Borrowers, and that any notice given by the Administrative Agent or any other member of the Lender Group to any Borrower shall be effective with respect to all Borrowers. Each Borrower acknowledges and agrees that each Borrower shall be liable, on a joint and several basis, for all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any of the Loans or other extensions of credit or have had Letters of Credit issued hereunder or the amount of such Loans received, Letters of Credit issued or the manner in which the Administrative Agent or any other member of the Lender Group accounts among the Borrowers for such Loans, Letters of Credit or other extensions of credit on its books and records, and further acknowledges and agrees that Loans and other extensions of credit to any Borrower inure to the mutual benefit of all of the Borrowers and that the Administrative Agent and the other members of the Lender Group are relying on the joint and several liability of the Borrowers in extending the Loans and other financial accommodations hereunder. Each Borrower shall be entitled to subrogation and contribution rights from and against the other Borrowers to the extent any Borrower is required to pay to any member of the Lender Group any amount in excess of the Loans advanced directly to, or other Obligations incurred directly by, such Borrower or as otherwise available under Applicable Law; provided, however, that such subrogation and contribution rights are and shall be subject to the terms and conditions of this Section 13.5.

         (b) It is the intent of the Borrowers, the Administrative Agent and other members of the Lender Group and any other Person holding any of the Obligations that each Borrower's maximum obligations hereunder (such Borrower's "Maximum Borrower Liability") in any case or proceeding referred to below (but only in such a case or proceeding) shall not be in excess of:

                           (i) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code on or within one (1) year from the date on which any of the Obligations of such Borrower are incurred, the maximum amount that would not otherwise cause the Obligations of such Borrower hereunder (or any other Obligations of such Borrower to the Administrative Agent and other members of the Lender Group and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or

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         fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                           (ii) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code subsequent to one (1) year from the date on which any of the Obligations of such Borrower are incurred, the maximum amount that would not otherwise cause the Obligations of such Borrower hereunder (or any other Obligations of such Borrower to the Administrative Agent and other members of the Lender Group and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                           (iii) in a case or proceeding commenced by or against such Borrower under any law, statute or regulation other than the Bankruptcy Code relating to dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, reorganization or similar debtor relief from time to time in effect affecting the rights of creditors generally (collectively, "Other Debtor Relief Law"), the maximum amount that would not otherwise cause the Obligations of such Borrower hereunder (or any other Obligations of such Borrower to the Administrative Agent and other members of the Lender Group and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under such Other Debtor Relief Law, including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding. (The substantive state or federal laws under which the possible avoidance or unenforceability of the Obligations of any Borrower hereunder (or any other Obligations of such Borrower to the Administrative Agent and any other member of the Lender Group and any other Person holding any of the Obligations) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

Notwithstanding the foregoing, no provision of this Section 13.5(b) shall limit any Borrower's liability for Loans advanced directly or indirectly to it under this Agreement.

         (c) To the extent set forth in Section 13.5(b) hereof, but only to the extent that the Obligations of any Borrower hereunder, or the transfers made by such Borrower under any Loan Document or under any Bank Product Documents, would otherwise be subject to avoidance under any Avoidance Provisions if such Borrower is not deemed to have received valuable consideration, fair value, fair consideration or reasonably equivalent value for such transfers or obligations, or if such transfers or obligations of any Borrower hereunder would render such Borrower insolvent, or leave such Borrower with an unreasonably small capital or unreasonably small assets to conduct its business, or cause such Borrower to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the obligations of such Borrower are deemed to have been incurred and transfers made under such Avoidance Provisions, then the obligations of such Borrower hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Obligations of such Borrower hereunder (or any other Obligations of such Borrower to the Administrative Agent and any other member of the Lender Group or any other Person holding any of the Obligations), as so reduced, to be subject to avoidance under such Avoidance Provisions. This Section 13.5(c) is intended solely to preserve the rights hereunder of the Administrative Agent and other members of the Lender Group and any other Person holding any of the Obligations to the maximum extent that would not cause the obligations of the Borrowers hereunder to be subject to avoidance under any Avoidance Provisions, and none of the Borrowers nor any other Person shall have any right, defense, offset, or claim under this Section 13.5(c) as against the Administrative Agent and other members of the Lender Group or any other Person holding any of the Obligations that would not otherwise be available to such Person under the Avoidance Provisions.

         (d) Each Borrower agrees that the Obligations may at any time and from time to time exceed the Maximum Borrower Liability of such Borrower, and may exceed the aggregate Maximum Borrower Liability of all Borrowers hereunder, without impairing this Agreement or any provision contained herein or affecting the rights and remedies of the Lender Group hereunder.

         (e) In the event any Borrower (a "Funding Borrower") shall make any payment or payments under this Agreement or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations hereunder, each other Borrower (each, a "Contributing Borrower") shall contribute to such Funding Borrower an amount equal to such payment or payments made, or losses suffered, by such Funding Borrower determined as of the date on which such payment or loss was made multiplied by the ratio of (i) the Maximum Borrower Liability of such Contributing Borrower (without giving effect to any right to receive any contribution or other obligation to make any contribution hereunder), to (ii) the aggregate Maximum Borrower Liability of all Borrowers (including the Funding Borrowers) hereunder (without giving effect to any right to receive, or obligation to make, any contribution hereunder). Nothing in this Section 13.5(e) shall affect any Borrower's joint and several liability to the Lender Group for the entire amount of its Obligations. Each Borrower covenants and agrees that its right to receive any contribution hereunder from a Contributing Borrower shall be subordinate and junior in right of payment to all obligations of the Borrowers to the Lender Group hereunder.

         (f) No Borrower will exercise any rights that it may acquire by way of subrogation hereunder or under any other Loan Document or any Bank Product Document or at law by any payment made hereunder or otherwise, nor shall any Borrower seek or be entitled to seek any contribution or reimbursement from any other

Borrower in respect of payments made by such Borrower hereunder or under any other Loan Document or under any Bank Product Document, until all amounts owing to the Lender Group on account of the Obligations are paid in full in cash (or, with respect to Letters of Credit, are either cash collateralized or supported by a letter of credit acceptable to the Administrative Agent in an amount equal to 105% of the face amount of the outstanding Letters of Credit) and the Revolving Loan Commitments are terminated. If any amounts shall be paid to any Borrower on account of such subrogation or contribution rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Borrower in trust for the Lender Group segregated from other funds of such Borrower, and shall, forthwith upon receipt by such Borrower, be turned over to the Administrative Agent in the exact form received by such Borrower (duly endorsed by such Borrower to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, as provided for herein.

         Section 13.6 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Borrower or any Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers or such Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers in Atlanta, Georgia, all as of the day and year first above written.

BORROWERS:                          OXFORD INDUSTRIES, INC., as a Borrower,

                                    By:____________________________________
                                             Name:_________________________
                                             Title:________________________

                                    Attest:________________________________
                                             Name:_________________________
                                             Title:________________________

                                    OXFORD SOUTH CAROLINA, INC., as a Borrower

                                    By:____________________________________
                                             Name:_________________________
                                             Title:________________________

                                    Attest:________________________________
                                             Name:_________________________
                                             Title:________________________

GUARANTORS:                         LIONSHEAD CLOTHING COMPANY, a Delaware
                                    corporation

                                    By:____________________________________
                                             Name:_________________________
                                             Title:________________________

                                    Attest:________________________________
                                             Name:_________________________
                                             Title:________________________

CREDIT AGREEMENT

                                    MERONA INDUSTRIES, INC., a Delaware
                                    corporation

                                    By:____________________________________
                                             Name:_________________________
                                             Title:________________________

                                    Attest:________________________________
                                             Name:_________________________
                                             Title:________________________

                                    OXFORD CARIBBEAN, INC., a Delaware
                                    corporation

                                    By:____________________________________
                                             Name:_________________________
                                             Title:________________________

                                    Attest:________________________________
                                             Name:_________________________
                                             Title:________________________

                                    OXFORD CLOTHING CORPORATION, a Georgia
                                    corporation

                                    By:____________________________________
                                             Name:_________________________
                                             Title:________________________

                                    Attest:________________________________
                                             Name:_________________________
                                             Title:________________________

CREDIT AGREEMENT

                                    OXFORD GARMENT, INC. a Delaware corporation

                                    By:____________________________________
                                             Name:_________________________
                                             Title:________________________

                                    Attest:________________________________
                                             Name:_________________________
                                             Title:________________________

                                    OXFORD INTERNATIONAL, INC., a Georgia
                                    corporation

                                    By:____________________________________
                                             Name:_________________________
                                             Title:________________________

                                    Attest:________________________________
                                             Name:_________________________
                                             Title:________________________

                                    OXFORD PRIVATE LIMITED OF DELAWARE, INC., a
                                    Delaware corporation

                                    By:____________________________________
                                             Name:_________________________
                                             Title:________________________

                                    Attest:________________________________
                                             Name:_________________________
                                             Title:________________________

CREDIT AGREEMENT

                                    PIEDMONT APPAREL CORPORATION, a Delaware corporation

                                    By:____________________________________
                                             Name:_________________________
                                             Title:________________________

                                    Attest:________________________________
                                             Name:_________________________
                                             Title:________________________

CREDIT AGREEMENT

LENDER GROUP:                       SUNTRUST BANK, as the Administrative Agent,
                                    an Issuing Bank and a Lender

                                    By:____________________________________
                                             Name:_________________________
                                             Title:________________________

CREDIT AGREEMENT

                                    MERRILL LYNCH CAPITAL, a division of Merrill
                                    Lynch Business Financial Services Inc., as
                                    Syndication Agent and as a Lender

                                    By:____________________________________
                                             Name:_________________________
                                             Title:________________________

                                    Credit Notice Address:

                                    Scott Van Duinen
                                    Assistant Vice President
                                    222 North LaSalle Street, 16th Floor
                                    Chicago, Illinois 60601
                                    Telephone No.: (312) 499-3139
                                    Telecopy No.: (312) 499-3245
                                    Email: svanduinen@exchange.ml.com

                                    Administrative/Operations Notice Address:

                                    Karen Evans
                                    Portfolio Analyst
                                    222 North LaSalle Street
                                    Chicago, Illinois 60601
                                    Telephone No.: (312) 499-6139
                                    Telecopy No.: (312) 499-3336
                                    Email: lhayes2@exchange.ml.com

CREDIT AGREEMENT

                                    BANK OF AMERICA, N.A., as a Lender and an
                                    Issuing Bank

                                    By:____________________________________
                                             Name:_________________________
                                             Title:________________________

                                    Credit Notice Address:

                                    Byron J. Turner III
                                    Vice President
                                    600 Peachtree Street, 5th Floor
                                    Atlanta, Georgia 30308
                                    Telephone No.: (404) 607-5380
                                    Telecopy No.: (404) 607-6437
                                    Email: byron.turner@bankofamerica.com

                                    Administrative/Operations Notice Address:

                                    Carrie Kellogg
                                    Control Analyst
                                    600 Peachtree Street, 5th Floor
                                    Atlanta, Georgia 30308
                                    Telephone No.: (404) 607-4326
                                    Telecopy No.: (404) 607-6341

CREDIT AGREEMENT

                                    FLEET CAPITAL CORPORATION, as a Lender

                                    By:____________________________________
                                             Name:_________________________
                                             Title:________________________

                                    Credit Notice Address:

                                    Christopher Nairne
                                    Vice President
                                    300 Galleria Parkway NW, Suite 800
                                    Atlanta, Georgia 30339
                                    Telephone No.: (770) 857-2922
                                    Telecopy No.: (770) 857-2947
                                    Email: christopher_nairne@fleetcapital.com

                                    Administrative/Operations Notice Address:

                                    Leslie Washington
                                    Loan Administrative Assistant
                                    6100 Fairview Road, Suite 200
                                    Charlotte, North Carolina 28210
                                    Telephone No.: (704) 553-6717
                                    Telecopy No.: (704) 553-6738
                                    Email: leslie_washington@fleetcapital.com

CREDIT AGREEMENT

                                    GENERAL ELECTRIC CAPITAL as a Lender

                                    By:____________________________________
                                             Name:_________________________
                                             Title:________________________

                                    Credit Notice Address:

                                    Carter Burton
                                    Associate
                                    1100 Abernathy Road, Suite 900
                                    Atlanta, Georgia 30328
                                    Telephone No.: (678) 320-8934
                                    Telecopy No.: (678) 320-8902
                                    Email: carter.burton@ge.com

                                    Administrative/Operations Notice Address:

                                    Frank Luzzi
                                    Portfolio Analyst
                                    201 High Ridge Road
                                    Stamford, Connecticut 06705
                                    Telephone No.: (203) 961-5286
                                    Telecopy No.: (203) 602-8345
                                    Email: frank.luzzi@gecapital.com

CREDIT AGREEMENT

                                    HSBC BUSINESS CREDIT (USA) INC., as a Lender

                                    By:____________________________________
                                             Name:_________________________
                                             Title:________________________

                                    Credit Notice Address:

                                    Dan Bueno
                                    Vice President
                                    452 Fifth Avenue, 19th Floor
                                    New York, New York 10018
                                    Telephone No.: (212) 525-2518
                                    Telecopy No.: (212) 525-2520
                                    Email: dan.r.bueno@us.hsbc.com

                                    Administrative/Operations Notice Address:

                                    Antoinette Starr
                                    Vice President
                                    1 HSBC Center
                                    Buffalo, New York 14203
                                    Telephone No.: (716) 841-6469
                                    Telecopy No.: (716) 841-5878
                                    Email: antoinette.starr@us.hsbc.com

CREDIT AGREEMENT

                                    J.P. MORGAN BUSINESS CREDIT CORP., as a
                                    Lender

                                    By:____________________________________
                                             Name:_________________________
                                             Title:________________________

                                    Credit Notice Address:

                                    Maryann E. Lewis
                                    Vice President
                                    1166 Avenue of the Americas
                                    New York, New York 10036
                                    Telephone No.: (212) 899-1231
                                    Telecopy No.: (212) 899-2929
                                    Email: maryann.e.lewis@jpmorgan.com

                                    Administrative/Operations Notice Address:

                                    Michelle Nugent
                                    Assistant Manager
                                    395 North Service Road
                                    Melville, New York 11747-3139
                                    Telephone No.: (631) 755-8436
                                    Telecopy No.: (631) 755-8452
                                    Email: michelle.nugent@chase.com

CREDIT AGREEMENT

                                    ORIX FINANCIAL SERVICES, INC., as a Lender

                                    By:____________________________________
                                             Name:_________________________
                                             Title:________________________

                                    Credit Notice Address:

                                    Dawn M. Dieter
                                    Vice President
                                    846 East Algonquin Road, Suite 101
                                    Schaumburg, Illinois 60173
                                    Telephone No.: (770) 970-8011
                                    Telecopy No.: (770) 970-8061
                                    Email: ddieter@orixfin.com

                                    Administrative/Operations Notice Address:

                                    Maria Melvin
                                    Collateral Analyst
                                    846 East Algonquin Road, Suite 101
                                    Schaumburg, Illinois 60173
                                    Telephone No.: (770) 970-8016
                                    Telecopy No.: (770) 970-8066
                                    Email: mmelvin@orixfin.com

CREDIT AGREEMENT

                                    SHANGHAI COMMERCIAL BANK LTD., as a Lender and an Issuing Bank

                                    By:____________________________________
                                             Name:_________________________
                                             Title:________________________

                                    Credit Notice Address:

                                    Timothy Chan
                                    Vice President and Manager
                                    125 East 56th Street
                                    New York, New York 10022
                                    Telephone No.: (212) 699-2800, Ext. 228
                                    Telecopy No.: (212) 699-2819
                                    Email: scbny@shacombank.com

                                    Administrative/Operations Notice Address:

                                    C. N. Wu
                                    Assistant Vice President
                                    125 East 56th Street
                                    New York, New York 10022
                                    Telephone No.: (212) 699-2800, Ext. 209
                                    Telecopy No.: (212) 699-2818
                                    Email: scbny@shacombank.com

CREDIT AGREEMENT

                                    SIEMENS FINANCIAL SERVICES, INC., as a
                                    Lender

                                    By:____________________________________
                                             Name:_________________________
                                             Title:________________________

                                    Credit Notice Address:

                                    James Tregillies
                                    Director and Relationship Manager
                                    200 Somerset Corp. Boulevard
                                    Bridgewater, New Jersey 08807-2843
                                    Telephone No.: (908) 575-4086
                                    Telecopy No.: (908) 575-4060
                                    Email: james.tregillies@siemens.com

                                    Administrative/Operations Notice Address:

                                    Robert Nadler
                                    Operations and Collateral Manager
                                    200 Somerset Corp. Boulevard
                                    Bridgewater, New Jersey 08807-2843
                                    Telephone No.: (908) 575-4078
                                    Telecopy No.: (908) 575-4060
                                    Email: robert.nadler@siemens.com

CREDIT AGREEMENT

                                    THE CIT GROUP/COMMERCIAL SERVICES, INC., as a Lender

                                    By:____________________________________
                                             Name:_________________________
                                             Title:________________________

                                    Credit Notice Address:

                                    Will Johannesen
                                    Vice President
                                    Two Wachovia Center
                                    301 South Tryon Street
                                    Charlotte, North Carolina 28202
                                    Telephone No.: (704) 339-2901
                                    Telecopy No.: (704) 339-2910
                                    Email: william.johannesen@cit.com

                                    Administrative/Operations Notice Address:

                                    Carlene Courtney
                                    Vice President
                                    Two Wachovia Center
                                    301 South Tryon Street
                                    Charlotte, North Carolina 28202
                                    Telephone No.: (704) 339-2264
                                    Telecopy No.: (704) 339-2290
                                    Email: carlene.courtney@cit.com

CREDIT AGREEMENT

                                    WACHOVIA BANK, NATIONAL ASSOCIATION, as a
                                    Lender

                                    By:____________________________________
                                             Name:_________________________
                                             Title:________________________

                                    Credit Notice Address:

                                    Monica Cole
                                    Vice President
                                    191 Peachtree Street
                                    Atlanta, Georgia 30303
                                    Telephone No.: (404) 332-4073
                                    Telecopy No.: (404) 332-6920
                                    Email: monica.cole@wachovia.com

                                    Administrative/Operations Notice Address:

                                    Betty Eberhardt
                                    Associate
                                    191 Peachtree Street
                                    Atlanta, Georgia 30303
                                    Telephone No.: (404) 332-6452
                                    Telecopy No.: (404) 332-6977
                                    Email: betty.eberhardt@wachovia.com

CREDIT AGREEMENT

                                    HSBC BANK U.S.A., as an Issuing Bank

                                    By:____________________________________
                                             Name:_________________________
                                             Title:________________________

                                    Notice Address:

                                    2 South Biscane Blvd.
                                    Suite 1920
                                    Miami, Florida 33131
                                    Attn: Mr. Jose Duarte
                                    Telephone No.: (305) 539-4946
                                    Telecopy No.: _____________
                                    Email: jose.Duarte@us.hsbc.com

CREDIT AGREEMENT

                               JOINDER AGREEMENT

                  Reference is made to that certain Credit Agreement dated as of June 13, 2003 by and among Oxford Industries, Inc., a Georgia corporation, and Oxford of South Carolina, Inc., a South Carolina corporation, as Borrowers, the Guarantors, the financial institutions party thereto from time to time as Lenders, the financial institutions party thereto from time to time as Issuing Banks, SunTrust Bank, as administrative agent for the Lender Group (the "Administrative Agent") and the Syndication Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.

         Pursuant to Section 4.4 of the Credit Agreement, Viewpoint International, Inc., a Delaware corporation (the "Target") is required to join the Credit Agreement as a direct obligor of the Obligations and become a Borrower and Borrower Party by executing and delivering to the Administrative Agent certain Loan Documents and Security Documents, including without limitation, this Joinder Agreement. Upon the execution and delivery of this Joinder Agreement by the Target, the Target shall become a direct obligor of the Obligations and become a Borrower and a Borrower Party under the Credit Agreement with the same force and effect as if originally named as a Borrower therein.

         The Target hereby agrees as follows:

                  1. In accordance with Section 4.4 of the Credit 'Borrower Party' under the Credit Agreement with the same force and effect as if originally named therein as a 'Borrower' and as a `Borrower Party' and the Target hereby agrees to all of the terms and provisions of the Credit Agreement applicable to it as a 'Borrower' and as a 'Borrower Party'. Each reference to a 'Borrower' and 'Borrower Party' in the Credit Agreement shall be deemed to include the Target. The Credit Agreement is incorporated herein by reference.

                  2. The Target represents and warrants to the Administrative Agent and the other members of the Lender Group that this Joinder Agreement has been duly executed and delivered by the Target and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  3. Delivery of a counterpart hereof by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

                  4. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.

                  5. THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                  6. This Joinder Agreement shall be considered a Loan Document for all purposes.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

JOINDER AGREEMENT

                                    VIEWPOINT INTERNATIONAL, INC.,
                                    a Delaware corporation

                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________

JOINDER AGREEMENT

                               GUARANTY SUPPLEMENT

         Reference is made to that certain Credit Agreement dated as of June 13, 2003 by and among Oxford Industries, Inc., a Georgia corporation, Oxford of South Carolina, Inc., a South Carolina corporation, and, immediately following the consummation of the Acquisition, Viewpoint International, Inc., a Delaware corporation (the "Borrowers"; and each a "Borrower"), the Subsidiaries of the Borrowers party thereto as Guarantors, the financial institutions party thereto from time to time as Lenders, the financial institutions party thereto from time to time as Issuing Banks, SunTrust Bank, as administrative agent for the Lender Group (the "Administrative Agent") and the Syndication Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.

         Pursuant to Section 4.4 of the Credit Agreement, each Domestic Subsidiary of the Target is required to join the Credit Agreement as a Guarantor of the Obligations and become a Borrower Party by executing and delivering to the Administrative Agent certain Loan Documents and Security Documents, including without limitation, this Guaranty Supplement. Upon the execution and delivery of this Guaranty Supplement by each Domestic Subsidiary, such Domestic Subsidiary shall become a Guarantor of the Obligations and become a Borrower Party under the Credit Agreement with the same force and effect as if originally named as a Guarantor therein.

         Each undersigned New Guarantor hereby agrees as follows:

                  7. In accordance with Section 4.4 of the Credit Agreement, such New Guarantor, by its signature below, becomes a `Guarantor' and a `Borrower Party' under the Credit Agreement with the same force and effect as if originally named therein as a `Guarantor' and as a `Borrower Party' and such New Guarantor hereby agrees to all of the terms and provisions of the Credit Agreement applicable to it as a `Guarantor' and as a `Borrower Party'. In furtherance of the foregoing, each New Guarantor, as security for the payment and performance in full of the Obligations, does hereby guarantee, subject to the limitations set forth in Section 3.1(g) of the Credit Agreement, to the Administrative Agent, for the benefit of the Lender Group, the full and prompt payment of the Obligations, including, without limitation, any interest therein (including, without limitation, interest, as provided in the Credit Agreement, accruing after the filing of a petition initiating any Insolvency Proceedings, whether or not such interest accrues or is recoverable against the Borrowers after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), plus reasonable attorneys' fees and expenses if the Obligations represented by the Credit Agreement are collected by law, through an attorney-at-law, or under advice therefrom. Each reference to a `Guarantor' and `Borrower Party' in the Credit Agreement shall be deemed to include each New Guarantor. The Credit Agreement is incorporated herein by reference.

                  8. Each New Guarantor represents and warrants to the Administrative Agent and the other members of the Lender Group that this Supplement has been duly executed and delivered by such New Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  9. This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

                  10. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.

                  11. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                  12. This Supplement shall be considered a Loan Document for all purposes.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

GUARANTY SUPPLEMENT

         IN WITNESS WHEREOF, each New Guarantor has duly executed this Supplement as of the day and year first above written.

NEW GUARANTORS:                         TOMMY BAHAMA R&R HOLDINGS, INC.,
                                        a Delaware corporation

                                        By:_____________________________
                                        Name:___________________________
                                        Title:__________________________

                                        TOMMY BAHAMA ALA MOANA LLC, a Delaware
                                        limited liability company,
                                        TOMMY BAHAMA BILTMORE, LLC, a Delaware
                                        limited liability company,
                                        TOMMY BAHAMA BIRMINGHAM, LLC, a Delaware limited liability company,
                                        TOMMY BAHAMA BOCA RATON, LLC, a Delaware limited liability company,
                                        TOMMY BAHAMA CAFE EMPORIUM, LLC, a
                                        Delaware limited liability company,
                                        TOMMY BAHAMA CHERRY CREEK, LLC, a
                                        Delaware limited liability company,
                                        TOMMY BAHAMA CHICAGO, LLC, a Delaware
                                        limited liability company,
                                        TOMMY BAHAMA CORAL GABLES, LLC, a
                                        Delaware limited liability company,
                                        TOMMY BAHAMA DESTIN, LLC, a Delaware
                                        limited liability company,
                                        TOMMY BAHAMA FARMERS MARKET, LLC, a
                                        Delaware limited liability company,
                                        TOMMY BAHAMA KANSAS CITY, LLC, a
                                        Delaware limited liability company,
                                        TOMMY BAHAMA LA JOLLA, LLC, a Delaware
                                        limited liability company,
                                        TOMMY BAHAMA LAS OLAS LLC, a Delaware
                                        limited liability company,
                                        TOMMY BAHAMA LAS VEGAS, LLC, a Delaware
                                        limited liability company,
                                        TOMMY BAHAMA LAS VEGAS FASHION SHOW,
                                        LLC, a Delaware limited liability
                                        company,
                                        TOMMY BAHAMA MANHATTAN VILLAGE, LLC, a
                                        Delaware limited liability company,

                                        TOMMY BAHAMA MAUNA LANI, LLC, a Delaware limited liability company,
                                        TOMMY BAHAMA MYRTLE BEACH, LLC, a
                                        Delaware limited liability company,
                                        TOMMY BAHAMA NEWPORT BEACH LLC, a
                                        Delaware limited liability company,
                                        TOMMY BAHAMA NORTH SCOTTSDALE, LLC, a
                                        Delaware limited liability company,
                                        TOMMY BAHAMA ORLANDO, LLC, a Delaware
                                        limited liability company,
                                        TOMMY BAHAMA PALM DESERT, LLC, a
                                        Delaware limited liability company,
                                        TOMMY BAHAMA PALO ALTO, LLC, a Delaware
                                        limited liability company,
                                        TOMMY BAHAMA PASADENA, LLC, a Delaware
                                        limited liability company,
                                        TOMMY BAHAMA PRIMM, LLC, a Delaware
                                        limited liability company,
                                        TOMMY BAHAMA SAN DIEGO FASHION VALLEY,
                                        LLC, a Delaware limited liability
                                        company,
                                        TOMMY BAHAMA SAN JOSE, LLC, a Delaware
                                        limited liability company,
                                        TOMMY BAHAMA SARASOTA, LLC, a Delaware
                                        limited liability company,
                                        TOMMY BAHAMA ST. AUGUSTINE, LLC, a
                                        Delaware limited liability company,
                                        TOMMY BAHAMA TAMPA, LLC, a Delaware
                                        limited liability company,
                                        TOMMY BAHAMA TUCSON, LLC, a Delaware
                                        limited liability company,
                                        TOMMY BAHAMA WAILEA, LLC, a Delaware
                                        limited liability company,
                                        TOMMY BAHAMA WALNUT CREEK, LLC, a
                                        Delaware limited liability company,
                                        TOMMY BAHAMA WEST PALM, LLC, a Delaware
                                        limited liability company,
                                        TOMMY BAHAMA WHALERS VILLAGE, LLC, a
                                        Delaware limited liability company,

GUARANTY SUPPLEMENT

                                        TOMMY BAHAMA WOODBURY COMMON, LLC,  a
                                        Delaware limited liability company,

                                        By: Tommy Bahama R&R Holdings, Inc., as
                                            sole member of each of the
                                            above-named limited liability
                                            companies

                                            By:_____________________________
                                            Name:___________________________
                                            Title:__________________________

                                        TOMMY BAHAMA R&R TEXAS, INC., a Texas
                                        corporation

                                        By:_________________________________
                                        Name:_______________________________
                                        Title:______________________________

                                        TOMMY BAHAMA AUSTIN, L.P., a Texas
                                        limited partnership,
                                        TOMMY BAHAMA DALLAS, L.P., a Texas
                                        limited partnership,

                                        By: TOMMY BAHAMA R&R TEXAS, INC., as
                                            general partner of each of the
                                            above-named limited partnerships

                                            By:_____________________________
                                            Name:___________________________
                                            Title:__________________________

GUARANTY SUPPLEMENT

                                  Schedule 1(b)

                           Revolving Commitment Ratios

I.       LOANS

                                           Revolving Loan
                                        Commitment Principal       Revolving Commitment
      Lender                                  Amount                      Ratio
      ------                                  ------                      -----
SunTrust Bank                              $   30,000,000               10.909091%

Merrill Lynch Capital (a
division of Merrill Lynch
Business Financial Services
Inc.)                                      $   30,000,000               10.909091%

The CIT Group/Commercial
Services, Inc.                             $   26,000,000                9.454545%

JPMorgan Chase Bank                        $   26,000,000                9.454545%

General Electric Capital
Corporation                                $   26,000,000                9.454545%

Fleet Capital Corporation                  $   26,000,000                9.454545%

Bank of America, N.A.                      $   26,000,000                9.454545%

Shanghai Commercial Bank Ltd.              $   26,000,000                9.454545%

Wachovia Bank, National
Association                                $   26,000,000                9.454545%

Orix Financial Services, Inc.              $   11,000,000               4.0000000%

HSBC Business Credit (USA) Inc.            $   11,000,000               4.0000000%

Siemens Financial Services, Inc.           $   11,000,000               4.0000000%

Totals                                     $  275,000,000                     100%

II.      LETTERS OF CREDIT

Issuing Banks                   Letter of Credit Commitment
-------------                   ----------------------------
SunTrust Bank                           $175,000,000

Bank of America, N.A.                   $175,000,000

Shanghai Commercial Bank Ltd.           $175,000,000

HSBC Bank U.S.A.                        $175,000,000